Exhibit 10.6

EXECUTION COPY

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”), dated as of December 7, 2010, is entered into by and among DTLR, INC., a Maryland corporation (“DTLR”), the other Borrowers (as hereinafter defined) party hereto, LEVTRAN ENTERPRISES HOLDING, INC., a Delaware corporation (“Parent”), as a guarantor, LEVTRAN ENTERPRISES ACQUISITION, INC., a Delaware corporation (“Levtran Acquisition”, and together with Parent and each other Person (as hereinafter defined) that guarantees all or any portion of the Obligations (as hereinafter defined) from time to time, each a “Guarantor” and collectively, “Guarantors”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, “Wells Fargo”), as administrative agent and collateral agent for itself, Documentation Agent, L/C Issuer and other Lender Parties (as such terms are hereinafter defined) (in such capacities, together with its successors and assigns, in such capacities, if any, “Agent”), GOLUB CAPITAL MANAGEMENT LLC, a Delaware limited liability company (in its individual capacity, “Golub”), as documentation agent for the Lender Parties (in such capacity, together with its successors and assigns, in such capacity, if any, “Documentation Agent”), Wells Fargo, as L/C Issuer (in such capacity, together with its such successors and assigns, if any, “L/C Issuer”), Wells Fargo Capital Finance, LLC and Golub as co-bookrunners (in such capacity, each a “Co-Bookrunner” and collectively, the “Co-Bookrunners”) and the Lenders from time to time parties hereto.

WHEREAS, the Credit Parties (as hereinafter defined), Golub and CapitalSource Finance LLC are parties to that certain Credit Agreement, dated as of October 20, 2005 (as amended, restated, supplements or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Credit Parties (as hereinafter defined) have requested (i) that the Revolving Lenders make available to Borrowers a revolving credit facility (including a letter of credit sub-facility) (the “Revolving Facility”) in a maximum amount not to exceed the Facility Cap (as hereinafter defined) in effect from time to time (the amount of which, initially, shall be $15,000,000), the proceeds of which shall be used by Borrowers to refinance amounts currently outstanding under Borrowers’ existing revolving loan, pay fees and expenses in connection with the transactions contemplated hereby and for other purposes permitted hereunder, (ii) that the Term Loan A Lenders make available to the Borrowers the Term Loan A in the aggregate principal amount of $20,000,000, the proceeds of which, in each case, shall be used by Borrowers (A) to refinance amounts currently outstanding under the Borrower’s existing revolving loan, the Term Loan B and the Term Loan C, (B) to refinance a portion of the Original Term Loan D (as defined below) on the Closing Date, and (C) to pay fees and expenses in connection with the transactions contemplated hereby and (D) for the other purposes permitted under, and otherwise in accordance with and subject to the terms of, this Agreement, and (iii) (A) that the Golub Term Loan D Lender makes a new Term Loan D under this Agreement the proceeds of which shall refinance the outstanding principal of the “Term Loan D” (as defined in the Existing Credit Agreement) (the “Original Term Loan D”) held by the Original Golub Term Loan D Lender (as hereinafter defined), and (B) that the Term Loan D Lenders (other the Golub Term Loan D Lender) exchange the remaining outstanding principal (together with accrued and unpaid interest and capitalized interest) of the Original Term Loan D for the new Term Loan D under this Agreement; and

WHEREAS, Revolving Lenders and the Term Loan Lenders are willing to make the Revolving Facility and the Term Loans available to Borrowers, in each case upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which hereby are acknowledged, the parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

For purposes of the Loan Documents (as hereinafter defined) (including, without limitation, all schedules, exhibits, annexes and attachments thereto), in addition to the definitions elsewhere in this Agreement and the other Loan Documents, the terms listed in Appendix A hereto shall have the respective meanings assigned to such terms in Appendix A hereto, which is incorporated herein and made a part hereof.  All capitalized terms used which are not specifically defined herein shall have the respective meanings assigned to them in Article 9 of the UCC (as hereinafter defined) to the extent the same are used or defined therein, provided that terms used herein that are defined in the UCC as in effect on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent and Documentation Agent may otherwise determine.  Unless otherwise specified in any Loan Document, this Agreement, any other Loan Document and any agreement or contract referred to herein or in Appendix A hereto shall mean such agreement or contract, as modified, amended, supplemented or restated and in effect from time to time, subject to any applicable restrictions set forth in such Loan Document.  Unless otherwise specified, as used in the Loan Documents or in any certificate, report, instrument or other document made or delivered pursuant to any of the Loan Documents, all accounting terms not defined in Appendix A hereto or elsewhere in this Agreement or any other Loan Document shall have the meanings assigned to such terms in and shall be interpreted in accordance with GAAP.  If any change in GAAP results in a change in the calculation of the financial covenants or interpretation of related provisions of this Agreement or any other Loan Document, then Parent, Agent, L/C Issuer, Documentation Agent and Lenders agree to amend such provisions of this Agreement so as to equitably reflect such changes in GAAP with the desired result that the criteria for evaluating the Credit Parties’ financial condition shall be the same after such change in GAAP as if such change had not been made, provided that, notwithstanding any other provision of this Agreement, the Requisite Lenders’ agreement to any amendment of such provisions shall be sufficient to bind all Lenders; and, provided further, until such time as the financial covenants and the related provisions of this Agreement have been amended in accordance with the terms of this paragraph, the calculations of financial covenants and the interpretation of any related provisions shall be calculated and interpreted in accordance with GAAP as in effect immediately prior to such change in GAAP.

Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in Dollars in full in cash or immediately available funds (or, in the case of contingent reimbursement obligations with respect to Letters of Credit and Bank Products (other than Swap Contracts), providing Cash Collateralization) of all of the Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Swap Contracts) other than (i) unasserted contingent indemnification Obligations, (ii) any Obligations relating to Bank Products (other than Swap Contracts) that, at such time, are allowed by the applicable Bank Product provider to remain outstanding without being required to be repaid or Cash Collateralized, and (iii) any Obligations relating to Swap Contracts that, at such time, are allowed by the applicable provider of such Swap Contracts to remain outstanding without being required to be repaid.

ARTICLE II.

CREDITS

Section 2.1.                                 Revolving Facility

(a)                                 Subject to the terms and conditions set forth in this Agreement, each Revolving Lender agrees to make available to Borrowers its Pro Rata Share of Advances under the Revolving Facility from time to time during the Term; provided, that (i) the Pro Rata Share of Advances of any Revolving Lender shall not at any time exceed such Revolving Lender’s Commitment under the Revolving Facility and (ii) the aggregate amount of all Advances at any time outstanding under the Revolving Facility shall not exceed the lesser of (x) the Facility Cap in effect at such time less the Letter of Credit Usage then in effect and (y) the Aggregate Borrowing Availability then in effect.  The obligations of the Revolving Lenders under the Revolving Facility shall be several, and not joint or joint and several.  The Revolving Facility is a revolving credit facility that may be drawn, repaid and redrawn from time to time as permitted under this Agreement.  Borrowers may not at any time increase, reduce or otherwise adjust the Facility Cap, except pursuant to, and in accordance with the terms of, Section 2.14 hereof.

(b)                                 The following are the Inventory Reserves and Availability Reserves as of the Closing Date:

(i)                                     Shrink Reserve (an Inventory Reserve): An amount equal to six tenths of one percent (0.6%) of the gross sales of the Borrowers from the date of the last physical inventory conducted by the Borrowers to date;

(ii)                                  Rent Reserve (an Availability Reserve) in an amount equal to two (2) month’s rent for each location in Virginia and each distribution center in Maryland;

(iii)                               Customer Deposits Reserve (an Availability Reserve): An amount equal to one hundred percent (100%) of the Customer Deposits;

(iv)                              a Reserve in respect of self-funded health insurance obligations (an Availability Reserve) in amount equal to the average amount of such obligations of the Borrowers per month over the last twelve Fiscal Months multiplied by two; and

(v)                                 Customer Credit Liabilities Reserve (an Availability Reserve): An amount equal to fifty percent (50%) of the Customer Credit Liabilities (other than with respect to Customer Credit Liabilities described in clause (c) of the definition thereof) as reflected in the Borrowers’ books and records.

(c)                                  Agent shall have the right, at any time and from time to time after the Closing Date in its Permitted Discretion to establish, modify or eliminate Reserves.  Such Reserves shall have the effect of reducing the amounts otherwise available to be disbursed to Borrowers under the Revolving Facility.

Section 2.2.                                 Term Loans

(a)                                 Subject to the terms and conditions set forth in this Agreement, each Term Loan A Lender agrees to loan to Borrowers on the Closing Date such Term Loan A Lender’s Pro Rata Share of the Term Loan A, which, in the aggregate for all Term Loan A Lenders, shall be in the original principal amount of Twenty Million Dollars ($20,000,000).  The Term Loan A is not a revolving credit facility and may not be drawn, repaid and redrawn and any repayments or prepayments of principal on the Term Loan A shall permanently reduce the Term Loan A.  The obligations of Term Loan A Lenders hereunder are several and not joint or joint and several.  Borrowers irrevocably authorize Agent and Term Loan A Lenders to disburse the proceeds of the Term Loan A on the Closing Date in accordance with the applicable Borrowing Certificate.

(b)                                 Prior to the date hereof, the Term Loan D Lenders made the Original Term Loan D in the original principal amount of Six Million Seven Hundred Eighty Seven Thousand Five Hundred Dollars ($6,787,500).  On the Closing Date, (i) a portion of the Original Term Loan D, in a principal amount equal to Two Million Nine Hundred Twenty Four Thousand Eight Hundred Seventy Four Dollars and Ninety Six Cents ($2,924,874.96) will be repaid (the “Original Term Loan D Payment Amount”) and (ii) the remaining outstanding principal balance (including interest capitalized as of the Closing Date) of the Original Term Loan D, after giving effect to the Original Term Loan D Payment Amount, is Seven Million Nine Hundred Forty Six Thousand Six Hundred Twenty Four Dollars and Fifty Five Cents ($7,946,624.55) (the “Closing Date Term Loan D Amount”).  On the Closing Date, (i) the Golub Term Loan D Lender shall loan to Borrowers an amount equal to the difference between (x) the outstanding principal of, and accrued and capitalized interest on, the Original Term Loan D held by the Original Golub Term Loan D Lender and (y)  the Original Golub Term Loan D Lender’s portion of the Original Term Loan D Payment Amount, which difference shall be in the original principal amount of Five Hundred Forty Eight Thousand Eight Hundred Dollars and Four Cents ($548,800.04) (the “Golub Closing Date Term Loan D Amount”), and (ii) each Term Loan D Lender (other than the Original Golub Term Loan D Lender) shall exchange its portion of the Closing Date Term Loan D Amount (other than the Golub Closing Date Term Loan D Amount) for the Term Loan D under this Agreement, in the principal amount of such Term Loan D Lender’s portion of the Closing Date Term Loan D Amount, which amounts shall be set forth next to each Term Loan D Lender’s name in Schedule A hereto.  The Term Loan D is not a revolving credit facility and may not be drawn, repaid and redrawn and any repayments or prepayments of principal on the Term Loan D shall permanently reduce the Term Loan D.  The obligations of Term Loan D Lenders hereunder are several and not joint or joint and several.

Section 2.3.                                 Letters of Credit

Subject to the terms and conditions set forth in this Agreement and on Appendix B hereto, Borrowers shall have the right to request, and the Revolving Lenders agree to incur, or purchase participations in, Letters of Credit in respect of Borrowers.

Section 2.4.                                 Evidence of Loans

(a)                                 Each Lender shall maintain, in accordance with its usual practice, electronic or written records evidencing the indebtedness and obligations to such Lender resulting from each Loan made by such Lender from time to time, including, without limitation, the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement (including any increases in principal of the Term Loan D resulting from the capitalization of PIK Interest).

(b)                                 Agent shall maintain electronic or written records in which it will record (i) the amount of each Loan made hereunder, the class and type of each Loan made and any applicable interest rate periods, (ii) the amount of any principal and/or interest due and payable and/or to become due and payable from Borrowers to each Lender hereunder and (iii) all amounts received by Agent hereunder from Borrowers and each Lender’s share thereof.

(c)                                  The entries in the electronic or written records maintained pursuant to Section 2.4(b) (the “Register”) shall be prima facie evidence of the existence and amounts of the obligations and indebtedness therein recorded; provided, however, that the failure of Agent to maintain such records or any error therein shall not in any manner affect the obligations of Borrowers to repay the Loans or other Obligations in accordance with their terms.  The Register shall be subject to the terms of Section 12.2(c).

(d)                                 Agent will account to Borrowers monthly with a statement of Advances under the Revolving Facility and any charges and payments made pursuant to this Agreement, and in the absence of demonstrable error, such accounting rendered by Agent shall be deemed final, binding and conclusive unless Agent is notified by Borrower Funds Administrator in writing to the contrary within thirty (30) calendar days of Receipt of such accounting, which notice shall be deemed an objection only to items specifically objected to therein.

(e)                                  Borrowers agree that:

(i)                                     upon written notice by Agent to any Borrower that a promissory note or other evidence of indebtedness is requested by Agent (for itself or on behalf of any Lender) to evidence the Loans and other Obligations owing or payable to, or to be made by, such Lender, Borrowers promptly shall (and in any event within five (5) Business Days of any such request) execute and deliver to Agent an appropriate promissory note or notes in form and substance reasonably satisfactory to Agent and Borrowers, payable to the order of such Lender in a principal amount equal to the amount of the Loans owing or payable o such Lender;

(ii)                                  all references to “Notes” in the Loan Documents shall mean Notes, if any, to the extent issued (and not returned to Borrowers for cancellation) hereunder, as the same may be amended, supplemented, modified, divided and/or restated and in effect from time to time;

(iii)                               upon Agent’s written request (for itself or on behalf of any Lender), and in any event within five (5) Business Days of any such request, Borrowers shall execute and deliver to Agent new Notes and/or split or divide the Notes, or any of them, in exchange for the then existing subject Notes, in such smaller amounts or denominations as Agent or such Lender shall specify; provided, that the aggregate principal amount of such new, split or divided Notes shall not exceed the aggregate principal amount of the Notes outstanding at the time such request is made; and provided, further, that such Notes that are replaced shall then be deemed no longer outstanding hereunder and replaced by such new Notes and returned to Borrowers within a reasonable period of time after Agent’s receipt of the replacement Notes; and

(iv)                              upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrowers will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

Section 2.5.                                 Interest

(a)                                 Subject to Section 2.5(c),

(i)                                     Each Advance that is a (A) Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the date made at a rate per annum equal to the Prime Rate plus the Applicable Margin for Prime Rate Loans for Advances in effect from time to time and (B) LIBOR Rate Loan shall bear interest on the outstanding principal amount thereof from the date made at a rate per annum equal to the Adjusted LIBOR Rate plus the Applicable Margin for LIBOR Rate Loans for Advances in effect from time to time.

(ii)                                  Any portion of the Term Loan A that is a (A) Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the date made at a rate per annum equal to the Prime Rate plus the Applicable Margin for Term Loan A in effect from time to time and (B) LIBOR Rate Loan shall bear interest on the outstanding principal amount thereof from the date made at a rate per annum equal to the Adjusted LIBOR Rate plus the Applicable Margin for Term Loan A in effect from time to time.

(iii)                               Borrowers shall pay interest payable-in-kind (“PIK Interest”) on the outstanding principal balance of the Term Loan D (including all capitalized PIK Interest thereon) at an annual rate equal to the Term Loan D PIK Rate, which PIK Interest shall accrue, be capitalized and be compounded and added to the principal balance of the Term Loan D and itself accrue interest under this Section 2.5(a)(iii).

(b)                                 Interest (other than PIK Interest) on each Loan under Section 2.5(a) shall be due and payable in cash in arrears on each Interest Payment Date and on the date of any prepayment of Loans pursuant to Section 2.8 and Section 2.9.  PIK Interest under Section 2.5(a)(iii) shall be capitalized, compounded and added to the principal balance of the Term Loan D on the first day of each calendar month (and on the date of any prepayment of the Term Loan D to the extent permitted pursuant to Section 2.8 and Section 2.9) (a “PIK Interest Payment Date”) and shall accrue interest thereafter while outstanding at the highest interest rate then in effect from time to time on the Term Loan D and, in any event if not fully paid earlier, on the Term Loan D Maturity Date (in the case of the Term Loan D).

(c)                                  Upon the occurrence and during the continuance of any Event of Default, at the election of either Agent or Documentation Agent, the Total Obligations shall bear interest at the Default Rate; provided, that, from and after the occurrence of any Event of Default under Article VIII(h) or (i), such increase shall be automatic without any notice.  In all such events, and notwithstanding the date on which application of the Default Rate is communicated to Borrowers, the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is waived in writing in accordance with the terms of this Agreement and shall be payable in cash upon demand; provided, that, solely with respect to the Term Loan D, prior to the Senior Facility Termination Date, (i) any interest accruing at the Default Rate and payable pursuant to this paragraph shall be capitalized, compounded and added to the principal balance of the Term Loan D and (ii) neither the Agent, the Documentation Agent or any Term Loan D Lender may make a demand for cash payment of such interest payable in respect of the Term Loan D pursuant to this paragraph.  None of Agent, Documentation Agent, L/C Issuer or other Lender Parties shall be required to (i) accelerate the maturity of the Loans, (ii) terminate any Commitment or (iii) exercise any other rights or remedies under the Loan Documents or applicable law in order to charge interest hereunder at the Default Rate.

(d)                                 Notwithstanding anything to the contrary herein, all Loans made on the Closing Date shall be Prime Rate Loans.  Thereafter all or any portion of the Loans may be converted into LIBOR Rate Loans in accordance with the terms of Section 2.7.

Section 2.6.                                 Procedures for Advances under the Revolving Facility

Each Advance under the Revolving Facility shall be made upon Borrower Funds Administrator’s irrevocable written notice to Agent requesting an Advance under the Revolving Facility in the form of a completed Borrowing Certificate, which Borrowing Certificate shall be delivered to Agent not later than 12:00 noon (New York City time) at least (x) one (1) but not more than four (4) Business Days prior to the proposed Business Day on which such requested Advance that is a Prime Rate Loan is to be made and (y) three (3) but not more than four (4) Business Days prior to the proposed Business Day on which such requested Advance that is a LIBOR Rate Loan is to be made (the “Borrowing Date”).  Each such completed Borrowing Certificate requesting an Advance under the Revolving Facility shall:

(a)                                 specify the proposed Borrowing Date of the requested Advance, which shall be a Business Day;

(b)                                 specify the principal amount of the requested Advance (which shall be in an aggregate minimum principal amount of $100,000 and integral multiples of $25,000 in excess thereof);

(c)                                  specify whether the requested Advance is requested to be a Prime Rate Loan or a LIBOR Rate Loan and, in the case of a LIBOR Rate Loan, the initial Interest Period with respect thereto; and

(d)                                 certify the matters contained in Section 4.2.

If Borrower Funds Administrator fails to make a specification of the type described in clause (c) above, then the applicable Advances shall be made as Prime Rate Loans.

If Borrower Funds Administrator requests an Advance of LIBOR Rate Loans in any such Borrowing Certificate, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

On each Borrowing Date, Borrowers irrevocably authorize Agent and Revolving Lenders to disburse the proceeds of the requested Advance to an account of Borrower Funds Administrator specified on Schedule 2.6 (which shall be subject to an Account Control Agreement) (or to such other account, if approved by Agent, as to which Borrower Funds Administrator shall instruct Agent in writing), for credit to Borrowers via Federal funds wire transfer no later than 3:00 p.m. (New York City time).  Anything herein contained to the contrary notwithstanding, Agent, L/C Issuer and other Lender Parties shall be entitled to rely upon the authority of any officer of Borrower Funds Administrator for communications with and instructions from Borrower Funds Administrator, including, without limitation, for purposes of this Section 2.6, until Agent has received written notice from Borrower Funds Administrator that such officer no longer has such authority.

Section 2.7.                                 LIBOR Option

(a)                                 In lieu of having interest charged at the rate based upon the Prime Rate, Borrowers shall have the option (the “LIBOR Option”) to have interest on all or a portion of the Loans be charged at a rate of interest based upon the Adjusted LIBOR Rate.  Interest on LIBOR Rate Loans shall be payable in accordance with Section 2.5(b).  On the last day of each applicable Interest Period, unless Borrowers properly have exercised the LIBOR Option with respect thereto pursuant to Section 2.7(b), the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Prime Rate Loans of the same type hereunder.  At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Loans bear interest at the Adjusted LIBOR Rate.

(b)                                 (i)                                     Borrowers may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (New York time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the “LIBOR Deadline”).  Notice of Borrowers’ election of the LIBOR Option for a permitted portion of the Loans and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice from Borrower Funds Administrator received by Agent before the LIBOR Deadline, or by telephonic notice from Borrower Funds Administrator received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (New York time) on the same day).  Promptly upon its receipt of each such LIBOR Notice (but in any event within one Business Day after Agent receives such LIBOR Notice), Agent shall provide a copy thereof to each of the Revolving Lenders (with respect to a LIBOR Notice relating to a Revolving Loan) and the Term Loan A Lenders (with respect to a LIBOR Notice relating to a Term Loan A), as the case may be.

(ii)                                  Each LIBOR Notice shall be irrevocable and binding on Borrowers and shall (i) specify the proposed date of borrowing, conversion or continuation of the requested Advance, which shall be a Business Day, (ii) specify the principal amount of the requested Advance to be borrowed, converted or continued (which shall be in an aggregate minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof or with respect to Term Loan A, may be in the entire outstanding principal amount of Term Loan A), (iii) specify the initial Interest Period with respect thereto, and (iv) certify the matters contained in Section 4.2.  If Borrower Funds Administrator requests a borrowing, conversion to or continuation of LIBOR Rate Loans in any such LIBOR Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  In connection with each LIBOR Rate Loan, Borrowers shall indemnify, defend, and hold Agent, Documentation Agent and Lenders harmless against any loss, cost, or expense incurred by Agent, Documentation Agent or any Lender as a result of (1) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default, acceleration of all or any portion of the Obligations, or otherwise) (2) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (3) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, “Funding Losses”).  Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent, Documentation Agent or such Lender to be the excess, if any, of (1) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (2) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent, Documentation Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market.  A certificate of Agent, Documentation Agent or a Lender delivered to Borrowers setting forth any amount or amounts that Agent, Documentation Agent or such Lender is entitled to receive pursuant to this Section 2.7 shall be conclusive absent manifest error.

(iii)                               Borrowers shall have not more than five (5) LIBOR Rate Loans in effect at any given time.

(c)                                  Borrowers may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Collateral in accordance with Section 9.2 or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, Borrowers shall indemnify, defend, and hold Agent, Documentation Agent and Lenders and their participants harmless against any and all Funding Losses in accordance with clause (b) above.

(d)                                 (i)                                     The LIBOR Rate shall be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income or withholding tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System of the United States, excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate.  In any such event, the affected Lender shall give Borrowers and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers may, by notice to such affected Lender (1) require such Lender to furnish to Borrowers a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (2) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

(ii)                                  In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Borrowers and Agent promptly shall transmit the notice to each other Lender and (1) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Loans that are Prime Rate Loans, and (2) Borrowers shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

(e)                                  Anything to the contrary contained herein notwithstanding, none of Agent, Documentation Agent or any Lender, or any of their participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate.  The provisions of this Section shall apply as if each Lender or its participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

Section 2.8.                                 Voluntary Prepayments

(a)                                 Subject to the terms of this Section 2.8 and Section 3.3, Borrowers may prepay to Agent, for the ratable benefit of the applicable Lenders, the outstanding principal amount of the Loans, in whole or in part, at any time.

(b)                                 If Borrowers elect to make any prepayment of the Term Loan A pursuant to this Section 2.8, Borrower Funds Administrator shall give irrevocable notice of such prepayment to Agent not less than three (3) Business Days prior to the date such prepayment is to be made, specifying (i) the date on which such prepayment is to be made, (ii) the amount of such prepayment, and (iii) the amount of the Prepayment Fee, if any, and accrued interest applicable to such prepayment.  Such notice shall be accompanied by a certificate of a Responsible Officer of Borrower Funds Administrator on behalf of Borrower Funds

Administrator stating that such payment is being made in compliance with this Section 2.8.  Such notice of prepayment shall be irrevocable and the aggregate principal amount of the Term Loan A so specified to be prepaid, together with accrued interest thereon and the applicable Prepayment Fee, if any, and any other amounts required to be paid in accordance with Section 2.7, if any, shall be due and payable on the prepayment date set forth in such notice.

(c)                                  Unless the terms of Section 9.2 otherwise apply, Borrowers may prepay all or a portion of the (i) Term Loan A in accordance with the terms of this Section 2.8 so long as (A) Excess Availability would be greater than or equal to $5,000,000 (without giving effect to any limitations resulting from the minimum Excess Availability covenant contained in paragraph 6 of Exhibit B-1) immediately after giving effect to such payment, (B) Borrowers provide projections to Agent, in form and substance reasonably satisfactory to Agent, demonstrating that Excess Availability shall be at least $5,000,000 (without giving effect to any limitations resulting from the minimum Excess Availability covenant contained in paragraph 6 of Exhibit B-1) at the end of each of the nine (9) consecutive months following such prepayment after giving pro forma effect to such prepayment, (C) no Default or Event of Default shall have occurred and is continuing as of the date of such prepayment or would result therefrom, and (D) Borrowers provide a certificate certified by a Responsible Officer of Parent certifying that the Fixed Charge Coverage Ratio, calculated (x) on a pro forma basis after giving effect to such prepayment as if such prepayment occurred on the first day of the four Fiscal Quarter period ended on or before the occurrence of such prepayment and (y) deducting all non-financed Capital Expenditures, is at least 1.25 to 1.00, together with supporting documentation in respect of such certification, in each case in form and substance reasonably satisfactory to Agent (“Term Loan Payment Conditions”); (ii) Term Loan D, so long as (A) the Term Loan Payment Conditions have been satisfied, (B) no Revolving Loans are outstanding at the time of and after giving effect to such prepayment, and (C) such prepayment is made (x) after both the calculation of Excess Cash Flow is made and any payment required to be made from Excess Cash Flow is made, in each case pursuant to Sections 2.9(e) and (g), and such payment is not in excess of 50% of such Excess Cash Flow and (y) with any Declined Prepayment Amount, at the time such payment would have been required to be made.

(d)                                 All prepayments made pursuant to this Section 2.8 shall be designated as a prepayment pursuant to this Section 2.8 on the applicable wire.  The amount of any partial prepayment of the principal balance of the Term Loan A shall not be less than $250,000 or, if in excess thereof, in integral multiples of $50,000 in excess thereof.  The amount of any partial prepayment of the principal balance of any Revolving Loan shall not be less than $100,000 or, if in excess thereof, in integral multiples of $100,000 in excess thereof.

Section 2.9.                                 Amortization Payments and Mandatory Prepayments

(a)                                 The outstanding principal of all Advances (and all other Obligations under or in respect of the Advances) shall be due and payable in full, if not earlier in accordance with this Agreement, on the Revolving Loan Maturity Date.

(b)                                 Unless the terms of Section 9.2 otherwise apply (it being understood that the following payments are still required to be made regardless of whether Section 9.2 applies, provided that if Section 9.2 applies, the payments described in this clause (b) shall be applied in accordance with Section 9.2 notwithstanding anything to the contrary),

(i)                                     The outstanding principal of the Term Loan A shall be repayable in consecutive quarterly installments each in an amount equal to $250,000, commencing on April 30, 2011, and on the last day of each Fiscal Quarter thereafter.

(ii)                                  In addition to any amounts due and payable pursuant to subclause (i) above, with respect to the Term Loan A, any remaining unpaid principal amount of the Term Loan A and all other Obligations under or in respect of the Term Loan A shall be due and payable in full, if not earlier in accordance with this Agreement, on the Term Loan A Maturity Date.

(c)                                  The principal amount of the Term Loan D (including principal of the Term Loan D resulting from the capitalization of PIK Interest) and all other Obligations under or in respect of the Term Loan D shall be due and payable in full on the Term Loan D Maturity Date.

(d)                                 If:

(i)                                     any Credit Party or any Subsidiary of any Credit Party, whether in a single transaction or a series of transactions, sells or transfers any Property (other than any Qualified Asset Sale);

(ii)                                  any Credit Party or any Subsidiary of any Credit Party, whether in a single transaction or a series of transactions, sells or issues any Capital Stock, including, without limitation, any sale or issuance of Capital Stock pursuant to a Public Offering (other than Capital Stock issued to (x) then existing stockholders of Parent, in which the proceeds from such issuance are used solely (1) for an Acquisition permitted by the Requisite Lenders or (2) to make Capital Expenditures permitted under this Agreement and (y) directors, officers and employees pursuant to any stock option plan or incentive stock purchase plan);

(iii)                               any Credit Party or any Subsidiary of any Credit Party, whether in a single transaction or a series of transactions, incurs any Indebtedness other than Permitted Indebtedness; or

(iv)                              any Credit Party or any Subsidiary of any Credit Party, whether in a single transaction or a series of transactions receives any Extraordinary Receipts;

then, upon the occurrence of any such event in clauses (i), (ii), (iii) and (iv) above, Borrowers shall immediately apply, or cause to be applied, one hundred percent (100%) of the Net Proceeds and Extraordinary Receipts thereof received by the Credit Parties and their Subsidiaries to the prepayment of the Loans (or otherwise prepay the Loans in an amount equal to one hundred percent (100%) of the Net Proceeds and Extraordinary Receipts thereof), in each case to the extent that the aggregate amount of Net Proceeds and Extraordinary Receipts received by the Credit Parties and their Subsidiaries (and not paid to Agent as a prepayment of the Loans) shall exceed for all such events $200,000 in the aggregate during any Fiscal Year of Parent (provided that the aggregate amount of Net Proceeds and Extraordinary Receipts not subject to prepayment pursuant to this clause (e) shall not exceed $500,000 in the aggregate during the term of this Agreement), which prepayment shall be applied thereto in accordance with Section 2.9(g).  Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing on the date such Person receives Net Proceeds in connection with any such sale or transfer in respect of the foregoing clause (i) or any Extraordinary Receipts of the type described in clauses (iii) or (v) of the definition of such term, such Net Proceeds and such Extraordinary Receipts (in an aggregate amount not to exceed $2,500,000 in any Fiscal Year, and in any event, in an aggregate amount not to exceed $3,000,000 during the term of this Agreement) received by such Person may, at the option of Borrowers, be reinvested in productive assets of a kind then used or usable in the Business, provided, that (x) until so applied, such Net Proceeds or Extraordinary Receipts, as the case may be, shall either be (1) deposited into a cash collateral account with a commercial bank designated by Agent (and when so deposited such Net Proceeds or Extraordinary Receipts, as the case may be, shall constitute Collateral for the Obligations then outstanding and shall remain in such cash collateral account until such Net Proceeds or Extraordinary Receipts, as the case may be, are applied in accordance with either of clauses (y) or (z) below) or (2) upon notification by Borrowers to Agent and Documentation Agent, applied to the Advances (and concurrently with such application to the Advances, Agent shall establish and maintain a corresponding Reserve against the Commitments under the Revolving Facility and an Availability Reserve against the Borrowing Base in the amount so applied, which Reserves shall be released at such time as Borrowers re-borrow funds in such amount to be used in accordance with either of clauses (y) or (z)(2) of this sentence), (y) such Net Proceeds or Extraordinary Receipts, as the case may be, must be applied and such reinvestment must occur within 180 days after the date of receipt thereof, and (z) upon (1) the occurrence and during the continuance of a Default or an Event of Default or (2) the expiration of such 180-day period, such Net Proceeds or Extraordinary Receipts, as the case may be, if not so applied, shall be applied to the prepayment of the Loans in accordance with Section 2.9(g), whereupon the Availability Reserve established under this Section 2.9(d) shall be released.

(e)                                  On the day of delivery to Agent and Documentation Agent of Parent’s annual audited financial statements in accordance with the terms of this Agreement, but in any event no later than the one hundred and twentieth (120th) day after the end of each Fiscal Year of Parent (commencing with the Fiscal Year of Parent ending January 28, 2012), Parent shall furnish to Agent and Documentation Agent a written calculation of Excess Cash Flow for such Fiscal Year and on such date shall pay to Agent, for the benefit of the Lender Parties, an amount equal to fifty percent (50%) of such Excess Cash Flow, for application to the Loans in accordance with Section 2.9(g)(iv); provided that if such financial statements have not been delivered within the time periods set forth above, and (i) if Parent has delivered to Agent and Documentation Agent a good faith reasonable estimate of Excess Cash Flow for such Fiscal Year as determined by Parent based on Parent’s monthly financial statements for the twelve month period corresponding to such Fiscal Year previously delivered to Agent, Documentation Agent and the Lenders in accordance with clause (a)(ii) of Exhibit C-1, then such estimate shall be the basis for such Excess Cash Flow payment and (ii) if Parent has not delivered to Agent and Documentation Agent such a good faith reasonable estimate of Excess Cash Flow for such Fiscal Year as determined by Parent in accordance with subclause (i) above, such Excess Cash Flow payment shall be determined by Agent and Documentation Agent based on Agent’s and Documentation Agent’s good faith reasonable estimate of Excess Cash Flow for such Fiscal Year in accordance with Agent’s and Documentation Agent’s review of Parent’s monthly financial statements for the twelve month period corresponding to such Fiscal Year previously delivered to Agent, Documentation Agent and Lenders in accordance with clause (a)(ii) of Exhibit C-1, and in either case such Excess Cash Flow payment shall be payable upon demand of Agent and Documentation Agent.  Upon delivery of the annual audited financial statements described above to Agent and Documentation Agent, if the actual Excess Cash Flow payment to which Agent, for the benefit of the Lender Parties, is entitled exceeds any payment estimated by Parent or by Agent and Documentation Agent, as the case may be, Borrowers shall pay Agent, for the benefit of the Lender Parties, an amount equal to the difference between the actual Excess Cash Flow payment required and the Excess Cash Flow payment estimated by Parent or by Agent and Documentation Agent, as the case may be, and paid to Agent (but Agent, Documentation Agent and other Lender Parties shall in no event be obligated to refund or adjust any estimated Excess Cash Flow payment which exceeds the actual Excess Cash Flow payment based on such annual audited financial statements).

(f)                                   Borrowers will immediately prepay the Advances under the Revolving Facility at any time when the aggregate principal amount of all Advances exceeds the lesser of (a) the Facility Cap in effect at such time less the Letter of Credit Usage in effect at such time and (b) the Aggregate Borrowing Availability in effect at such time (determined by reference to the Borrowing Base Certificate then most recently delivered to Agent in accordance with the terms hereof), to the full extent of any such excess, without the necessity of any notice or demand.  If at any time after Borrowers have complied with the first sentence of this Section 2.9(f), the aggregate Letter of Credit Usage is greater than lesser of (a) the Facility Cap in effect at such time and (b) the Borrowing Base in effect at such time (determined by reference to the Borrowing Base Certificate then most recently delivered to Agent in accordance with the terms hereof), Borrowers shall provide cash collateral to Agent in an amount equal to 105% of such excess, which cash collateral shall be deposited in an account subject to the sole and exclusive control of Agent and, provided that no Event of Default shall have occurred and be continuing, returned to Borrowers, at such time as the aggregate Letter of Credit Usage plus the aggregate principal amount of all outstanding Advances no longer exceeds the Facility Cap in effect at such time nor the Borrowing Base in effect at such time (determined by reference to the Borrowing Base Certificate then most recently delivered to Agent in accordance with the terms hereof).

(g)                                  Unless the terms of Section 9.2 otherwise apply, each prepayment pursuant to subsections (d)(i), (ii), (iii) and (iv) and (e) above shall be applied as follows:

(i)                                     if the proceeds are from any sale or other transfer of any Inventory or Accounts or any insurance policy or condemnation award with respect to Inventory or Accounts, such proceeds shall be applied first, to the outstanding principal amount of the Advances, until paid in full, second, if an Event of Default has occurred and is continuing, to cash collateralize the Letters of Credit in an amount equal to 105% of the Letter of Credit Usage in effect at such time, third, to the outstanding principal amount of the Term Loan A, until paid in full, and on and after the Senior Facility Termination Date, fourth, to the outstanding principal amount of the Term Loan D;

(ii)                                  subject to clause (iii) below, if the proceeds are from (A) the sale or other transfer of any other assets of the Parent or any of its Subsidiaries not described in clause (i) above or (B) any event set forth in (d)(ii), (d)(iii) or (d)(iv) above such proceeds (excluding the proceeds from any insurance policy or condemnation award with respect to Inventory or Accounts), shall be applied (x) if Excess Availability is greater than or equal to $4,000,000 (without giving effect to any limitations resulting from the minimum Excess Availability covenant contained in paragraph 6 of Exhibit B-1), first, to the outstanding principal amount of the Term Loan A, until paid in full, second, to the outstanding principal amount of the Advances, until paid in full, third, if an Event of Default has occurred and is continuing, to cash collateralize the Letters of Credit in an amount equal to 105% of the Letter of Credit Usage in effect at such time, until paid in full, and on and after the Senior Facility Termination Date, fourth, to the outstanding principal amount of the Term Loan D and (y) if Excess Availability is less than $4,000,000 (without giving effect to any limitations resulting from the minimum Excess Availability covenant contained in paragraph 6 of Exhibit B-1), first, to the outstanding principal amount of the Advances, until Excess Availability, after giving effect to such payment, equals $4,000,000, second, to the outstanding principal amount of the Term Loan A, until paid in full, third, to the remaining outstanding principal amount of the Advances until paid in full, fourth, if an Event of Default then exists, to cash collateralize the Letters of Credit in an amount equal to 105% of the Letter of Credit Usage in effect at such time, and if an Event of Default does not then exist, to the following clause “fifth”, fifth, on and after the Senior Facility Termination Date, to the outstanding principal amount of the Term Loan D;

(iii)                               if the proceeds are from a sale or other transfer of all or substantially all of the assets or Capital Stock of any Person or any insurance policy or condemnation award, which sale or other disposition or proceeds of insurance or condemnation awards includes both (A) Inventory or Credit Card Receivables and the proceeds thereof (including, without limitation, Accounts) and (B) other assets, such proceeds shall be applied as follows:

(1)                                 if Excess Availability is greater than or equal to $4,000,000 (without giving effect to any limitations resulting from the minimum Excess Availability covenant contained in paragraph 6 of Exhibit B-1), (A) an amount equal to the lesser of (i) the balance of the Revolving Facility and (ii) the sum of (x) the face amount of Credit Card Receivables multiplied by the Credit Card Advance Rate, plus (y) the Cost of such Inventory, net of Inventory Reserves, multiplied by the product of the Appraisal Percentage multiplied by the Appraised Value of Inventory (in each case determined at the time of such sale or other transfer or event resulting in such insurance proceeds), shall be applied, first, to the outstanding principal amount of the Advances, until paid in full, and second, if an Event of Default then exists, to cash collateralize the Letters of Credit in an amount equal to 105% of the Letter of Credit Usage in effect at such time, and if an Event of Default does not then exist, to the following clause (B), and (B) the remaining proceeds shall be applied, first, to the outstanding principal amount of the Term Loan A, until paid in full, second, to the outstanding principal amount of the Advances, until paid in full, third, to cash collateralize the Letters of Credit in an amount equal to 105% of the Letter of Credit Usage in effect at such time, and fourth, on and after the Senior Facility Termination Date, to the outstanding principal amount of the Term Loan D; and

(2)                                 if Excess Availability is less than $4,000,000 (without giving effect to any limitations resulting from the minimum Excess Availability covenant contained in paragraph 6 of Exhibit B-1), first, to the outstanding principal amount of the Advances, until Excess Availability, after giving effect to such payment, equals $4,000,000, second, to the outstanding principal amount of the Term Loan A, until paid in full, third, to the remaining outstanding principal amount of the Advances until paid in full, fourth, if an Event of Default then exists, to cash collateralize the Letters of Credit in an amount equal to 105% of the Letter of Credit Usage in effect at such time, and if an Event of Default does not then exist, to the following clause “fifth”, fifth, on and after the Senior Facility Termination Date, to the outstanding principal amount of the Term Loan D; and

(iv)                              (x) if Excess Availability is greater than or equal to $4,000,000 (without giving effect to any limitations resulting from the minimum Excess Availability covenant contained in paragraph 6 of Exhibit B-1), payments in respect of Excess Cash Flow pursuant to Section 2.9(e) shall be applied first, to the outstanding principal amount of the Term Loan A, until paid in full, and second, on and after the Senior Facility Termination Date, to the outstanding principal amount of the Term Loan D, and (y) if Excess Availability is less than $4,000,000 (without giving effect to any limitations resulting from the minimum Excess Availability covenant contained in paragraph 6 of Exhibit B-1), first, to the outstanding principal amount of the Advances, until Excess Availability, after giving effect to such payment, equals $4,000,000, second, to the outstanding principal amount of the Term Loan A, until paid in full and third, on and after the Senior Facility Termination Date, to the outstanding principal amount of the Term Loan D.

Notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuance of an Event of Default, upon Agent’s or Documentation Agent’s direction, each prepayment pursuant to Section 2.9(d)(i), (ii), (iii), (iv) and/or Section 2.9(e) above shall be applied in accordance with Section 9.2 below.

(h)                                 Any prepayment made pursuant to Section 2.9(d) and Section 2.9(e) in respect of a Term Loan shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.  Each prepayment of the Term Loan A shall be applied against the remaining installments of principal of the Term Loan A in the inverse order of maturity.  Except as otherwise expressly provided in Section 2.9(d) and Section 2.9(e), payments with respect to any clause of Section 2.9(d) and Section 2.9(e) are in addition to payments made or required to be made under any other clause of this Section 2.9.  No prepayment of the Loans pursuant to Section 2.9(d), Section 2.9(e), Section 2.9(f), Section 2.9(i) or the last sentence of Section 2.9(j) shall require the payment of any Prepayment Fees; provided, that, for the avoidance of doubt, any refinancing in full of the Term Loan A from the proceeds of other Indebtedness shall constitute a voluntary prepayment and be subject to the applicable Prepayment Fee.

(i)                                     The Advances shall be repaid daily in accordance with the provisions of Section 2.13 hereof.

(j)                                    Notwithstanding anything to the contrary in Section 2.9(d) or Section 2.9(e), (i) (A) the Term Loan A Lenders acting unanimously shall be permitted to waive their portion of any prepayment of the Term Loan A and/or (B) the Term Loan D Lenders acting unanimously shall be permitted to waive their portion of any prepayment of the Term Loan D, in each case required to be made under Section 2.9(d) or Section 2.9(e) (the aggregate amount of any such prepayment of the Term Loan A and/or the Term Loan D that is so waived, the “Declined Prepayment Amount”), and (ii) (A) as long as no Event of Default then exists, the Borrowers shall be entitled to retain the entire Declined Prepayment Amount or (subject to Section 2.8(c)), to apply any Declined Prepayment Amount to the Term Loan D, and (B) if an Event of Default then exists, the Declined Prepayment Amount shall be applied to the Obligations in the order of priority specified in Section 9.2 (whether or not such Section would otherwise be applicable).  Nothing in this Section 2.9(j) shall entitle the Term Loan A Lenders or the Term Loan D Lenders to receive any portion of any prepayment of the Term Loan A or the Term Loan D, as applicable, which such Term Loan A Lenders or Term Loan D Lenders would not be entitled to receive pursuant to Section 2.9(g).  Notwithstanding the foregoing, if the Term Loan A Lenders elect to establish a Declined Prepayment Amount, Borrowers may nevertheless make all or a portion of the prepayment of the Term Loan A included in the Declined Prepayment Amount; provided, that the amount of such prepayment of the Term Loan A in respect of such Declined Prepayment Amount plus any prepayment of the Term Loan D in respect of such Declined Prepayment Amount shall not exceed the Declined Prepayment Amount.

Section 2.10.                          Promise to Pay; Manner of Payment

Borrowers, jointly and severally, absolutely and unconditionally promise to pay, when due and payable pursuant hereto, principal, interest and all other amounts and Obligations payable hereunder and under any other Loan Document, without any right of rescission and without any deduction whatsoever, including any deduction for set-off, recoupment or counterclaim, notwithstanding any damage to, defects in or destruction of the Collateral or any other event, including obsolescence of any property or improvements.  Any payments made by the Credit Parties (other than payments automatically paid through Advances under the Revolving Facility as provided herein) shall be made by wire transfer on the date when due, without offset, deduction or counterclaim, in Dollars, in immediately available funds to such account as may be indicated in writing by Agent to Borrower Funds Administrator from time to time.  Any such payment received after 2:00 p.m. (New York City time) on any date shall be deemed received on the next succeeding Business Day, and any applicable interest or fees shall continue to accrue in respect thereof.  Subject to clause (a) of the definition of the term “Interest Period”, whenever any payment under any Loan Document shall be stated to be due or shall become due and payable on a day other than a Business Day, the due date thereof shall be extended to, and such payment shall be made on, the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of any interest (at the interest rate in effect during such extension) and/or fees, as the case may be.

Section 2.11.                          Payments by Agent

Should any Obligation in respect of the Revolving Facility (including, without limitation, in respect of Letters of Credit) required to be paid under any Loan Document remain unpaid beyond any applicable cure period, such Obligation may be paid by Agent, on behalf of the L/C Issuer and other Lender Parties, at the direction of the Requisite Lenders, which non-payment shall be deemed an automatic request for an Advance under the Revolving Facility as of the date such payment is or was due, and Borrowers hereby irrevocably authorize disbursement of any such funds to Agent, for the benefit of the L/C Issuer and other Lender Parties, by way of direct payment of the relevant amount, interest or other Obligation without necessity of any demand.  Any sums expended or amounts paid by Agent and/or L/C Issuer and/or other Lender Parties as a result of any Credit Party’s failure to pay, perform or comply with any Loan Document or any of the Obligations may be charged to Borrowers’ account as an Advance under the Revolving Facility and added to the Obligations.

Section 2.12.                          Computation of Interest and Fees; Lawful Limits

All interest and fees owing from time to time under the Loan Documents shall be computed (i) for Advances consisting of LIBOR Rate Loans or Prime Rate Loans and for Term Loans consisting of LIBOR Rate Loans, on the basis of a year of 360 days and for the actual number of days elapsed in each calculation period, as applicable, (ii) for Term Loans consisting of Prime Rate Loans, on the basis of a year of 365/366 days and for the actual number of days elapsed in each calculation period, as applicable, and (iii) for the Term Loan D, on the basis of a year of 365/366 days and for the actual number of days elapsed in each calculation period, as applicable.  In no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the interest and other charges paid or agreed to be paid to Agent, for the benefit of Lender Parties, or Lender Parties for the use, forbearance or detention of money hereunder exceed the maximum rate permissible under applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  If, due to any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall exceed any such limit, then, the obligation to be so fulfilled shall be reduced to such lawful limit, and, if any Lender Party shall have received interest or any other charges of any kind which might be deemed to be interest under applicable law in excess of the maximum lawful rate, then such excess shall be applied first to any unpaid fees and charges hereunder, then to the unpaid principal balance owed by Borrowers hereunder, and if the then remaining excess interest is greater than the previously unpaid principal balance, such Lender Party shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.  The terms and provisions of this Section 2.12 shall control to the extent any other provision of any Loan Document is inconsistent herewith.

Section 2.13.                          Collections and Lockbox

(a)                                 Attached hereto as Schedule 2.13(a) is a list of all present bank accounts held by any Credit Party, which Schedule includes, with respect to each account (i) the name and address of such depository; (ii) the account number(s) maintained with such depository; and (iii) a contact person at such depository.

(b)                                 Attached hereto as Schedule 2.13(b) is a list describing all arrangements to which any Credit Party is a party with respect to the payment to such Credit Party of the proceeds of all credit card charges for sales by such Credit Party.

(c)                                  Deliver to Agent and Documentation Agent copies of notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit H which have been executed on behalf of such Credit Party and delivered to such Credit Party’s credit card clearinghouses and processors listed on Schedule 2.13(b).

(d)                                 Within thirty (30) days of the Closing Date, each Credit Party shall enter into a blocked account agreement in form and substance acceptable to Agent and Documentation Agent (each, an “Account Control Agreement”) with the bank with which such Credit Party maintains the account(s) (collectively, the “Blocked Accounts”) listed on Schedule 2.13(a) attached hereto.

(e)                                  The Credit Parties shall transfer via automated clearing house or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to a Blocked Account all amounts on deposit in each bank account (other than those identified on Schedule 2.13(e)) and all payments due from credit card processors.  The Credit Parties shall transfer via automated clearing house or wire transfer no less frequently than semi-weekly (and whether or not there are then any outstanding Obligations) to a Blocked Account all amounts on deposit in each bank account identified on Schedule 2.13(e).  At no time shall the balance in any bank account identified on Schedule 2.13(e) exceed $5,000.

(f)                                   Each Credit Card Notification and Account Control Agreement shall require the transfer via automated clearing house or wire transfer no less frequently than daily to a concentration account maintained by Agent (the “Concentration Account”), of all of the following cash receipts and collections:

(i)                                     all available cash receipts from the sale of Inventory and other assets;

(ii)                                  all proceeds of collections of Accounts;

(iii)                               all Net Proceeds, all Extraordinary Receipts and all other cash payments received by a Credit Party from any Person or from any source or on account of any sale or other transaction or event;

(iv)                              the then entire ledger balance of each Blocked Account (net of any minimum balance, not to exceed $2,500, as may be required to be kept in the subject Blocked Account by the bank at which such Blocked Account is maintained); and

(v)                                 the proceeds of all credit card charges.

(g)                                  The Credit Parties may (i) close Blocked Accounts and/or open new Blocked Accounts, subject to the execution and delivery to Agent of appropriate Account Control Agreements and (ii) enter into new credit card arrangements, subject to the execution and delivery to Agent of appropriate Credit Card Notifications, in each case consistent with the provisions of this Section 2.13 and otherwise reasonably satisfactory to Agent and Documentation Agent.

(h)                                 The Concentration Account shall at all times be under the sole dominion and control of Agent.  The Credit Parties hereby acknowledge and agree that (i) the Credit Parties have no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the Concentration Account shall at all times be collateral security for all of the Obligations and (iii) the funds on deposit in the Concentration Account shall be applied as provided in this Agreement.  In the event that, notwithstanding the provisions of this Section 2.13, any Credit Party receives or otherwise has dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by such Credit Party for Agent, for the benefit of the Lender Parties, shall not be commingled with any of such Credit Party’s other funds or deposited in any account of such Credit Party and shall, not later than the Business Day after receipt thereof, be deposited into the Concentration Account or dealt with in such other fashion as such Credit Party may be instructed by Agent.

Section 2.14.                          Increase in Commitments.

(a)                                 Request for Increase. Provided no Default then exists or would arise therefrom, upon notice to the Agent (which shall promptly notify the Lenders), Borrower Funds Administrator may, from time to time prior to the second anniversary of the Closing Date, request an increase in the Commitments in respect of the Revolving Facility by an amount (for all such requests) not exceeding $5,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $2,500,000, and (ii) Borrower Funds Administrator may make a maximum of two such requests.  At the time of sending such notice, Borrower Funds Administrator (in consultation with Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(b)                                 Lender Elections to Increase.  Each Lender shall notify Agent within such time period whether or not it agrees to increase its Commitment in respect of the Revolving Facility and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to increase such Commitment.

(c)                                  Notification by Agent; Additional Lenders.  The Administrative Agent shall notify Borrower Funds Administrator and each Lender of the Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase and subject to the approval of Agent and the L/C Issuer (which approvals shall not be unreasonably withheld), to the extent that the existing Lenders decline to increase their Commitments in respect of the Revolving Facility, or decline to increase such Commitments to the amount requested by Borrower Funds Administrator, Agent, in consultation with Borrower Funds Administrator, will use its reasonable efforts to arrange for other Eligible Assignees acceptable to Agent and Documentation Agent to become a Lender hereunder and to issue commitments in an amount equal to the amount of the increase in the Commitments in respect of the Revolving Facility requested by Borrower Funds Administrator and not accepted by the existing Lenders (and Borrower Funds Administrator may also invite additional Eligible Assignees acceptable to Agent and Documentation Agent to become Lenders), provided, however, that without the consent of Agent, at no time shall any Additional Commitment Lender’s Commitment in respect of the Revolving Facility be less than $2,500,000.

(d)                                 Effective Date and Allocations.  If the Commitments in respect of the Revolving Facility are increased in accordance with this Section, the Administrative Agent, in consultation with Borrower Funds Administrator, shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  Agent shall promptly notify Borrower Funds Administrator and the Lenders of the final allocation of such increase and the Increase Effective Date and on the Increase Effective Date (i) the Commitments in respect of the Revolving Facility under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such increases in Commitments, and (ii) Schedule A shall be deemed modified, without further action, to reflect the revised Commitments and Pro Rata Shares of the Lenders.

(e)                                  Conditions to Effectiveness of Increase.  As a condition precedent to such increase, (i) Borrower Funds Administrator shall deliver to Agent a certificate of each Credit Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Credit Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article 5 and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that (x) such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, (y) such representations and warranties are already qualified by “Material Adverse Effect” or materiality, in which case they are true and correct in all respects, and except that for purposes of this Section 2.14, the representations and warranties contained in Section 5.9 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a)(i) and (a)(ii) of Exhibit C-1, (ii) the Borrowers, Agent, Documentation Agent, and any Additional Commitment Lender shall have executed and delivered a joinder to the Loan Documents in such form as Agent shall reasonably require and as Documentation Agent may reasonably approve (such approval not to be unreasonably withheld or delayed); (iii) notwithstanding anything in Sections 10.4 or 11.3 to the contrary, the Borrowers shall have paid such fees and other compensation to the Additional Commitment Lenders as Borrower Funds Administrator and such Additional Commitment Lenders shall agree; (iv) the Borrowers shall have paid such arrangement fees to Agent as Borrower Funds Administrator and Agent may agree; (v) the Borrowers shall deliver to Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to Agent, from counsel to the Borrowers reasonably satisfactory to Agent and dated such date; (vi) the Borrowers and the Additional Commitment Lender shall have delivered such other instruments, documents and agreements as Agent may reasonably have requested; and (vii) no Default exists.  Notwithstanding anything in Sections 10.4 or 11.3 to the contrary, the Borrowers shall prepay any Advances outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 2.7) to the extent necessary to keep the outstanding Advances ratable with any revised Pro Rata Shares arising from any nonratable increase in the Commitments under this Section.

ARTICLE III.

FEES

Section 3.1.                                 Fee Letters

Borrowers shall pay to Agent and Documentation Agent, as applicable, as and when due and payable under the terms of the Fee Letters, the fees set forth in the Fee Letters.

Section 3.2.                                 Unused Line Fee

Borrowers shall pay to Agent for the account of each Revolving Lender in accordance with its Pro Rata Share, a commitment fee (the “Unused Line Fee”) equal to one-half of one percent (0.50%) times the actual daily amount by which the Commitments in respect of the Revolving Facility exceed the sum of (i) the aggregate outstanding Advances under the Revolving Facility, plus (ii) the Letter of Credit Usage.  The Unused Line Fee shall accrue at all times from and after the Closing Date through and including the date on which (x) all Obligations in respect of the Revolving Facility have been indefeasibly paid in full in cash, (y) the Revolving Lenders’ Commitments to make Advances have terminated, and (z) all Letters of Credit have expired or been returned undrawn (such date, the “Revolver Termination Date”), including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable monthly in arrears on the first day after the end of each month, commencing with the first such date to occur after the Closing Date, and on the Revolver Termination Date.  The Unused Line Fee shall be calculated monthly in arrears.

Section 3.3.                                 Prepayment Fee

If (a) Borrowers prepay, or are required to prepay, any Term Loan in whole or in part (whether as a result of a voluntary prepayment or reduction, acceleration of all or any portion of the Obligations or termination of this Agreement or any Lender’s Commitment, but specifically excluding any mandatory prepayment covered by the last sentence of Section 2.9(h) or in connection with a public offering of the securities of a Credit Party, it being understood and agreed that any prepayment of the Term Loan A in full from the proceeds of other Indebtedness shall constitute a voluntary prepayment and shall be subject to the applicable Prepayment Fee) or (b) the Facility Cap is terminated (whether as a result of acceleration of all or any portion of the Obligations or termination of this Agreement or any Lender’s Commitment, but specifically excluding any mandatory prepayment in connection with a public offering of the securities of a Credit Party) then, on the effective date of such prepayment or reduction, Borrowers shall pay to Agent, for the ratable benefit of the Lenders (in addition to the then outstanding principal, accrued interest and other Obligations owing pursuant to the terms of this Agreement and any other Loan Document), as yield maintenance for the loss of bargain and not as a penalty, an amount equal to the applicable Prepayment Fee (in each case, prior to giving effect to any payment of Obligations as a result thereof), as the case may be.

Section 3.4.                                 Letter of Credit Fees

(a)                                 Borrowers shall pay to Agent, for the ratable benefit of Revolving Lenders, a Letter of Credit fee equal to (i) (A) three and one-quarter percent (3.25%) per annum of the aggregate undrawn Stated Amount of all outstanding Standby Letters of Credit issued for the account of Borrowers (each, the “Standby Letter of Credit Fee”), which fee shall be payable in arrears on each Interest Payment Date and (ii) two and three-quarters percent (2.75%) of the aggregate undrawn Stated Amount of any such Documentary Letter of Credit issued for the account of Borrowers and payable upon issuance (together with the Standby Letter of Credit Fees plus normal and customary issuance, presentation, amendment, processing and other administrative costs and expenses incurred by L/C Issuer, the “Letter of Credit Fees”).  Upon the occurrence and during the continuance of any Event of Default, all Letter of Credit Fees shall be payable on demand at a rate equal to the Letter of Credit Fees, plus two percent (2.00%) per annum, in each case on the aggregate undrawn Stated Amount of all outstanding Letters of Credit issued for the account of Borrowers.  In addition, Borrowers shall pay directly to the L/C Issuer, for its own account, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(b)                                 In addition to any other fees in respect of Letters of Credit owing hereunder, Borrowers shall pay directly to the L/C Issuer, for its own account, a fronting fee (the “Fronting Fee”), with respect to each Letter of Credit, at a rate equal to 0.50% per annum, computed on the daily amount available to be drawn under such Letter of Credit and on a monthly basis in arrears.  Such Fronting Fees shall be due and payable on the first day after the end of each month, commencing with the first such date to occur after the issuance of such Letter of Credit, on the day that is seven days prior to the Revolving Loan Maturity Date (or, if such day is not a Business Day, the next preceding Business Day) and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with clause (n) of Appendix B.

ARTICLE IV.

CONDITIONS PRECEDENT

Section 4.1.                                 Conditions to Initial Advance, Funding of the Term Loans and the Closing

The obligations of Agent, Documentation Agent, L/C Issuer and other Lender Parties to consummate the transactions contemplated herein, to make the initial Advance under the Revolving Facility (the “Initial Advance”), to issue, amend, renew, extend or otherwise modify Letters of Credit and to fund the Term Loans in each case are, in addition to the conditions precedent specified in Section 4.2, subject to the delivery of all documents listed on, the taking of all actions set forth on and the satisfaction of each of the conditions precedent listed on Exhibit D hereto, all in a manner, form and substance satisfactory to Agent and Documentation Agent in their sole discretion.

Section 4.2.                                 Conditions to each Advance, Letters of Credit, and funding of the Term Loans

The obligations of the Lenders to make any Advance under the Revolving Facility (including, without limitation, the Initial Advance) and/or to fund the Term Loans on the Closing Date, and the obligations of the L/C Issuer to issue, amend, renew, extend or otherwise modify Letters of Credit, are subject, in each case, to the satisfaction of each of the following:

(a)                                 Borrower Funds Administrator, on behalf of Borrowers, shall have delivered to Agent the most recent Borrowing Certificate for such Loan and in the case of an Advance, a Borrowing Base Certificate setting forth the Borrowing Base and the Aggregate Borrowing Availability as of the Friday immediately preceding the date of such requested Advance;

(b)                                 each of the representations and warranties made by each Credit Party and each other Person party thereto (other than Lender Parties) in the Loan Documents shall be true and correct in all respects before and after giving effect to funding of the Term Loans and/or making of such Advance and/or the issuance, amendment, renewal, extension or other modification of such Letter of Credit (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall have been true and correct in all respects as of such earlier date);

(c)                                  no Default or Event of Default shall have occurred or be continuing or exist after giving effect to the requested Advance and/or the Term Loans and/or the requested Letter of Credit on the relevant Borrowing Date;

(d)                                 immediately after giving effect to the requested Advance, the aggregate outstanding principal amount of Advances under the Revolving Facility shall not exceed the lesser of (i) the Facility Cap then in effect, less the Letter of Credit Usage then in effect; and (ii) the Aggregate Borrowing Availability then in effect; and

(e)                                  no liabilities or obligations with respect to any Credit Party of any nature shall exist which, either individually or in the aggregate, reasonably would be expected to have or result in a Material Adverse Effect and, since the date of the then most recent audited financial statements delivered to Lender Parties hereunder, no Material Adverse Effect shall have occurred.

Each Borrowing Certificate submitted shall constitute a representation and warranty by each Credit Party, as of the date of each such notice and as of the relevant Borrowing Date, that the conditions in Section 4.1 (with respect to the Initial Advance and the Term Loans) and this Section 4.2 (with respect to all Loans and Letters of Credit) are satisfied.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Each Credit Party, jointly and severally, represents and warrants to the Lender Parties as follows:

Section 5.1.                                 Organization and Authority

Each Credit Party, and each Subsidiary of each Credit Party, is a corporation, partnership or limited liability company, as the case may be, duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation.  Each Credit Party, and each Subsidiary of each Credit Party, (a) has all requisite corporate, partnership or limited liability company power and authority to own its Properties and carry on its business as now being conducted and as contemplated in the Loan Documents, (b) is duly qualified and licensed to do business in and in good standing in each jurisdiction where the failure so to qualify or be licensed or in good standing reasonably would be expected to result in a Material Adverse Effect, and (c) has all requisite corporate, partnership or limited liability company power and authority (i) to execute, deliver and perform the Loan Documents to which it is a party, (ii) with respect to Borrowers, to borrow hereunder, (iii) to consummate the transactions contemplated by the Loan Documents and (iv) to grant the Liens pursuant to the Security Documents to which it is a party.

Section 5.2.                                 Loan Documents

The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, and the consummation by such Credit Party of the transactions contemplated thereby, (a) have been duly authorized by all requisite corporate, partnership or limited liability company action of such Credit Party, and such Loan Documents have been duly executed and delivered by or on behalf of such Credit Party; (b) do not violate any provisions of (i) any applicable law, statute, rule, regulation, ordinance or tariff, (ii) any order, injunction, writ or decree of any Governmental Authority binding on such Credit Party or any of their respective Properties, or (iii) the Organizational Documents of such Credit Party, or any agreement between such Credit Party and its shareholders, members, partners or equity owners or among any such shareholders, members, partners or equity owners; (c) are not in conflict with, and do not result in a breach or default of or constitute an event of default, or an event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in a conflict, breach, default or event of default under, any indenture, agreement or other instrument to which such Credit Party is a party, or by which the Properties of such Credit Party are bound (including, without limitation any Material Contract); (d) will not result in the creation or imposition of any Lien of any nature upon any of the Properties of any Credit Party (other than pursuant to any Security Document); and (e) do not require the consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person, except in the case of this clause (e) for filings in connection with the perfection of the Liens created by the Security Documents and.  Each of the Loan Documents to which each Credit Party, is a party constitutes the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

Section 5.3.                                 Subsidiaries, Capitalization and Ownership Interests

(a)                                 As of the Closing Date, no Credit Party has any Subsidiaries other than those Persons listed as Subsidiaries on Schedule 5.3; none of which are Foreign Subsidiaries.  Schedule 5.3 states the authorized and issued capitalization of each Credit Party, the number and class of equity securities and/or ownership, voting or partnership interests issued and outstanding of such Credit Party and the beneficial and record owners thereof (including options, warrants, convertible notes and other rights to acquire, or exchangeable or exercisable for, any of the foregoing) as of the Closing Date.  The outstanding equity securities and/or ownership, voting or partnership interests of each Credit Party have been duly authorized and validly issued and are fully paid and nonassessable and each Person listed on Schedule 5.3 as of the Closing Date owns beneficially and of record all of the equity securities it is listed as owning free and clear of any Liens other than Liens created by the Security Documents.  Schedule 5.3 lists the directors and managers of each Credit Party as of the Closing Date.  Except as listed on Schedule 5.3, as of the Closing Date, no Credit Party (a) owns any interest or participates or engages in any joint venture, partnership or similar arrangements with any Person, (b) is a party to or has knowledge of any agreements restricting the transfer of its equity securities, (c) has issued any rights which can be convertible into or exchangeable or exercisable for any of its equity securities, or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any of its equity securities or any securities convertible into or exchangeable or exercisable for any of its equity securities or (d) is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its equity securities or other convertible rights or options or debt securities.  No Credit Party has any stock appreciation rights, phantom stock plan or similar rights or obligations outstanding, except for any stock option plan, stock purchase plan or incentive stock plan for directors, officers and employees adopted by Parent.

(b)                                 After giving effect to the transactions on the Closing Date, the capital structure of the Credit Parties as of the Closing Date only includes Indebtedness permitted under Section 7.2, which includes, without limitation, (i) Revolving Loans in the principal amount of $4,653,135.56 as of the Closing Date, (ii) $20,000,000 of principal in the aggregate in respect of the Term Loan A being made on the Closing Date, (iii) $7,496,624.55 of principal (including capitalized interest as of the Closing Date) outstanding under the Term Loan D, and (iv) $8,464,438.36 of principal (including capitalized interest as of the Closing Date outstanding under the Seller Subordinated Note.

Section 5.4.                                 Properties

Each Credit Party is the sole owner and has good, valid and marketable title to, or a valid leasehold interest in, license of, or right to use, all of its Properties, whether personal or real, in each instance, necessary in the Ordinary Course of Business, free and clear of all Liens other than Permitted Liens.  Schedule 5.4 lists all real properties (and their locations) owned or leased by or to, and all other material assets or property that are leased or licensed by, any Credit Party as of the Closing Date, together with a list of the holders of any mortgage issued by any Credit Party or other Lien granted by any Credit Party thereon as of the Closing Date.  All tangible personal Property of each Credit Party is in good repair, working order and condition (normal wear and tear excepted) and is suitable and adequate for the uses for which they are being used or are intended to be used.

Section 5.5.                                 Other Agreements

No Credit Party is (a) a party to any judgment, order or decree or any agreement, document or instrument, or subject to any restriction, which adversely affects its ability to execute and deliver, or perform under, any Loan Document or to pay the Obligations, (b) in default in any respect in the performance, observance or fulfillment of any obligation, covenant or condition contained in the Management Services Agreement, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing, (c) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any other agreement, document or instrument to which it is a party or to which any of its Properties are subject, which default reasonably would be expected to result in a Material Adverse Effect, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which reasonably would be expected to result in a Material Adverse Effect, or (d) a party or subject to any agreement, document or instrument with respect to, or obligation to pay any, service or management fee with respect to, the ownership, operation, leasing or performance of any of its Business other than the Management Services Agreement and service and licensing agreements in the Ordinary Course of Business.

Section 5.6.                                 Litigation

Except as set forth on Schedule 5.6, there are no actions, suits, proceedings or investigations pending or, to the best knowledge of the Credit Parties, threatened against any Credit Party or any of its Properties that (a) relates to any of the Loan Documents or to any of the transactions contemplated hereby or thereby, or (b) if adversely determined, reasonably would be expected to result in, either individually or in the aggregate, a Material Adverse Effect.  No Credit Party is a party or subject to any order, writ, injunction, judgment or decree of any

Governmental Authority.  There is no action, suit, proceeding or investigation initiated by any Credit Party currently pending.

Section 5.7.                                 Environmental Matters

Each Credit Party is, and the operations of each Credit Party are, in compliance with all applicable Environmental Laws in all material respects.  No Credit Party has been notified of any action, suit, proceeding or investigation (a) relating in any way to compliance by or liability of such Credit Party under any Environmental Laws, (b) which otherwise deals with any Hazardous Substance or any Environmental Law, or (c) which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Substance.  No Credit Party nor, to the best knowledge of any Credit Party, any predecessor thereof has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Substances, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or Permit.  No Credit Party has any liability (contingent or otherwise) under any Environmental Law or Permit arising from the release, spill or discharge, threatened or actual, of any Hazardous Substances or the generation, use, storage, treatment, transportation, handling, or disposal of any Hazardous Substances.

Section 5.8.                                 Tax Returns; Governmental Reports

Each Credit Party (a) has filed all federal, state, foreign and local tax returns and other material reports which are required by law to be filed by such Credit Party other than such tax returns and reports relating to taxes in an aggregate amount not in excess of $25,000, and (b) has paid all taxes, assessments, fees and other governmental charges, other than taxes, assessments, fees and other governmental charges in an aggregate amount not in excess of $25,000 and subject to extensions granted under applicable laws, including, without limitation, payroll and other employment related taxes, in each case that are due and payable, except for items where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings diligently prosecuted, (ii) such Credit Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation, (d) no Lien has been filed with respect thereto and (e) the failure to make payment pending such contest would not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

Section 5.9.                                 Financial Statements and Reports

(a)                                 The Parent has furnished to Agent and Documentation Agent (i) audited consolidated and consolidating financial statements of the Parent and its consolidated Subsidiaries for the Fiscal Year ended January 30, 2010, certified by the Parent’s Independent Accounting Firm, and (ii) unaudited interim financial statements of the Parent and its consolidated Subsidiaries for the period beginning January 30, 2010 and ending on October 30, 2010 (collectively referred to as the “Closing Date Financial Statements”).  All of the Closing Date Financial Statements and all other financial statements and other financial information relating to Parent or any of its consolidated Subsidiaries that have been and hereafter may be delivered to Agent, Documentation Agent, L/C Issuer or any other Lender Parties have been prepared in accordance with GAAP on a consistent basis throughout the indicated periods (subject to, in the case of interim unaudited financial statements, the lack of footnotes and normal year-end adjustments), and fairly present in all material respects the financial condition, assets and liabilities of the Parent and its consolidated Subsidiaries at the dates thereof and the results of operations for the periods indicated in accordance with GAAP on a basis consistently applied.  The Credit Parties have no material obligations or liabilities of any kind that are not disclosed in such audited financial statements.  Since the audited consolidated and consolidating financial statements of the Parent and its consolidated Subsidiaries for the Fiscal Year ended January 30, 2010 furnished to Agent and Documentation Agent, there has been no event or condition which would constitute a Material Adverse Effect or which would reasonably be expected to result in a Material Adverse Effect.

(b)                                 The Parent has furnished to Agent and Documentation Agent consolidated and consolidating (I) projected monthly balance sheets, income statements and statements of cash flows of Parent and its Subsidiaries for the period from October 1, 2010, through January 29, 2011, and (B) projected annual balance sheets, income statements and statements of cash flows of Parent and its Subsidiaries for the Fiscal Years ending in 2011 through 2015, copies of which are attached hereto as Schedule 5.9(b) (the “Closing Date Projections”).  The Closing Date Projections and any projections delivered pursuant to clause (d) of Exhibit C-1 hereto have been prepared to reasonably reflect the application of GAAP to such periods subject to normal year-end adjustments (including, without limitation, with respect to cash rent reporting) and the absence of footnote disclosure, as determined in good faith by the Parent and its financial personnel in light of the past business of the Parent and its consolidated Subsidiaries, and represent the good faith belief of the Parent as to the anticipated course of the business of the Parent and its consolidated Subsidiaries; and the Parent is not aware of any adverse development which has occurred since the date of the preparation of the Closing Date Projections (or such updated projections) that would materially affect the Closing Date Projections (or such updated Projections).

(c)                                  The Parent has furnished to Agent and Documentation Agent a consolidated and consolidating pro forma balance sheet (the “Closing Date Pro Forma Balance Sheet”) reflecting the financial condition of the Parent and its consolidated Subsidiaries as at the Closing Date, on the assumption that the closing of the transactions contemplated by the Loan Documents has occurred.  Such balance sheet, a copy of which is attached hereto as Schedule 5.9(c), was prepared in good faith and in accordance with GAAP, and fairly presents, on a pro forma basis, the financial position of the Parent and its consolidated Subsidiaries as at the date thereof, assuming that the transactions contemplated by the Loan Documents had then been completed.  Except as disclosed on Schedule 5.9(c), immediately after the Closing Date and the application of the proceeds of the Loans, the Credit Parties will not have any Indebtedness or other material liabilities, contingent or otherwise, which are not reflected in the Closing Date Pro Forma Balance Sheet or the Closing Date Financial Statements.  In addition:

(i)                                     as of the Closing Date (both before and after giving effect to the transactions contemplated by the Loan Documents), all notes payable to a Credit Party and accounts receivable of a Credit Party will be properly reflected on its books and records and will be valid receivables subject to no setoffs or counterclaims other than in the Ordinary Course of Business consistent with prior years, and such notes due and accounts receivable are not due from any related party or Affiliate of any kind;

(ii)                                  the Accounts reflected on the balance sheets included in the Closing Date Financial Statements and on the Closing Date Pro Forma Balance Sheet are not due from any related party or Affiliate of any kind; no Credit Party has employed any invoice dating procedures or other special credit or delivery terms with any customer; and each Credit Party has administered its Accounts in the Ordinary Course of Business;

(iii)                               the Inventories reflected on the balance sheets included in the Closing Date Financial Statements and on the Closing Date Pro Forma Balance Sheet are in all material respects of a quality and quantity usable or saleable in the normal course of the business of the Credit Party at values at least equal to the values at which such items are carried on the Credit Party’s books subject to any reserves disclosed in such balance sheet, and have not been acquired from any related party or Affiliate of any kind.  The values at which such Inventories are carried on the Closing Date Financial Statements reflect the normal inventory valuation policy of such Credit Party, stating Inventories at average cost (which value is not materially less in the aggregate than the value of such Inventory if such Inventory was stated at market, and which valuation policy does not produce a materially different result than a valuation conducted in accordance with GAAP); and such Inventories are saleable at gross margins consistent with historical results;

(iv)                              no Credit Party has delayed or postponed the payment of accounts payable and other liabilities and in any event any such delay or postponement does not now create, and is not reasonably likely to create, any penalty, cost, reversal of pricing discounts, loss of beneficial supply or similar rights, or any default with any other party which is not already reflected or contemplated in the Closing Date Financial Statements, the Closing Date Pro Forma Balance Sheet and the Closing Date Projections, other than reasonable and customary late payment charges or which are otherwise set forth on Schedule 5.9(c)(iv); and

(v)                                 each Credit Party’s working capital is at a level consistent with such Credit Party’s customary practices, and there are no past due liabilities or obligations of such Credit Party.

Section 5.10.                          Compliance with Law; ERISA; Business

Each Credit Party (a) is in compliance with all laws, statutes, rules, regulations, ordinances and tariffs of any Governmental Authority applicable to such Credit Party, the Business and/or such Credit Party’s Properties or operations, including, without limitation, ERISA and any other laws or regulations pertaining to the Business, and (b) is not in violation of any order of any Governmental Authority or other board or tribunal, except, in the case of both (a) and (b), where any such noncompliance or violation reasonably would not be expected to result in, either individually or in the aggregate, a Material Adverse Effect.  There is no event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in any noncompliance with, or any violation of, any of the foregoing, in each case except where any such noncompliance or violation reasonably would not be expected to result in, either individually or in the aggregate, a Material Adverse Effect.  No Credit Party has received any notice that any Credit Party is not in material compliance in any respect with any of the requirements of any of the foregoing.  No Credit Party has (i) engaged in any “Prohibited Transactions,” as defined in Section 406 of ERISA and Section 4975 of the Code, and the rules and regulations promulgated thereunder, (ii) failed to meet any applicable minimum funding requirements under Section 302 of ERISA in respect of its plans and no funding requirements have been postponed or delayed, or made any application for a funding waiver or delayed extension of any amortization period under Section 412(d) and (e) of the Code, (iii) knowledge of any event or occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any of its employee benefit plans, (iv) any fiduciary responsibility under ERISA for investments with respect to any plan existing for the benefit of Persons other than its employees or former employees, or (v) withdrawn, completely or partially, from any multi-employer pension plans so as to incur liability under the MultiEmployer Pension Plan Amendments of 1980.  With respect to each Credit Party, there exists no event described in Section 4043 of ERISA, excluding Subsections 4043(b)(2) and 4043(b)(3) thereof, for which the thirty (30) day notice period contained in 12 C.F.R. § 2615.3 has not been waived.  Each Credit Party has maintained in all material respects all records required to be maintained by any applicable Governmental Authority.  Neither Parent nor Levtran Acquisition has engaged, is presently engaged or proposes to engage in any business other than the ownership of the Capital Stock of, in the case of Parent, Levtran Acquisition and in the case of Levtran Acquisition, DTLR and activities incidental thereto.

Section 5.11.                          Intellectual Property

Except as set forth on Schedule 5.11, as of the Closing Date, or as thereafter otherwise disclosed in writing to Agent from time to time, no Credit Party owns, licenses or utilizes any patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, registered copyrights or copyright applications.  Except as set forth on Schedule 5.11, each Credit Party owns directly, or is entitled to use by license or otherwise, all Intellectual Property used in, necessary for or material to the conduct of such Credit Party’s Business.  All items listed on Schedule 5.11 as of the Closing Date are and, at all times after the Closing Date (except to the extent no longer deemed necessary for or material to the conduct of the Business of the Credit Parties in the good faith business judgment of the Credit Parties) will be: (a) subsisting and have not been adjudged invalid or unenforceable, in whole or part; and (b) valid, in full force and effect and not in known conflict with the rights of any Person.  Each Credit Party has made all filings and recordations necessary in the exercise of reasonable and prudent business judgment to protect its interest in the Intellectual Property of such Credit Party in the United States Patent and Trademark Office, and the United States Copyright Office and in corresponding offices throughout the world, as appropriate.  Each Credit Party has performed all commercially reasonable acts and has paid and will continue to pay all required fees and taxes to maintain each and every item of the Intellectual Property of such Credit Party in full force and effect, except such items of Intellectual Property as are no longer deemed necessary for or material to the conduct of the businesses of the Credit Parties in the reasonable business judgment of the Credit Parties.  As of the Closing Date, no litigation is pending or, to the knowledge of each Credit Party, threatened which contains allegations respecting the validity, enforceability, infringement or ownership of any of the Intellectual

Property of any Credit Party.  No Credit Party is in breach of or default under the provisions of any of the foregoing, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which reasonably would be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

Section 5.12.                          Permits; Labor

(a)                                 Each Credit Party is in compliance, in all material respects, with, and has, all Permits necessary or required by applicable law or Governmental Authorities for the operation of its Business as presently conducted, and for the execution, delivery and performance by, and enforcement against, such Credit Party of each Loan Document.  Schedule 5.12 lists all Permits necessary or required by applicable law or Governmental Authority for the operation of such Credit Party’s business as of the Closing Date and as proposed to be conducted as of the Closing Date.  No Credit Party is in breach of or default under the provisions of any of the foregoing, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which reasonably would be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

(b)                                 There are no strikes, lockouts, slowdowns or other material labor disputes against any Credit Party or any Subsidiary thereof pending or, to the knowledge of any Credit Party, threatened. The hours worked by and payments made to employees of the Credit Parties comply in all material respects with the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters. No Credit Party or any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Act or similar state Law.  All payments due from any Credit Party and its Subsidiaries, or for which any claim may be made against any Credit Party or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Credit Party. Except as set forth on Schedule 5.12, no Credit Party or any Subsidiary is a party to or bound by any collective bargaining agreement, management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement. There are no representation proceedings pending or, to any Credit Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party or any Subsidiary has made a pending demand for recognition. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Credit Party or any Subsidiary pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Credit Party or any of its Subsidiaries. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Credit Party or any of its Subsidiaries is bound.

Section 5.13.                          No Default; Solvency

No Default or Event of Default exists.  After giving effect to the transactions contemplated by this Agreement, and before and after giving effect to each Credit Extension, each Credit Party is Solvent.  No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Credit Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Credit Party.

Section 5.14.                          Insurance

Each Credit Party has in full force and effect such insurance policies as are customary in its industry and required pursuant to Section 6.4.  All such insurance policies of the Credit Parties or otherwise relating to their Properties as of the Closing Date are listed and described on Schedule 5.14.

Section 5.15.                          Margin Stock; Regulated Entities; Tax Regulations; OFAC; Patriot Act

(a)                                 The Credit Parties are not engaged in the business of extending credit for the purpose of purchasing or carrying any “margin stock” or “margin security” (within the meaning of Regulations T, U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loans will be used to purchase or carry any margin stock or margin security or to extend credit to others for the purpose of purchasing or carrying any margin stock or margin security.

(b)                                 No Credit Party or any Person controlling any Credit Party is (a) an “investment company” or an “affiliated person” or “promoter” of, or “principal underwriter” of or for, an “investment company”, as such terms are defined in the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

(c)                                  No Credit Party intends to treat the Loans, the Commitments and/or any Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4).

(d)                                 None of the Parent or its Subsidiaries are subject to (i) sanctions of the United States government; (ii) in violation of any Laws relating to terrorism or money laundering, including Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) (the “Terrorism Executive Order”) or any related enabling legislation or any other similar Executive Orders (collectively with the Terrorism Executive Order, the “Executive Orders”) and the Patriot Act; or (iii) any sanctions and regulations promulgated under authority granted by the Trading with the Enemy Act, 50 U.S.C. App. 1-44, as amended from time to time, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, as amended from time to time, the Iraqi Sanctions Act, Publ. L. No. 101-513; United Nations Participation Act, 22 U.S.C. § 287c, as amended from time to time, the International Security and Development Cooperation Act, 22 U.S.C. § 2349 aa-9, as amended from time to time, The Cuban Democracy Act, 22

U.S.C. §§ 6001-10, as amended from time to time, The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 2339b, as amended from time to time, and The Foreign Narcotics Kingpin Designation Act, Publ. L. No. 106-120, as amended from time to time.

(e)                                  None of the Parent or its Subsidiaries are (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or on any other similar list maintained by the OFAC pursuant to any authorizing statute, Executive Order or regulation; or (ii) a Person (a “Designated Person”) either (A) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of the Terrorism Executive Order or a Person similarly designated under any related enabling legislation or any other Executive Orders.

(f)                                   None of the Parent or its Subsidiaries have knowingly (i) conducted any business or engaged in making or receiving any contribution of funds, goods or services to or for the benefit of any Designated Person, (ii) dealt in, or otherwise engaged in, any transaction relating to any property or interest in property blocked pursuant to any Executive Order or the Patriot Act, or (iii) engaged in or conspired to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Executive Order or the Patriot Act.  No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 5.16.                          Broker’s or Finder’s Commissions

No broker’s, finder’s or placement fee or commission is or will be payable to any broker, investment banker or agent engaged by any Credit Party or any of its officers, directors or agents with respect to the transactions contemplated by this Agreement, the other Loan Documents, except for fees payable to Agent, Documentation Agent, L/C Issuer and other Lender Parties.  Each Credit Party, jointly and severally, agrees to indemnify Agent, Documentation Agent, L/C Issuer and other Lender Parties and hold them harmless from against any claim, demand or liability for broker’s or finder’s or placement fees or similar commissions, whether or not payable by the Credit Parties, alleged to have been incurred in connection with such transactions, other than any broker’s or finder’s fees payable to Persons engaged by Agent, Documentation Agent, L/C Issuer or other Lender Parties without the knowledge of the Credit Parties.

Section 5.17.                          Disclosure

No Loan Document or any other agreement, document, report, certificate or statement furnished to Agent, Documentation Agent, L/C Issuer or any other Lender Party by or on behalf of any Credit Party in connection with the transactions contemplated by or pursuant to the Loan Documents, nor any representation or warranty made by any Credit Party in any Loan Document, contains any untrue statement of a material fact or omits to state any fact necessary to make the factual statements therein taken as a whole not materially misleading as of the time made or delivered in light of the circumstances under which it was made or furnished.  There is no fact known to any Credit Party which has not been disclosed to Lender Parties in writing which reasonably would be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

Section 5.18.                          Survival

Each Credit Party agrees that the representations and warranties contained in the Loan Documents are made with the knowledge and intention that Lender Parties are relying and will rely thereon.  All such representations and warranties will survive the execution and delivery of this Agreement, the Closing and the making of any and all Advances and/or the funding of the Term Loans and/or the issuance, amendment, renewal, extension or other modification of any Letter of Credit.

Section 5.19.                          Inventory

All Eligible Inventory is of good and merchantable quality, free of known defects.  As to each item of Inventory that is identified by Borrowers as Eligible Inventory on any Borrowing Base Certificate, such Inventory is located at one of the locations set forth on Schedule III of the Security Agreement to which it is a party and is not to Borrowers’ best knowledge otherwise excluded as ineligible by virtue of one or more of the excluding criteria in the definition of Eligible Inventory.  Borrowers keep correct and accurate records itemizing and describing the SKU, type, quality, location and quantity of all Inventory of the Borrowers and the value thereof.  No Borrower is a party to any license agreement that restricts or limits the sale by Agent or its designee of Inventory containing or bearing (whether on the package therefor or the Inventory) the Intellectual Property that is the subject of such license agreement.

Section 5.20.                          Names; Location of Offices, Records and Collateral

As of the Closing Date, during the preceding five (5) years, no Credit Party has conducted business under or used any name (whether corporate, partnership or assumed) other than as shown on Schedule 5.20A.  Except as set forth on Schedule 5.20A, each Credit Party is the sole owner of all of its names listed on Schedule 5.20A, and any and all business done and invoices issued in such names are such Credit Party’s (or any such predecessors’) sales, business and invoices.  Each trade name of any Credit Party represents a division or trading style of such Credit Party.  Each Credit Party maintains its places of business and chief executive offices, as of the Closing Date, only at the locations set forth on Schedule 5.20B and after the Closing Date, at the locations set forth on Schedule 5.20B or any other locations in the United States for which such Credit Party has provided notice to the Agent and, if necessary, a Landlord Waiver and Consent in accordance with Section 6.7(c), and all of the Collateral and all books and records in connection therewith or in any way relating thereto or evidencing the Collateral are located and shall be only be located, in and at such locations or in transit to such locations.  Schedule 5.20B also lists all Customs Brokers that act on behalf of any Credit Party in connection with the importation or transportation of Inventory.  All of the Collateral is located only in the United States of America.

Section 5.21.                          Non-Subordination

The Obligations are not subordinated in any way to any other Indebtedness or obligations of any Credit Party or to the rights of any other Person.

Section 5.22.                          Trade and Consumer Relations and Practices

There exists no actual or, to the best knowledge of any Credit Party, threatened, termination, cancellation or limitation of, or any adverse modification or change in, the business relationships of the Parent or any of its Subsidiaries or their respective businesses with any customer or any group of customers whose purchases are individually or in the aggregate material to the business of the Parent and its Subsidiaries taken as a whole, or with any material supplier, and there exists no present condition that reasonably would be expected to have a Material Adverse Effect or prevent the Parent or any of its Subsidiaries from conducting its business after the consummation of the transactions contemplated by the Loan Documents, in substantially the same manner in which such business has heretofore been conducted.  There is no notice, claim, formal or informal investigation or similar proceeding or other matter existing or, to the best knowledge of any Credit Party, threatened by the Federal Trade Commission, or any other federal or state agency or authority regarding any of the Credit Party’s sales practices, advertisements or conduct of any kind regarding consumers or customers, or which regards competition or relationship with competitors or any other matter, and Schedule 5.22 describes any of such matters which have occurred or, to the best knowledge of any Credit Party, been threatened since January 30, 2010 and through the Closing Date, whether or not such matter was thereafter resolved or settled.

Section 5.23.                          Other Agreements

Except for the Loan Documents or as set forth on Schedule 5.23, as of the Closing Date, none of the Parent or any of its Subsidiaries is a party to or otherwise bound or affected by any:

(a)                                 agreement, contract or commitment with any present or former shareholder, director, officer, or with any other Affiliate;

(b)                                 agreement, contract or commitment for the purchase of, or payment for, supplies or products, or for the performance of services by a third party, involving in any one case $300,000 or more, other than purchase orders issued to vendors in the ordinary course of business;

(c)                                  agreement, contract or commitment to sell or supply products or to perform services, involving in any one case $150,000 or more, other than purchase orders received from customers in the ordinary course of business involving $1,000,000 or less;

(d)                                 note, debenture, bond, conditional sale agreement, equipment trust agreement, letter of credit agreement, loan agreement or other agreement or contract, commitment or arrangement for the borrowing or lending of money in an amount in excess of $50,000 (including without limitation loans to or from officers, directors, any stockholder or any member of any of their immediate families, but excluding the extension of trade credit in the ordinary course of business consistent with past practices and travel allowances made in the ordinary course of business), agreement, contract, commitment or arrangement for a line of credit or guarantee, pledge or undertaking in any manner whatsoever of the indebtedness of any other Person;

(e)                                  agreement, contract or commitment for any Capital Expenditure in excess of $150,000, except for Capital Expenditures identified in the most recent Capital Expenditures budget delivered to Agent and Documentation Agent; or

(f)                                   agreement, contract or commitment limiting or restraining it from engaging or competing in any lines of business with any Person, nor is any director, officer or employee of the Parent or any of its Subsidiaries subject to any such agreement except where such limitation runs to the benefit of the Parent or one of its Subsidiaries.

The Parent and each of its Subsidiaries and, to the best knowledge of the Parent (after due inquiry), each other party thereto have in all material respects performed all the obligations required to be performed by them to date under, have received no notice of default under and are not in default under any lease, agreement, contract or commitment now in effect (including, without limitation, any Material Contract) to which any of the Parent or any of its Subsidiaries is a party or by which any of the Parent or any of its Subsidiaries or its respective property may be bound, except where the same reasonably would not have a Material Adverse Effect.  None of the Parent or any of its Subsidiaries has any present expectation or intention of not fully performing all its obligations under each such lease, contract or other agreement, and no Credit Party has (i) any knowledge (after due inquiry) of any breach or anticipated breach by any other party to any lease, agreement, contract or commitment now in effect (including, without limitation, any Material Contract) to which any of the Parent or any of its Subsidiaries is a party, except where the same would not have a Material Adverse Effect, or (ii) received any written notice of the intention of any other party thereto to terminate any such lease, agreement, contract or commitment.

Section 5.24.                          Store Locations

Set forth on Schedule 5.24 is a complete and accurate list of the names and addresses of all of the retail stores (a) operated by the Credit Parties or (b) in development by or for the Credit Parties, in each case as of the Closing Date.

Section 5.25.                          Casualty

Neither the businesses nor the properties of any Credit Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.26.                          Security Documents

(a)                                 The Pledge Agreement creates in favor of Agent, for the benefit of the Lender Parties, a legal, valid, continuing and enforceable security interest in the Pledged

Collateral (as defined in the Pledge Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and the Pledged Securities (as defined in the Pledge Agreement) have been delivered to Agent (together with stock powers or other appropriate instruments of transfer executed in blank form).  Agent has on the Closing Date, and, assuming Agent retains possession of the Pledged Collateral, Agent will to continue to have thereafter, a fully perfected first priority Lien on, and security interest in, to and under all right, title and interest of each pledgor thereunder in such Collateral, and such security interest is in each case prior and superior in right and interest to any other Person (other than Permitted Liens having priority by operation of applicable law).

(b)                                 The Security Agreement creates in favor of Agent, for the benefit of the Lender Parties, a legal, valid, continuing and enforceable security interest in the Collateral (as defined in the Security Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.  The financing statements, releases and other filings are in appropriate form and have been or will be filed in the offices specified in Schedule V of the Security Agreement.  Upon such filings and/or the obtaining of “control” (as defined in the UCC), Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Collateral that may be perfected by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC) or by obtaining control, under the UCC (in effect on the date this representation is made) in each case prior and superior in right to any other Person (other than Permitted Liens having priority by operation of applicable law).

(c)                                  When the Security Agreement (or a short form thereof) is filed in the United States Patent and Trademark Office and the United States Copyright Office and when financing statements, releases and other filings in appropriate form are filed in the offices specified in Schedule V of the Security Agreement, Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of the applicable Credit Parties in the Intellectual Property Collateral (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Credit Parties after the date hereof) (other than Permitted Liens having priority by operation of applicable law).

ARTICLE VI.

AFFIRMATIVE COVENANTS

Each Credit Party, jointly and severally, covenants and agrees that, until the full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted in writing) and the termination of all of the Commitments, all outstanding Letters of Credit and the Loan Documents:

Section 6.1.                                 Reporting, Collateral and Other Information; Accountant

(a)                                 Reporting.  The Credit Parties shall, and shall cause each of their Subsidiaries to, keep true, complete and accurate books of record and account, which shall be in accordance with GAAP and in accordance with commercially reasonable business practices, in which true and correct entries are made of all of its dealings and transactions in all material respects), shall set up and maintain on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business, and include such reserves in its quarterly as well as Fiscal Year end financial statements, and shall maintain a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP (provided that interim financial statements shall not be required to have footnote disclosure and may be subject to normal year-end adjustments).  The Credit Parties shall furnish to Agent and each Lender, at the times, for the periods and otherwise in accordance with the terms of Exhibit C-1 attached hereto, all statements (financial or otherwise), budgets, projections, reports, listings, calculations, certificates, notices and other materials described on such Exhibit C-1.

(b)                                 Collateral Deliverables; Related Actions.  Each Credit Party shall, and shall cause each of its Subsidiaries to comply with each of the agreements, covenants and undertakings set forth in Exhibit C-2 attached hereto, in accordance with the terms thereof.

(c)                                  Accountant.  Each Credit Party shall, and shall cause each of its Subsidiaries to, all times retain an Independent Accounting Firm and shall request such Independent Accounting Firm to cooperate with, and be reasonably available to, Agent, Documentation Agent or their representatives to discuss the Credit Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such Independent Accounting Firm, as may be reasonably raised by Agent or Documentation Agent; provided, that the Credit Parties shall be permitted (but not required) to participate in such discussions.

Section 6.2.                                 Conduct of Business; Maintenance of Existence and Assets

Each Credit Party shall, and shall cause each of its Subsidiaries to:

(a)                                 engage solely in the Business as heretofore conducted and engage therein in accordance with good business practices customary to its industry, and preserve the goodwill and business of the customers, suppliers and others having material business relations with it;

(b)                                 collect its Accounts in the Ordinary Course of Business;

(c)                                  maintain and preserve all of its Properties necessary in its Business in good working order and condition (normal wear and tear excepted and except as may be disposed of in accordance with the terms of the Loan Documents) and from time to time make all necessary repairs, renewals and replacements thereof;

(d)                                 except as expressly permitted under Section 7.4(h), maintain and preserve in full force and effect its organizational existence and good standing under the laws of its state or jurisdiction of incorporation, organization or formation, as applicable;

(e)                                  (i) maintain and preserve in full force and effect all Permits which are necessary in the proper conduct of its business and (ii) remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing reasonably would not be expected to result in, individually or in the aggregate, a Material Adverse Effect; and

(f)                                   maintain, comply with and keep in full force and effect and renew its Intellectual Property that is material to the conduct of its business.

Section 6.3.                                 Compliance with Legal and Other Obligations

Each Credit Party shall, and shall cause each of its Subsidiaries to:

(a)                                 comply in all material respects with all laws, statutes, rules, regulations, ordinances and tariffs of all Governmental Authorities applicable to it or its Business, Properties or operations;

(b)                                 pay all taxes, assessments, fees, governmental charges, claims for labor, supplies, rent and all other obligations, lawful claims or liabilities of any kind or nature, except in each case where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings diligently prosecuted, (ii) such Credit Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation, (d) no Lien has been filed with respect thereto and (e) the failure to make payment pending such contest would not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect;

(c)                                  pay and perform, as the same shall become due and payable or be required to be performed, all of its obligations, liabilities and Indebtedness, but subject to any subordination provisions contained herein and/or in any instrument or agreement evidencing or pertaining to such Indebtedness, except where the failure to so pay or perform would not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect; and

(d)                                 properly file all reports required to be filed with any Governmental Authority, except where the failure to file would not reasonably be expected to result in a Material Adverse Effect.

Section 6.4.                                 Insurance

Each Credit Party shall (a) ensure that the Life Insurance Policy is fully paid and in full force and effect at all times, provided that, if the Life Insurance Policy shall terminate through no fault of any Credit Party, the Credit Parties shall only be obligated to renew or replace the Life Insurance Policy if such policy is available to the Credit Parties at a reasonable cost and provided that the executives are insurable at reasonable cost; and (b) keep all of its insurable Properties adequately insured against losses, damages and hazards as are customarily insured against by businesses engaging in similar activities or the Business or owning similar Properties and at least the minimum amount required by applicable law and any other agreement to which such Credit Party is a party or pursuant to which such Credit Party provides any services, including, without limitation, liability, property, directors and officers liability, and business interruption insurance, as applicable and maintain general liability insurance at all times against liability on account of damage to Persons and Property having such limits, deductibles, exclusions and co-insurance and other provisions as are customary for a business engaged in activities similar to those of such Credit Party; all of the foregoing insurers, insurance policies and coverage levels to (i) be satisfactory to Agent and Documentation Agent, (ii) name Agent, for the benefit of the Lender Parties, as loss payee/mortgagee in respect of property damage and casualty insurance, additional insured in respect of liability insurance and assignee in respect of business interruption insurance (and primary beneficiary of the Life Insurance Policy), and (iii) expressly provide that they cannot be altered, amended, modified, canceled or terminated without at least thirty (30) days’ prior written notice to Agent from the insurer, and that they inure to the benefit of Agent, for the benefit of the Lender Parties, notwithstanding any action or omission or negligence of or by such Credit Party, or any insured thereunder.  Upon request of Agent or any Lender, Borrower shall furnish to Agent, with sufficient copies for each Lender, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer on behalf of Credit Parties (and, if requested by Agent, any insurance broker of Credit Parties) setting forth the nature and extent of all insurance maintained by Credit Parties and their Subsidiaries in accordance with this Section 6.4.  Unless Credit Parties provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Borrower’s expense to protect the Lender Parties’ interests in the Credit Parties’ Properties.  This insurance may, but need not, protect the Credit Parties’ interests.  The coverage that Agent purchases may not pay any claim that any Credit Party makes or any claim that is made against any Credit Party in connection with said Property.  Credit Parties may later cancel any insurance purchased by Agent, but only after providing Agent with satisfactory evidence to Agent, and written acknowledgment thereof, that Credit Parties have obtained insurance as required by this Agreement.  If Agent purchases insurance, Borrowers shall be responsible for the costs of that insurance, including interest and any other charges Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance.  The costs of the insurance shall be added to the Obligations and payable on demand.  The costs incurred by Agent of the insurance may be more than the costs of insurance Credit Parties may be able to obtain on their own.

Section 6.5.                                 Inspection; Periodic Audits and Appraisals; Board Observation; Physical Inventories

(a)                                 Each Credit Party shall, and shall cause its Subsidiaries to, permit representatives and independent contractors of Agent and Documentation Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and Independent Accounting Firm as long as a representative of a Credit Party may participate in any discussions and subject to reasonable requests of confidentiality including as may be imposed by law or contract, all at the expense of the Credit Parties and at such reasonable times during normal business hours, without causing material disruption and as often as may be reasonably desired, upon reasonable advance notice to Borrower Funds Administrator; provided, however, that when an Event of Default exists, Agent or Documentation Agent (or any of their representatives or independent contractors) may do any of the foregoing at the expense of the Credit Parties at any time during normal business hours and without advance notice.

(b)                                 Upon the request of Agent after reasonable prior notice, each Credit Party shall, and shall cause its Subsidiaries to, permit Agent or such professionals (including investment bankers, consultants, accountants, and lawyers) retained by Agent to conduct commercial finance examinations and other evaluations, including, without limitation, of (i) the Credit Parties’ practices in the computation of the Borrowing Base, (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, and (iii) the Credit Parties’ business plan and cash flows.  The Credit Parties shall pay the fees and expenses of Agent and such professionals with respect to such examinations and evaluations.  Without limiting the foregoing, the Credit Parties acknowledge that Agent may, in its discretion, undertake up to two (2) commercial finance examinations each Fiscal Year at the Credit Parties’ expense; provided that if Excess Availability is less than thirty percent (30%) of the Facility Cap at any time during such Fiscal Year, Agent may, in its discretion, undertake up to three (3) commercial finance examinations in such Fiscal Year at the Credit Parties’ expense.  Notwithstanding the foregoing, Agent may cause additional commercial finance examinations to be undertaken (i) as it in its discretion deems necessary or appropriate, at its own expense or, (ii) if required by Law or if an Event of Default shall have occurred and be continuing, at the expense of the Credit Parties.  The Credit Parties shall fully cooperate with and facilitate such examinations including, without limitation, by providing full and complete access to all its locations and to all of its books and records and the Credit Parties’ officers shall promptly furnish such additional information as such professionals may reasonably request.

(c)                                  Upon the request of Agent after reasonable prior notice, each Credit Party shall, and shall cause its Subsidiaries to, permit Agent or professionals (including appraisers) retained by Agent to conduct appraisals of the Collateral, including, without limitation, the assets included in the Borrowing Base.  The Credit Parties shall pay the fees and expenses of Agent such professionals with respect to such appraisals.  Without limiting the foregoing, the Credit Parties acknowledge that Agent may, in its discretion, undertake up to two (2) inventory appraisals each Fiscal Year at the Credit Parties’ expense; provided that if Excess Availability is less than thirty percent (30%) of the Facility Cap at any time during such Fiscal Year, Agent may, in its discretion, undertake up to three (3) inventory appraisals in such Fiscal Year at the

Credit Parties’ expense.  Notwithstanding the foregoing, Agent may cause additional appraisals to be undertaken (i) as it in its discretion deems necessary or appropriate, at its own expense or, (ii) if required by Law or if an Event of Default shall have occurred and be continuing, at the expense of the Credit Parties.  The Credit Parties shall fully cooperate with and facilitate such appraisals including, without limitation, by providing full and complete access to all its locations and to all of its books and records and the Credit Parties’ officers shall promptly furnish such additional information as such appraisers may reasonably request.

(d)                                 The Credit Parties shall cause their senior management to hold meetings with Agent, Documentation Agent and Lenders in person, on a quarterly basis or more frequently, to discuss the Credit Parties’ financial performance and projections, which meetings may be scheduled in conjunction with the Credit Parties’ quarterly board of director meetings.  The format and content of the meetings shall be substantially similar to the Credit Parties’ board of director meetings.  Credit Parties’ shall reimburse Agent and Documentation Agent for all reasonable out-of-pocket expenses incurred in connection with attendance at such meetings.

(e)                                  Each Credit Party shall permit a representative designated by Documentation Agent (a “Lender Representative”) to attend and participate in all meetings of the Boards of Directors of each of the Parent and its Subsidiaries and all committees thereof, provided that no officer or employee of Documentation Agent is otherwise a member of such Board of Directors.  The Parent shall (i) give Documentation Agent notice of all such meetings, at the same time as furnished to the directors of the applicable Credit Party, (ii) reimburse the Lender Representative for his or her reasonable out-of-pocket expenses in attending each meeting of the Board of Directors (or committee thereof) on the same basis that Parent or any of its Subsidiaries reimburses the directors in respect of their attendance at each meeting of the Board of Directors (or committee thereof), (iii) provide to such representative all notices, documents and information furnished to the directors of the applicable Credit Party whether at or in anticipation of a meeting, an action by written consents or otherwise, at the same time furnished to such directors, (iv) notify such representative of, and permit such representative to participate by telephone in, emergency meetings of such Boards of Directors and all committees thereof, (v) provide such representative copies of the minutes of all such meetings at the time such minutes are furnished to the directors of the applicable Credit Party, and (vi) cause regularly-scheduled meetings of the Boards of Directors of each Credit Party to be held no less frequently than quarterly.  The Lender Representative shall not have the right to vote on any matter presented to the Board of Directors or any committee thereof.

(f)                                   Each Credit Party shall, and shall cause its Subsidiaries to, cause not less than one (1) physical inventory to be undertaken, at the expense of the Credit Parties, in each twelve (12) month period and periodic cycle counts, in each case consistent with past practices, conducted by such inventory takers as are reasonably satisfactory to Agent and Documentation Agent and following such methodology as is consistent with the methodology used in the immediately preceding inventory or as otherwise may be reasonably satisfactory to Agent and Documentation Agent . Agent and Documentation Agent, at the expense of the Credit Parties, may participate in and/or observe each scheduled physical count of Inventory which is undertaken on behalf of any Credit Party.  Borrower Funds Administrator, within fifteen (15) days following the completion of such inventory, shall provide Agent and Documentation Agent with a reconciliation of the results of such inventory (as well as of any other physical inventory or cycle counts undertaken by a Credit Party) and shall post such results to the Credit Parties’ stock ledgers and general ledgers, as applicable.

(g)                                  Each Credit Party shall, and shall cause its Subsidiaries to, permit Agent and Documentation Agent, in their Permitted Discretion, if any Event of Default exists, to cause additional such inventories to be taken as Agent or Documentation Agent determines (each, at the expense of the Credit Parties).

Section 6.6.                                 Use of Proceeds

Borrowers shall use the proceeds from the Advances under the Revolving Facility, solely for the following purposes: (a) to refinance a portion of the Borrowers’ revolving loan facility existing immediately prior to the Closing Date, (b) to pay fees and expenses in connection with the transactions contemplated hereby, and (c) thereafter from time to time for the generation of Accounts, for the purchase of Inventory, other working capital purposes, Capital Expenditures and for payments from time to time owing to Agent, Documentation Agent, L/C Issuer and other Lender Parties under the Loan Documents and for any other general corporate purposes of Borrowers permitted by the Loan Documents and not otherwise prohibited by applicable law.  The Letters of Credit will be used for general working capital purposes of Borrowers to the extent permitted by the Loan Documents and not otherwise prohibited by applicable law.

Borrowers shall use the proceeds from the Term Loan A solely for the following purposes: (a) to refinance existing Indebtedness of Borrowers, including the entire Term Loan B and the entire Term Loan C, (b) to refinance a portion of the Original Term Loan D, (c) to pay fees and expenses in connection with the transactions contemplated hereby and (d) thereafter from time to time for the generation of Accounts, for the purchase of Inventory, other working capital purposes, Capital Expenditures and for payments from time to time owing to Agent, Documentation Agent, L/C Issuer and other Lender Parties under the Loan Documents and for any other general corporate purposes of Borrowers permitted by the Loan Documents and not otherwise prohibited by applicable law.

Borrowers shall use the proceeds from the new Term Loan D made by the Golub Term Loan D Lender, solely to refinance the portion of the Original Term Loan D held by the Original Golub Term Loan D Lender.

Section 6.7.                                 Further Assurances; Post Closing Deliveries

(a)                                 Each Credit Party shall, and shall cause each of its Subsidiaries to take such further actions, obtain such consents and approvals and duly execute and deliver such further agreements, assignments, instructions or documents as may be reasonably requested by Agent, Documentation Agent or Requisite Lenders in order to carry out the purposes, terms and conditions of the Loan Documents and the transactions contemplated thereby, whether before, at or after the performance and/or consummation of the transactions contemplated hereby or the occurrence of any Default or Event of Default.

(b)                                 Without limiting any other provision of any Loan Document, each Credit Party shall, and shall cause each of its Subsidiaries to, execute and deliver, or cause to be executed and delivered, to Agent and Documentation Agent all agreements, instruments, documents and other deliveries, and take or cause to be taken all actions, and otherwise perform, observe and comply with all obligations and covenants, set forth on Schedule 6.7 hereto within the applicable time periods set forth thereon.

(c)                                  Subject to clause (g) below, each Credit Party shall, and shall cause its Subsidiaries to, (i) execute, deliver and/or record any and all financing statements, continuation statements, stock powers, instruments and other documents, or cause the execution, delivery and/or recording of any and all of the foregoing, that are necessary or required under law or otherwise requested by Agent to create, perfect or preserve the pledge of the Collateral to Agent and the Lien on the Collateral in favor of Agent, for the benefit of the Lender Parties (and each Credit Party irrevocably grants Agent the right, at Agent’s option, to file any or all of the foregoing), and (ii) defend the Collateral and the Lien in favor of Agent, for the benefit of the Lender Parties, against all claims and demands of all Persons (other than Priority Permitted Liens).  Without limiting the generality of the foregoing and except as otherwise approved in writing by Agent and Documentation Agent, but subject to clause (g) below, (i) each Credit Party shall, and shall cause its Subsidiaries to, guaranty the Obligations of Borrowers and grant to Agent, for the benefit of the Lender Parties, a Lien on all of its Property to secure such guaranty, and (ii) each Credit Party shall grant a first priority Lien on all of its Property and, without limiting the foregoing, pledge the Capital Stock of each of its Subsidiaries, in each case to Agent, for the benefit of the Lender Parties, to secure the Obligations.  Subject to clause (g) below, in furtherance thereof, each Subsidiary of a Credit Party not a party to this Agreement shall execute a Joinder Agreement and become a party to such of the Loan Documents, including this Agreement, and in such capacity as Agent and Documentation Agent shall elect.

(d)                                 Concurrently with (i) the execution by any Credit Party, as lessee, of any lease pertaining to real property, such Credit Party shall (a) deliver to Agent and Documentation Agent an executed copy thereof, and (b) use commercially reasonable best efforts to obtain a Landlord Waiver and Consent from the Landlord under such lease (it being understood that in the event the Credit Parties are unable to obtain any such Landlord Waiver and Consent, Agent may or, at the direction of Documentation Agent shall, establish a Rent Reserve against Availability, as Agent or Documentation Agent, as the case may be, deems necessary in its Permitted Discretion), and (c) deliver to Agent and Documentation Agent such other documents and assurances with respect to such real property as Agent or Documentation Agent may reasonably require, (ii) the execution by any Credit Party of any contract relating to the acquisition by such Credit Party of real property with a current value in excess of $250,000 (it being understood that the current value shall be determined by either an appraisal or such Credit Party’s reasonable good faith estimate of the current value of such real property), such Credit Party shall deliver to Agent and Documentation Agent an executed copy of such contract and, if requested by Agent or Documentation Agent, concurrently with the closing of the purchase of such real property, (a) a first mortgage or deed of trust in favor of Agent, for the benefit of the Lender Parties, on such real property, in form and substance acceptable to Agent and Documentation Agent, (b) a lender’s policy of title insurance, in such form and amount and containing such endorsements as shall be satisfactory to Agent and Documentation Agent, (c) a survey of such real property, which survey shall be of a recent enough date and in sufficient detail so as to permit the title company issuing such policy to eliminate any survey exceptions to such policy, (d) a recent environmental assessment of such real property by a third party acceptable to Agent and Documentation Agent, and the results thereof shall be satisfactory to Agent and Documentation Agent, and (e) such other documents and assurances with respect to such real property as Agent or Documentation Agent may reasonably require, and (iii) at any time any Collateral is located on any premises not owned by a Credit Party, use commercially reasonable efforts to, obtain a Landlord Waiver and Consent (it being understood that in the event the Credit Parties are unable to obtain any such Landlord Waiver and Consent, Agent may or, at the direction of Documentation Agent shall, establish a Rent Reserve against Availability, as Agent or Documentation Agent, as the case may be, deems necessary in their Permitted Discretion).

(e)                                  [Intentionally omitted].

(f)                                   Upon the occurrence of an Event of Default, each Credit Party that owns any Real Estate with a current value in excess of $250,000 (it being understood that the current value shall be determined by either an appraisal or such Credit Party’s reasonable good faith estimate of the current value of such real property) that was not mortgaged in favor of Agent, for the benefit of the Lender Parties, shall, upon Agent’s or Documentation Agent’s request, deliver a mortgage or deed of trust, as applicable, to Agent granting a Lien on such Real Estate in favor of Agent, for the benefit of the Lender Parties.

(g)                                  The foregoing provisions of this Section 6.7 to the contrary notwithstanding, no Foreign Subsidiary of a Credit Party shall be required to deliver any guaranty or grant a security interest in any of its Property to secure any such guaranty or deliver a Joinder Agreement, and no Credit Party shall be required to pledge more than sixty-five percent (65%) of the voting equity securities of any such Foreign Subsidiary.

Section 6.8.                                 Pension Plans

The Credit Parties shall (a) deliver to Agent and Documentation Agent promptly, and in any event within 10 days, any notice, letter or communication received by any Credit Party from the PBGC, the IRS or any other Governmental Authority with respect to any Plan, if such notice would reasonably be expected to result in any material liability to any Credit Party, (b) provide Agent and Documentation Agent with copies of any annual report filed by any Credit Party with the PBGC in connection with any Plan, promptly after the filing thereof, and (c) notify Agent and Documentation Agent prior to terminating any Plan if such termination would reasonably be expected to result in any material liability to any Credit Party.

Section 6.9.                                 Environmental Laws

(a)                                 The Credit Parties shall promptly notify and furnish Agent and Documentation Agent with a copy of any and all Environmental Notices which are received by any Credit Party or any of its Subsidiaries on or after the date hereof.  Each Credit Party shall, and shall cause its Subsidiaries to, take prompt and appropriate action in response to any and all such Environmental Notices, and shall promptly furnish Agent and Documentation Agent with a description of the applicable Credit Party’s response thereto.  Each Credit Party shall promptly notify Agent and Documentation Agent of any event or state of facts which would reasonably be expected to result in an Environmental Notice.

(b)                                 The Credit Parties shall, and cause each of its Subsidiaries to, (i) comply with all Environmental Laws, (ii) obtain, comply with and maintain any and all licenses, approvals, registrations or permits required by Environmental Laws, (iii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and (iv) promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws (and provide copies of all such orders and directives to Agent and Documentation Agent), except, in each case, to the extent (i) the validity or amount thereof is being contested in good faith by appropriate proceedings diligently prosecuted, (ii) the Credit Parties and their Subsidiaries have set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation, (d) no Lien has been filed with respect thereto and (e) the failure to make payment pending such contest would not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

(c)                                  Each Credit Party shall defend, indemnify and hold harmless each of the Lender Parties and their respective employees, agents, officers, directors, partners, members, and managers, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise (including without limitation attorneys’ and consultants’ fees, investigation and laboratory fees, court costs and litigation expenses), arising out of, or in any way relating to (i) any Environmental Laws applicable to any of the Credit Parties, any of their operations, or any real property owned or operated by any of them, (ii) any orders, requirements or demands of any Governmental Authority or any private party related to any Environmental Laws or to Hazardous Substances, or (iii) the actual or alleged presence of Hazardous Substances on any property previously, now or hereafter owned, leased or otherwise held by any of the Credit Parties.  The indemnity set forth in this paragraph (c) shall survive any termination of this Agreement.  Notwithstanding the foregoing, the Credit Parties shall not have any obligation to a Lender Party and its respective employees, agents, officers, directors, partners, members, and managers under this subsection (c) regarding any potential environmental matter covered hereunder which is caused by the gross negligence or willful misconduct of such Lender Party or its respective employees, agents, officers, directors, partners, members, and managers, as determined by a final judgment of a court of competent jurisdiction.

Section 6.10.                          Compliance with Terms of Leaseholds

Except as otherwise expressly permitted hereunder or as would reasonably be expected to cause a Material Adverse Effect, each Credit Party shall make all payments and otherwise perform all obligations in respect of all leases of real property to which any Credit Party is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify Agent and Documentation Agent of any default by any party with respect to such leases and cooperate with Agent and Documentation Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so.

Section 6.11.                          Material Contracts

Each Credit Party shall perform and observe all the material terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms,  upon the occurrence and continuance of an Event of Default, take all such action to such end as may be from time to time reasonably requested by Agent or Documentation Agent and upon the occurrence and continuance of an Event of Default and the request of Agent or Documentation Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so.

ARTICLE VII.

NEGATIVE COVENANTS

Each Credit Party, jointly and severally, covenants and agrees that, until the full performance and satisfaction, and indefeasible payment in full in cash, of all Obligations (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted in writing) and the termination of all Commitments, all outstanding Letters of Credit and the Loan Documents:

Section 7.1.                                 Financial Covenants

No Credit Party shall, and no Credit Party shall cause or permit any of its Subsidiaries to, violate any of the financial covenants set forth in Exhibit B-1 hereto, calculated and determined as of the respective dates and for the respective periods set forth thereon.

Section 7.2.                                 Indebtedness

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except the following (collectively, “Permitted Indebtedness”):

(a)                                 Indebtedness of the Credit Parties evidenced by the Loan Documents;

(b)                                 any Indebtedness of Parent and its Subsidiaries existing on the Closing Date and set forth on Schedule 7.2 hereto, including extensions and refinancings thereof provided that the amount of such Indebtedness as of the date of such extension or refinancing is not increased and the maturity and weighted average life thereof are not shortened and such refinanced Indebtedness is otherwise on terms that are no less favorable to the Credit Parties and the Lender Parties than the terms of the Indebtedness being so extended or refinanced;

(c)                                  Indebtedness of Parent and its Subsidiaries not to exceed $1,000,000 in the aggregate at any time outstanding constituting Capital Lease Obligations;

(d)                                 Indebtedness of Parent and its Subsidiaries incurred after the Closing Date secured by purchase money Liens permitted under Section 7.3(e)(i) provided the aggregate amount thereof outstanding at any time does not exceed $250,000;

(e)                                  unsecured Indebtedness evidenced by the Seller Subordinated Note in an aggregate principal amount not to exceed $6,000,000 (plus the amount of capitalized interest thereon in accordance with the terms thereof and the Seller Subordinated Note Subordination Agreement) at any time outstanding, provided that such Indebtedness shall be subject to the terms and provisions of the Seller Subordinated Note Subordination Agreement;

(f)                                   Subordinated Debt of the Credit Parties not to exceed $3,000,000 in the aggregate principal outstanding at any time (plus the amount of capitalized interest thereon in accordance with the terms thereof and the applicable Subordination Agreement), provided that such Indebtedness shall be subject to the terms and conditions of the applicable Subordination Agreement;

(g)                                  obligations (contingent or otherwise) of any Credit Party or any Subsidiary thereof existing or arising under any Swap Contract; provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates, and not for purposes of speculation or taking a “market view;” provided that the aggregate Swap Termination Value thereof shall not exceed $500,000 at any time outstanding;

(h)                                 Indebtedness expressly permitted under Section 7.4;

(i)                                     endorsements in the Ordinary Course of Business of negotiable instruments for deposit or collection; and

(j)                                    Indebtedness of any Credit Party incurred in connection with the financing of insurance premiums, in the Ordinary Course of Business.

Section 7.3.                                 Liens

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon, in, against or with respect to any part of, or any pledge of, any of the Collateral or any of its other Property or Capital Stock, whether now owned or hereafter acquired, except the following (collectively, “Permitted Liens”):

(a)                                 Liens created by the Loan Documents or otherwise arising in favor of Agent, for the benefit of the Lender Parties;

(b)                                 Liens imposed by law for taxes, assessments or charges of any Governmental Authority (i) which are not yet due or (ii) with respect to which taxes, assessments or charges (A) the validity or amount thereof is being contested in good faith by appropriate proceedings diligently prosecuted, (B) the applicable Credit Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (C) such contest effectively suspends collection of the contested obligation, (D) the failure to make payment pending such contest would not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect, and (E) with respect to this clause (ii), all such Liens secure claims not exceeding $250,000 in the aggregate at any time;

(c)                                  statutory Liens of landlords (and Liens of landlords under the terms of leases so long as such Liens are subordinated to the Liens in favor of Agent securing the Obligations on terms and conditions satisfactory to Agent and Documentation Agent, unless Agent and Documentation Agent agree in writing otherwise), carriers, warehousemen, mechanics and/or materialmen and other similar Liens imposed by law or that arise by operation of law in the Ordinary Course of Business that, in any such case, are only for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently prosecuted (which have the effect of preventing the forfeiture or sale of the Property subject thereto) and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP;

(d)                                 Liens (other than any Lien imposed by ERISA) incurred or deposits or pledges made in the Ordinary Course of Business (including, without limitation, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, trade contracts, statutory obligations and other similar obligations (other than for the repayment of Indebtedness);

(e)                                  (i) purchase money Liens securing Indebtedness permitted under Section 7.2(d); provided, that (x) any such Lien attaches to the subject Property concurrently with the acquisition thereof or within the time period set forth in Section 9-324 of the UCC, (y) such Lien attaches only to the subject Property and (z) the principal amount of such Indebtedness secured thereby does not exceed 100% of the cost of such Property; and (ii) Liens arising under Capital Leases permitted under Section 7.2(c) to the extent such Liens attach only to the Property that is the subject of such Capital Leases;

(f)                                   any attachment or judgment Lien provided that the enforcement of such Liens is effectively stayed and such Liens secure claims not otherwise constituting an Event of Default;

(g)                                  easements, rights of way, restrictions, zoning ordinances, reservations, covenants and other similar charges, title exceptions or encumbrances relating to real Property of the Credit Parties incurred in the Ordinary Course of Business that, either individually or in the aggregate, do not secure obligations for the payment of money, do not interfere in any material respect with the use of the Property affected or the ordinary conduct of the Business of the Credit Parties and do not result in material diminution in value of the Property subject thereto; and

(h)                                 Liens disclosed on Schedule 7.3 as of the Closing Date.

Section 7.4.                                 Consolidations, Mergers and Investments

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, directly or indirectly, (i) merge, liquidate, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any of its Property to or in favor of, any Person, (ii) purchase, own, hold, invest in or otherwise acquire any assets of, any obligations or Capital Stock or other securities of, or any other interest in, any Person (including the establishment or creation of any Subsidiary) or any joint venture, or otherwise consummate or commit to make any Acquisition (including by way of merger, consolidation or other combination), (iii) purchase, own, hold, invest in or otherwise acquire any “investment property” (as defined in the UCC), or (iv) make, permit to exist or commit to make any loans, advances or extensions of credit to or for the benefit of any Person, or assume, guarantee, indemnify, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of, any Person (the items described in the foregoing clauses (ii), (iii) and (iv) sometimes are referred to as “Investments”), except:

(a)                                 Investments created by the Loan Documents;

(b)                                 Investments existing on the Closing Date and identified on Schedule 7.4 hereof (but not any increase in the amount thereof or any other modification of the terms thereof);

(c)                                  trade credit extended by Borrowers and their Subsidiaries in the Ordinary Course of Business;

(d)                                 loans to employees and advances by Credit Parties for business travel and similar temporary advances made in the Ordinary Course of Business to officers, directors and employees, not to exceed $25,000 in the aggregate at any time outstanding; provided that no such loans to employees shall be permitted hereunder to the extent an Event of Default has occurred and is continuing or would result therefrom;

(e)                                  the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business;

(f)                                   to the extent no Event of Default has occurred and is continuing or would result therefrom, Investments in Cash Equivalents with respect to which Agent, for the benefit of the Lender Parties, has a first priority and perfected Lien, as security for the Obligations;

(g)                                  Borrower and its Subsidiaries may consummate transactions otherwise expressly permitted under Section 7.5, 7.7 and 7.8;

(h)                                 to the extent no Event of Default has occurred and is continuing or would result therefrom, upon not less than ten (10) Business Days’ prior written notice to Agent and Documentation Agent, any Subsidiary of a Credit Party (other than a Borrower) may merge with, or dissolve or liquidate into, or transfer its Property to, such Credit Party or another Wholly-Owned Subsidiary of a Credit Party, provided that, the continuing or surviving entity or the Person receiving such Property shall be joined as a Credit Party hereunder and the Capital Stock of such Subsidiary shall be pledged to Agent, for the benefit of the Lender Parties and such Subsidiary shall grant a Lien on its Property in favor of Agent, for the benefit of the Lender Parties; and

(i)                                     Investments by any Credit Party in any other Credit Party to the extent permitted herein, provided that, any such Investments constituting loans or advances shall be (i)

evidenced by a promissory note, in form and substance satisfactory to Agent and Documentation Agent, which shall be pledged and delivered to Agent, for the benefit of the Lender Parties, pursuant to the Pledge Agreement (together with an allonge duly executed in blank by the obligee on such note) and (ii) subject to the Intercompany Subordination Agreement or such other subordination provisions acceptable to Agent and Documentation Agent.

Section 7.5.                                 Restricted Payments

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, (i) declare, pay or make any dividend or distribution of cash, securities or other Property on any shares of its capital stock or other equity or ownership interests or securities, (ii) apply any of its Property to the acquisition, redemption or other retirement of any of its capital stock or other equity or ownership interests or securities or of any warrants, options or other rights to purchase or acquire, exchangeable or exercisable for, or convertible into, any of the foregoing, (iii) make any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt, the Indebtedness evidenced by the Seller Subordinated Note or the Indebtedness under the Management Services Agreement, (iv) pay any salaries, bonuses or other compensation for services to the officers, directors, stockholders or Affiliates of any Credit Party, (v) pay any management, service, consulting, advisory or similar fees to the officers, directors, employees, stockholders or Affiliates of any Credit Party, whether for services rendered to such Credit Party or otherwise, or (vi) make any other payments, whether pursuant to promissory notes or for non-competition covenants or otherwise, to any of officers, directors, stockholders or Affiliates of any Credit Party (the items described in clauses (i) through (vi) above are referred to herein as “Restricted Payments”).

Notwithstanding the foregoing:

(a)                                 any Wholly-Owned Subsidiary of a Credit Party (including any such Wholly-Owned Subsidiary that is a Foreign Subsidiary) may declare and pay dividends and other distributions to such Credit Party or to any other Credit Party;

(b)                                 any Credit Party may pay dividends in the form of common Capital Stock to the extent such common Capital Stock (other than the common Capital Stock of the Parent) is pledged to Agent, for the benefit of the Lender Parties, as collateral security for the Obligations in accordance with Section 6.7;

(c)                                  any Credit Party may make, upon termination of an employee of a Credit Party, distributions to Parent solely sufficient to permit Parent to redeem for cash any equity securities or warrants or options to acquire any equity securities of Parent owned by such employee, provided, that Parent promptly uses the proceeds of such distributions for such purposes and all of the following conditions are satisfied with respect to each such distribution:

(i)                                     no Default or Event of Default has occurred and is continuing or would arise as a result of such distribution;

(ii)                                  after giving effect to such distribution, the Credit Parties are in compliance on a pro forma basis with the financial covenants referenced in Section 7.1

(recomputed for the most recent period for which financial statements have been delivered in accordance with the terms hereof after giving effect thereto);

(iii)                               the aggregate amount of such distributions shall not exceed $2,000,000 since the Closing Date; and

(iv)                              (A) Excess Availability would be greater than or equal to $5,000,000 immediately after giving effect to such payment, (B) Borrowers provide projections to Agent, in form and substance reasonably satisfactory to Agent, demonstrating that Excess Availability shall be at least $5,000,000 at all times during the nine (9) consecutive months following such prepayment after giving pro forma effect to such prepayment, (C) no Default or Event of Default shall have occurred and is continuing as of the date of such prepayment or would result therefrom, and (D) Borrowers provide a certificate certified by a Responsible Officer of Parent certifying that the Fixed Charge Coverage Ratio, calculated (x) on a pro forma basis after giving effect to such prepayment as if such prepayment occurred on the first day of the four Fiscal Quarter period ended on or before the occurrence of such prepayment and (y) deducting all non-financed Capital Expenditures, is at least 1.25 to 1.00, together with supporting documentation in respect of such certification, in each case in form and substance reasonably satisfactory to Agent;

(d)                                 any Credit Party may make distributions to Parent solely sufficient to permit Parent to pay as and when due and payable franchise taxes and other similar ordinary course licensing expenses and other general and customary holding company costs and expenses incurred in the Ordinary Course of Business and otherwise relating to activities in which Parent otherwise is permitted to engage under the Loan Documents to the extent no Default or Event of Default has occurred and is continuing or would arise as a result of such distributions unless Agent and Documentation Agent otherwise agree in writing; provided, however, that upon the occurrence and during the continuance of a Default or an Event of Default, any Credit Party may make distributions to Parent solely sufficient to permit Parent to pay as and when due and payable (i) taxes and accounting expenses for the preparation of tax returns required to be prepared in connection with the payment of such taxes, (ii) governmental filing fees, (iii) reasonable expenses necessary to perform its obligations under the Loan Documents and (iv) insurance premiums, provided further that Parent shall have provided to Agent, in form and substance reasonably satisfactory to Agent, supporting documentation in respect of the foregoing;

(e)                                  Borrower may pay as and when due and payable the amounts permitted to be paid on the Indebtedness evidenced by the Seller Subordinated Note to the extent expressly permitted by the Seller Subordinated Note Subordination Agreement;

(f)                                   the Credit Parties may pay (i) reasonable compensation to officers and employees for actual services rendered to Parent and its Subsidiaries in the Ordinary Course of Business, and (ii) reimbursement of actual out-of-pocket expenses incurred in connection with attending board of director meetings and, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, directors’ fees, not to exceed in the aggregate, with respect to all such items described in the foregoing clause (ii), $200,000 in any Fiscal Year of Parent;

(g)                                  Parent, Levtran Acquisition and DTLR may pay as and when due and payable (i) the amounts permitted to be paid under the Management Services Agreement to the extent expressly permitted by the Management Services Agreement Subordination Agreement, and (ii) a closing fee not in excess of $525,000, which fee (x) constitutes the fee payable pursuant to Section 4(a)(iii)(C) of the Management Services Agreement on account of the “Significant Transaction” (as defined in the Management Services Agreement) consisting of the Closing of this Agreement and the other Loan Documents, and (y) shall be payable on the Closing Date; and

(h)                                 any Credit Party may pay as and when due and payable, regularly scheduled payments of interest only, at the non-default rate on the Subordinated Debt to the extent expressly permitted under the applicable Subordination Agreement.

Section 7.6.                                 Transactions with Affiliates

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, transfer any cash or Property to any current or former officer, director, employee or Affiliate, enter into any contract or transaction with any such Person, or modify any outstanding contract or transaction with any such Person, including without limitation the purchase, lease, sale or exchange of Property or the rendering of any service to any such Person, other than:

(a)                                 compensation and employment arrangements with employees in the Ordinary Course of Business;

(b)                                 transactions expressly permitted under Section 7.5(f), Section 7.5(g) and Section 7.7(e);

(c)                                  transactions with another Credit Party; and

(d)                                 in satisfaction of indemnification obligations of a Credit Party to its directors or officers required under its Organizational Documents or required under the applicable laws of its jurisdiction of organization.

Section 7.7.                                 Transfer of Assets

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, directly or indirectly, sell, lease, transfer, convey, assign or otherwise dispose of (whether in a single transaction or a series of transactions) any Property or any interest therein, or agree to do any of the foregoing, except that:

(a)                                 any Credit Party and its Subsidiaries may sell obsolete, worn out, replaced or excess equipment that is no longer needed in the Ordinary Course of Business and has a book value not exceeding $300,000 in the aggregate in any Fiscal Year to the extent that such Credit

Party or such Subsidiary complies with the mandatory prepayment provisions of Section 2.9(d)(i) in connection therewith;

(b)                                 any Credit Party and its Subsidiaries may sell Inventory and use cash in the Ordinary Course of Business;

(c)                                  any Credit Party and its Subsidiaries may sell other Properties not specifically permitted otherwise in this Section 7.7 (other than Capital Stock of a Credit Party) to the extent (i) such Credit Party or such Subsidiary complies with the mandatory prepayment provisions of Section 2.9(d)(ii) in connection therewith (to the extent the proceeds thereof are not reinvested in accordance with the terms of such Section 2.9(d)(i), (ii) such sale is an arm’s length transaction and for fair market value and the aggregate fair market value of all assets so sold does not exceed $250,000 in any Fiscal Year, (iii) no Default or Event of Default exists or otherwise would result therefrom and (iv) the sole consideration therefor received by such Credit Party or such Subsidiary is cash;

(d)                                 transactions otherwise expressly permitted under Sections 7.3, 7.4 and 7.5 to the extent permitted thereunder; and

(e)                                  any Credit Party or any Subsidiary of any Credit Party may transfer Property or any interest therein to any other Credit Party.

Section 7.8.                                 Contingent Obligations

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, enter into, create, assume, suffer to exist or incur any Contingent Obligations or assume, guarantee, indemnify, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person, except:

(a)                                 any Credit Party or any of its Subsidiaries may enter into guarantees of Indebtedness of any such Credit Party or any such Subsidiary otherwise expressly permitted under Section 7.2;

(b)                                 any Credit Party or any of its Subsidiaries may endorse checks for collection in the Ordinary Course of Business;

(c)                                  Contingent Obligations of any Credit Party or any Subsidiary of any Credit Party incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations;

(d)                                 ordinary Contingent Obligations of Borrower and its Subsidiaries arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent, for the benefit of the Lender Parties, title insurance policies; and

(e)                                  Borrowers may enter into unsecured guarantees in favor of the Levtran Stockholders solely to back stop the Levtran Stockholders’ obligations under any guarantees such Levtran Stockholders made in favor of landlords guaranteeing the obligations of a Borrower under any real estate lease.

(f)                                   Swap Contracts permitted under Section 7.2(g).

Section 7.9.                                 Organizational Documents; Accounting Changes; Use of Proceeds; Insurance; Business

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to:

(a)                                 amend, modify, restate or change any of its Organizational Documents in any material respect or in any respect adverse to any Lender Party, or make any material change to its equity capital structure in a manner adverse to any Lender Party in its capacity as such (and such Credit Party shall give Agent and Documentation Agent not less than thirty (30) Business Days prior written notice of any amendment, modification, restatement or change to any of its Organizational Documents or equity capital structure) (it being understood that if any Credit Party that is a partnership or a limited liability company, or any Credit Party with any Subsidiary that is a partnership or a limited liability company, amends, modifies, restates or changes any of its Organizational Documents to cause such partnership interests or membership interests to (i) be dealt in or traded on securities exchanges or in securities markets, (ii) become a security for purposes of Article 8 of any relevant Uniform Commercial Code, (iii) become an investment company security within the meaning of Section 8-103 of any relevant Uniform Commercial Code or (iv) be evidenced by a certificate, such amendment, modification, restatement or change shall be deemed to be adverse to Lender Parties) or, without the prior written consent of Agent and Documentation Agent (but without limiting the prohibitions on mergers involving any Credit Party otherwise permitted under Section 7.4(h)), reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the Closing Date;

(b)                                 without prior approval of the Agent and Documentation Agent, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its Fiscal Year end from (i) for Fiscal Year 2010, January 29, 2011, (ii) for Fiscal Year 2011, January 28, 2012, (iii) for Fiscal Year 2012, February 2, 2013, (iv) for Fiscal Year 2013, February 1, 2014, (v) for Fiscal Year 2014, January 31, 2015, and (v) for Fiscal Year 2015, January 30, 2016;

(c)                                  use any proceeds of any Loans, directly or indirectly, for “purchasing” or “carrying” “margin stock” as defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System, or to repay or refinance Indebtedness incurred to so “purchase” or “carry” “margin stock,” or otherwise in violation of applicable law or this Agreement; or

(d)                                 engage, directly or indirectly, in any business other than the Business; provided, that, anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, neither Parent nor Levtran Acquisition shall (i) engage in, or commit to engage in, any business or other activities, or enter into, execute or perform any business transaction (other than the execution and performance of the Loan Documents and, with respect to Parent only, the Management Services Agreement), (ii) own any Property other than immaterial Property and the Capital Stock of, in the case of Parent, Levtran Acquisition, and in the case of Levtran Acquisition, DTLR, and general intangibles arising from the Loan Documents, (iii) incur any Indebtedness or Contingent Obligations (other than Indebtedness and Contingent Obligations arising from the Loan Documents to which it is a party and the Seller Subordinated Note), or (iv) grant any Liens in any of its Property (other than Liens granted to Agent, for the benefit of the Lender Parties, under the Loan Documents).

Section 7.10.                          Subordinated Debt and Material Contracts

(a)                                 Without limiting clause (b) below, no Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, (i) fail to enforce or diligently pursue its remedies under, the Management Services Agreement, as in effect on the Closing Date, in any manner adverse in any material respect to any Lender Party or any Credit Party or which reasonably would be expected to result in a Material Adverse Effect; or (ii) take or fail to take any other action under the Management Services Agreement that reasonably would be expected to result in a Material Adverse Effect.

(b)                                 No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, directly or indirectly, amend, supplement, waive or otherwise modify the terms or provisions of (i) any Indebtedness evidenced by the Seller Subordinated Note, (ii) any Indebtedness in respect of the Management Services Agreement, (iii) any Subordinated Debt, (iv) the Management Services Agreement or (v) any document evidencing or relating to any Subordinated Debt, in each case, except to the extent otherwise expressly permitted under the terms of the applicable Subordination Agreement.

(c)                                  Without limiting clauses (a) or (b) above, no Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, amend, change or agree to any material amendment or other material change to or material waiver of any of its rights under any Material Contract that would reasonably be expected to have a Material Adverse Effect.

(d)                                 Except as expressly provided herein, the Credit Parties shall not make any payment or distribution (other than PIK Interest in accordance with Section 2.5) of any kind or character (whether in cash, securities, assets, by set-off or otherwise) on account of, or in respect of, the Term Loan D.

(e)                                  Except as expressly permitted in the Seller Subordinated Note Subordination Agreement, the Credit Parties shall not (i) make any payment or distribution of any kind or character (whether in cash, securities, assets, by set-off or otherwise) on account of, or in respect of, the Seller Subordinated Note or (ii) amend, restate, replace, supplement or otherwise modify the Seller Subordinated Note.

Section 7.11.                          Negative Pledges

Except as a result of the Loan Documents, no Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any such Subsidiary to guaranty the Obligations, to pay dividends or make any other distribution on any of such Subsidiary’s equity securities or to pay fees or make other payments and distributions to any Credit Party or any of its Subsidiaries.  No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, directly or indirectly, enter into, assume or become subject to any contract or agreement that prohibits or otherwise restricts the existence of any Lien upon any of its Property in favor of Agent, for the benefit of the Lender Parties, whether now owned or hereafter acquired except in connection with any document or instrument governing Liens related to purchase money Indebtedness and Capital Leases which, in each case, otherwise constitute Permitted Liens.

Section 7.12.                          Certain Specific Agreements

(a)                                 Neither any Credit Party nor any Subsidiary of any Credit Party (i) will be or become a Person whose Property or interests in Property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001)), (ii) will engage in any in any dealings or transactions prohibited by Section 2 of such executive order, or otherwise be associated with any such Person in any manner violative of Section 2 of such executive order, or (iii) otherwise will become a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order.

(b)                                 No Credit Party shall enter into distribution, supply or license agreements (excluding shrink-wrap licenses of mass-marketed, commercially-available software) which (a) restrict or prohibit the pledge, assignment or other transfer of such agreement or any change of control of ownership of the Credit Parties or (b) with respect to license agreements, restrict or limit in any way the sale of Inventory by Agent or its designee containing or bearing (whether on the packaging therefor or the goods) Intellectual Property subject to such license, unless such distribution, supply, or license agreement is on terms reasonably satisfactory to Agent and Documentation Agent.

Section 7.13.                          Store Openings; Store Closings

(a)                                 The Credit Parties will not open any New Operating Unit, and will not permit their Subsidiaries to open any New Operating Unit outside a radius of 200 miles, except New Operating Units outside a radius of 200 miles and within a radius of 500 miles from any existing store not exceeding (a) in any twelve-month period during the period of time from the Closing Date up to but not including the third anniversary of the Closing Date, five (5) New Operating Units in the aggregate for the Credit Parties and their Subsidiaries during such twelve-month period, (b) in any twelve-month period on or after the third anniversary of the Closing Date, seven (7) New Operating Units in the aggregate for the Credit Parties and their Subsidiaries during such period (for any Fiscal Year of Parent, the New Operating Units permitted to be opened during such period, being referred to herein as the “Permitted New Operating Units”); provided, that, prior to opening any Permitted New Operating Units, the Credit Parties must also meet the conditions for opening any New Operating Units as specified in the immediately following paragraph.

(b)                                 After the Closing Date, subject to the first paragraph of this Section 7.13, without the prior written consent of Agent and Documentation Agent, Credit Parties will not, and will not permit their Subsidiaries to, enter into any new commitments to open any New Operating Unit on which the Credit Parties do not already own or lease the land on which such

New Operating Unit is to be developed (including without limitation entering into any lease, purchase agreement, construction contract or other agreement or arrangement relating to the acquisition, build-out or refurbishment of any property in connection with the opening or anticipated opening of a New Operating Unit), if at such time (a) a Default or Event of Default is then existing, (b) the Total Debt Leverage Ratio (as defined in Exhibit B-1) as at the end of the most recently ended Test Period is not less than the sum of (x) the maximum ratio set forth in the table in paragraph 1 of Exhibit B-1 opposite the corresponding Test Period minus (y) 0.20, (c) the Senior Debt Leverage Ratio (as defined in Exhibit B-1) as at the end of the most recently ended Test Period is not less than the sum of (x) the maximum ratio set forth in the table in paragraph 2 of Exhibit B-1 opposite the corresponding Test Period minus (y) 0.20, and (d)  Parent has not delivered to the Agent, Documentation Agent and each Lender a completed Compliance Certificate (attaching a schedule showing the calculations of the Total Debt Leverage Ratio and the Senior Debt Leverage Ratio) certified on behalf of Parent by a Responsible Officer and dated as of the last day of the most recently ended Fiscal Month.

(c)                                  The Credit Parties shall not, and shall not permit their Subsidiaries to, close any Store if, during the then current Fiscal Year, such Store together with the number of other Stores closed during such Fiscal Year, net of new Store openings which have occurred during the same Fiscal Year, would exceed ten percent (10%) of the number of the Credit Parties’ Stores as of the beginning of such Fiscal Year, unless Agent and Documentation Agent shall have consented to the closing of Stores in excess of such limitation. If, based on the projected operating budget delivered pursuant to Paragraph (d) of Exhibit C-1, the number of Stores which the Credit Parties then currently intend to close during the applicable upcoming Fiscal Year, net of the number of Stores which the Credit Parties then currently intend to open during the applicable upcoming Fiscal Year, would exceed ten percent (10%) of the number of the Credit Parties’ Stores as of the beginning of the applicable upcoming Fiscal Year and Agent and Documentation Agent shall have consented to such excess Store closings, the Credit Parties shall conduct all sales of Inventory in connection with such permitted Store closings in accordance with liquidation agreements and with professional liquidators reasonably acceptable to Agent and Documentation Agent. If, during the course of such applicable Fiscal Year, the Credit Parties shall revise the number of Store closings that have occurred or will occur during such applicable Fiscal Year such that the aggregate number of Stores to be closed during such applicable Fiscal Year, net of new Store openings which have occurred or will occur during such applicable Fiscal Year, would exceed ten percent (10%) of the number of the Stores as of the beginning of such applicable Fiscal Year and Agent and Documentation Agent shall have consented to such excess Store closings, then all sales of Inventory in connection with any Stores closed during the applicable Fiscal Year subsequent to such revision by Credit Parties of their determination of the net Store closings shall be conducted in accordance with liquidation agreements and with professional liquidators reasonably acceptable to Agent and Documentation Agent. All Net Proceeds in connection with Store closings shall be applied to the Obligations if then required in accordance with Section 2.9 hereof.

(d)                                 Notwithstanding anything to the contrary set forth in this Section 7.13, this Section 7.13 shall not preclude any Credit Party or any of its Subsidiaries from entering into any new commitments to lease any real property operated as a distribution center or office for such Credit Party where such leases have been approved by the Board of Directors of such Credit Party.

Section 7.14.                          ERISA

The Credit Parties will not, and will not permit any Subsidiary or ERISA Affiliate to:

(a)                                 engage in any transaction in connection with which such Credit Party or ERISA Affiliate would reasonably be expected to be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code;

(b)                                 terminate any Pension Plan in a “distress termination” under Section 4041 of ERISA;

(c)                                  fail to make payment when due of all amounts which, under the provisions of any Plan, such Credit Party or ERISA Affiliate is required to pay as contributions thereto, or, with respect to any Pension Plan, permit to exist any material “accumulated funding deficiency” (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect thereto; or

(d)                                 adopt an amendment to any Pension Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code.

Section 7.15.                          Sale-Leasebacks

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

Section 7.16.                          Cancellation of Indebtedness

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, cancel any material claim or debt owing to it, except for reasonable consideration negotiated on an arm’s length basis and in the Ordinary Course of its Business.

Section 7.17.                          Markup and Markdown Policies

The Credit Parties shall not engage in policies or procedures with respect to markups or markdowns of Inventory, including, without limitation, the timing, amount and implementation of such markups and markdowns, other than in the Ordinary Course of Business.

Section 7.18.                          Seller Subordinated Note Set-Off Rights

Parent shall give Agent prompt written notice of the exercise by it of any “Set-Off Rights” under, and as defined in, the Seller Subordinated Note.

Section 7.19.                          Foreign Subsidiaries

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, acquire, form or have any equity interest in any Foreign Subsidiary without the prior written consent of Agent and Documentation Agent, which consent shall not be unreasonably withheld.

ARTICLE VIII.

EVENTS OF DEFAULT

The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a)                                 any Credit Party shall fail to pay when due and payable any principal, premium, interest, fees or other Obligations provided for or required under this Agreement or the other Loan Documents, in any such case, whether on any payment date, at maturity, by reason of acceleration, by notice of intention to prepay, by required prepayment or otherwise;

(b)                                 any representation, statement or warranty made or deemed made by or on behalf of any Credit Party in any Loan Document or in any other certificate, document, report or opinion delivered pursuant to any Loan Document to which it is a party shall not be true and correct in all material respects or shall have been false or misleading in any material respect on the date when made or deemed to have been made (except to the extent already qualified by “Material Adverse Effect” or materiality, in which case it shall have been true and correct in all respects and shall not have been false or misleading in any respect on the date when made or deemed to have been made);

(c)                                  any Credit Party shall be in violation, breach or default of, or shall fail to perform, observe or comply with, any covenant, obligation or agreement set forth in (i) Sections 6.7, 6.8, or 6.9 (other than clause (c) thereof) (including, without limitation, any covenant, obligation or agreement set forth in any schedule, appendix or exhibit referred to therein), and such violation, breach, default or failure shall remain unremedied for 5 Business Days or more, (ii) any other provision of Article 6 or Article 7 (including, without limitation, any covenant, obligation or agreement set forth in any schedule, appendix or exhibit referred to therein), (iii) Section 2.13, or (iv) any Security Document to which it is a party;

(d)                                 any Credit Party shall be in violation, breach or default of, or shall fail to perform, observe or comply with, any covenant, obligation or agreement set forth in this Agreement or any other Loan Document (other than those specified in clauses (a), (b) and (c)(i) above) and, such violation, breach or default, or failure, if capable of being remedied, remains unremedied for thirty (30) calendar days after the earlier of (A) receipt by such Person of written notice of such violation, breach, default, event of default or failure and (B) the time at which such Person or any authorized officer thereof knew or became aware, or should reasonably have known or been aware, of such violation, breach, default, or failure;

(e)                                  (i) any of the Loan Documents ceases for any reason to be in full force and effect, (ii) any Lien purported to be created under any Security Document ceases to be, or is asserted by any Credit Party, any member of the Sponsor Group or any Affiliate of the foregoing not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, (iii) any Credit Party, any member of the Sponsor Group or any Affiliate of the foregoing contests in any manner the validity or enforceability of any provision of any Loan Document, (iv) any Credit Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document, or (v) any Guaranty is terminated or any Credit Party, any member of the Sponsor Group or any Affiliate of the foregoing attempts to terminate any Guaranty except as expressly permitted hereunder or under any other Loan Document;

(f)                                   one or more judgments or decrees is or are rendered against the Credit Parties, any Subsidiary of any Credit Party or any of them in an amount in excess of $250,000 individually or $500,000 in the aggregate (excluding judgments and decrees to the extent covered by third party insurance of such Persons where such coverage has been acknowledged by the insurer), which is/are not satisfied, stayed, vacated or discharged of record within thirty (30) calendar days of being rendered;

(g)                                  (i) any default or breach occurs, which is not cured within any applicable grace or cure period, (x) in any payment with respect to any Indebtedness or other obligations (other than the Obligations and Indebtedness evidenced by the Seller Subordinated Note) of any Credit Party or any Subsidiary of any Credit Party in excess of $500,000, either individually or in the aggregate, or (y) in the performance, observance or fulfillment of any provision contained in any agreement, contract, document or instrument to which any Credit Party or any Subsidiary of any Credit Party is a party or to which any of its Property is subject or bound under or pursuant to which any Indebtedness or other obligations (other than Indebtedness evidenced by the Seller Subordinated Note) in excess of $500,000, either individually or in the aggregate, was issued, created, assumed, guaranteed or secured and such default or breach permits the holder of any such Indebtedness or obligations to accelerate the maturity thereof; (ii) any Indebtedness or other obligations (other than Indebtedness evidenced by the Seller Subordinated Note) of any Credit Party in excess of $500,000, either individually or in the aggregate, is declared to be due and payable or is required to be prepaid prior to the stated maturity thereof;  (iii) any default or event of default occurs under the Seller Subordinated Note; (iv) the default by any Credit Party in any of its payment obligations, covenants or agreements under the Management Services Agreement; (v) the default by any Credit Party in any of its payment obligations, covenants or agreements under any other Material Contract (other than Indebtedness evidenced by the Seller Subordinated Note) to which such Credit Party is a party, or the occurrence of any other event, in each case, to the extent such default or other event reasonably would be expected to have or result in a Material Adverse Effect; or (iv) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Credit Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Credit Party or any Subsidiary thereof is an Affected Party (as so defined)

and, in either event, the Swap Termination Value owed by the Credit Party or such Subsidiary as a result thereof is greater than $750,000;

(h)                                 any Credit Party or any Subsidiary of any Credit Party shall (i) be unable to pay its debts generally as they become due, (ii) file a petition under any insolvency statute, (iii) make a general assignment for the benefit of its creditors, (iv) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its Property or shall otherwise be dissolved or liquidated, or (v) file a petition seeking reorganization or liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute;

(i)                                     (i) a court of competent jurisdiction shall (A) enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Credit Party or any Subsidiary of any Credit Party or the whole or any substantial part of any such Person’s Properties, which shall continue unstayed and in effect for a period of sixty (60) calendar days, (B) approve a petition filed against any Credit Party or any Subsidiary of any Credit Party seeking reorganization, liquidation or similar relief under the any Debtor Relief Law or any other applicable law or statute, which is not dismissed within sixty (60) calendar days, or (C) under the provisions of any Debtor Relief Law or other applicable law or statute, assume custody or control of any Credit Party or any Subsidiary of any Credit Party or of the whole or any substantial part of any such Person’s Properties, which is not irrevocably relinquished within sixty (60) calendar days, or (ii) there is commenced against any Credit Party or any Subsidiary of any Credit Party any proceeding or petition seeking reorganization, liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute (A) which is not unconditionally dismissed within sixty (60) calendar days after the date of commencement or (B) in respect of which such Credit Party or any Subsidiary of any Credit Party takes any action to indicate its approval of or consent to any such proceeding or petition;

(j)                                    any Change of Control occurs;

(k)                                 any Lender Party receives any evidence that any Credit Party has directly or indirectly been engaged in any type of activity which, in Agent’s and Documentation Agent’s Permitted Discretion, would reasonably be expected to result in forfeiture of any material portion of Collateral to any Governmental Authority, which shall have continued unremedied for a period of twenty (20) calendar days after written notice from Agent or Documentation Agent;

(l)                                     (i) any Credit Party is criminally indicted or convicted (A) of a state or federal felony or (B) a state or federal misdemeanor where such indictment or conviction reasonably would be expected to have a Material Adverse Effect or (C) under any law that could lead to forfeiture of any material portion of Collateral, or (ii) the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or Vice President of Merchandising of any Credit Party is convicted (A) of a state or federal felony for fraud or dishonesty in connection with the Business or (B) under any law that would reasonably be expected to lead to forfeiture of any material portion of Collateral, unless in the case of this clause (ii), such officer’s employment is terminated immediately upon such conviction;

(m)                             the issuance of any process for levy, attachment or garnishment or execution upon or any judgment against any Credit Party or any of its material Property or against any of the Collateral with a value in excess of $250,000 individually or in the aggregate, in any case which is not satisfied, stayed, vacated, dismissed or discharged within thirty (30) calendar days of being issued or executed;

(n)                                 (i) the subordination provisions of the Seller Subordinated Note Subordination Agreement, the Management Services Agreement Subordination Agreement and/or any other Subordination Agreement (the “Subordination Provisions”) shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect and valid, binding and enforceable against any holder of the applicable subordinated Indebtedness (including, without limitation, the Subordinated Debt); or (ii) any Person shall take any action in violation of (A) the Seller Subordinated Note Subordination Agreement or the Management Services Agreement Subordination Agreement, or (B) any Subordination Agreement (other than the Seller Subordinated Note Subordination Agreement and the Management Services Agreement Subordination Agreement) which, in each case, adversely affects the rights of any Lender Party in any material respect; or (iii) any Person shall fail to take any action required by the terms of (A) the Seller Subordinated Note Subordination Agreement or the Management Services Agreement Subordination Agreement, or (B) any Subordination Agreement (other than the Seller Subordinated Note Subordination Agreement and the Management Services Agreement Subordination Agreement) which, in each case, adversely affects the rights of any Lender Party in any material respect; or (iv) any Borrower or any other Credit Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of Agent, Documentation Agent and other Lender Parties, or (C) that all payments of principal of or premium and interest on the applicable subordinated Indebtedness (including, without limitation, the Subordinated Debt), or realized from the liquidation of any property of any Credit Party, shall be subject to any of the Subordination Provisions; or (v) the Obligations, for any reason shall not have the priority contemplated by this Agreement, the Seller Subordinated Note Subordination Agreement, the Management Services Subordination Agreement, any other Subordination Agreement or such subordination provisions;

(o)                                 an “Event of Default” under any other Loan Document occurs (to the extent, with respect to any such other Loan Document, not otherwise constituting an Event of Default hereunder);

(p)                                 (i) any Credit Party is enjoined, restrained or in any way prevented by the order of any court or other Governmental Authority from conducting all or any part of its business for more than fifteen (15) calendar days which is reasonably likely to be, have or result in a Material Adverse Effect, or (ii) except as otherwise expressly permitted hereunder, any Credit Party shall take any action to suspend the operation of a material portion of its business in the ordinary course, liquidate all or a material portion of its assets or Store locations, or employ an agent or other third party to conduct a program of closings, liquidations or “Going-Out-Of-Business” sales of any material portion of its business;

(q)                                 there shall occur (i) any uninsured damage to, or uninsured loss, theft or destruction of, any portion of the Collateral that exceeds $1,000,000 in the aggregate, or (ii) any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case of this clause (ii) causes, for more than ten (10) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any of the Credit Parties which reasonably would be expected to have, or result in, a Material Adverse Effect, in this clause (ii), if such event or circumstance is not covered by business interruption insurance;

(r)                                    there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit, qualification or contract right now held or hereafter acquired by any of the Credit Parties if such loss, suspension, revocation or failure to renew would reasonably be expected to have or result in a Material Adverse Effect;

(s)                                   a notice of Lien, levy or assessment (other than a Permitted Lien) is filed or recorded securing or with respect to an amount in excess of $100,000 individually or $200,000 in the aggregate with respect to any material portion of the assets of a Credit Party by any Person, or action is taken or commenced by any Governmental Authority on account of any taxes or debts owing at any time or times hereafter which results in a Lien (other than a Permitted Lien) upon any material portion of the assets of any Credit Party;

(t)                                    any material portion of the assets of any Credit Party is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; or

(u)                                 a Reportable Event shall occur which constitutes grounds for the termination by the PBGC of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Credit Party is in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Credit Party’s complete or partial withdrawal from such Plan, which in any such case would reasonably be expected to result in the imposition upon the Credit Parties of a liability in excess of $100,000 individually or in the aggregate;

then, upon the occurrence and during the continuation of any such Event of Default, and in any such event, notwithstanding any other provision of any Loan Document, (I) Agent may, and at the request of either Documentation Agent or Requisite Lenders, shall, by notice to Borrowers (i) terminate Lenders’ Commitments and obligations hereunder, whereupon the same shall immediately terminate, and (ii) declare all or any portion of the Loans and/or any Notes, all interest thereon and all other Obligations to be due and payable immediately (provided, that in the case of any Event of Default under Article VIII(g) or (h), all of the foregoing automatically and without any act by Agent, Documentation Agent, L/C Issuer or any other Lender Party shall be due and payable immediately and Lenders’ Commitments and obligations hereunder shall immediately terminate; in each case without presentment, demand, protest or notice of any kind, all of which hereby are expressly waived by the Credit Parties), and (II) without limiting any of the other rights and/or remedies of Agent, Documentation Agent, L/C Issuer and other Lender Parties, no action permitted to be taken under Article VII hereof may be taken to the extent such action is expressly prohibited during the existence of an Event of Default.

ARTICLE IX.

RIGHTS AND REMEDIES AFTER DEFAULT

Section 9.1.                                 Rights and Remedies

(a)                                 In addition to the acceleration and other provisions set forth in Article VIII, upon the occurrence and during the continuation of an Event of Default, Agent may, and at the request of either Documentation Agent or Requisite Lenders, shall, exercise any and all rights and remedies provided for in any Loan Document, under the UCC or at law or in equity, including, without limitation, the right to (i) apply any Property of any Credit Party held by Agent, for the benefit of the Lender Parties, or any Lender to reduce the Obligations subject to Section 9.2, (ii) foreclose the Liens created under the Loan Documents, (iii) realize upon, take possession of and/or sell or otherwise transfer any Collateral or securities pledged, with or without judicial process, (iv) exercise all rights and powers with respect to the Collateral as any Credit Party might exercise, (v) collect and send notices regarding the Collateral, with or without judicial process, (vi) by its own means or with judicial assistance, enter any premises at which Collateral and/or pledged securities are located, or render any of the foregoing unusable or dispose of the Collateral and/or pledged securities on such premises without any liability for rent, storage, utilities, or other sums, and no Credit Party shall resist or interfere with such action, (vii) at Credit Parties’ expense, require that all or any part of the Collateral be assembled and made available to Agent at any place designated by Agent, (viii) reduce the Facility Cap, and/or (ix) subject to Section 10.4, relinquish or abandon any Collateral or securities pledged or any Lien thereon.  Notwithstanding any provision of any Loan Document, Agent and Documentation Agent shall have the right, at any time, to make Protective Advances in accordance with Section 11.8.  To facilitate the foregoing, Agent shall have the right to take possession of each Credit Party’s original books and records, to obtain access to each Credit Party’s data processing equipment, computer hardware and software and to use all of the foregoing and the information contained therein in any manner which Agent deems appropriate.  Agent shall have the right to conduct such sales on each Credit Party’s premises or elsewhere and shall have the right to use such Credit Party’s premises without charge for such time or times as Agent deems necessary or advisable.

(b)                                 If any Event of Default shall have occurred and be continuing, each Credit Party further agrees, at Agent’s request, to assemble the Collateral and make it available to Agent at a place or places designated by Agent which are reasonably convenient to Agent and such Credit Party, whether at such Credit Party’s premises or elsewhere.  Without limiting the foregoing, Agent shall also have the right to require that each Credit Party store and keep any Collateral pending further action by Agent, and while Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain the Collateral in good condition.  Until Agent is able to effect a sale, lease, license or other disposition of Collateral, Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent.  Agent shall have no obligation to any Credit Party to maintain or preserve the rights of any Credit Party as against third parties with respect to Collateral while Collateral is in the possession of Agent.  Agent shall apply the net proceeds of any sale, lease, license, other disposition of, or any collection, recovery, receipt, or realization on, the Collateral to the Obligations as provided herein, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to such Credit Party.  To the maximum extent permitted by applicable law, each Credit Party waives all claims, damages, and demands against Agent, Documentation Agent, L/C Issuer or any other Lender Party arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Agent, Documentation Agent, L/C Issuer or such other Lender Party as finally determined by a court of competent jurisdiction.  In connection with any sale, lease, license or other disposition of Collateral, Agent may disclaim any warranties that might arise in connection therewith and Agent shall have no obligation to provide any warranties at such time.  Each Credit Party shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys’ fees or other expenses incurred by Agent, Documentation Agent, L/C Issuer or any other Lender Party to collect such deficiency.

(c)                                  The Credit Parties jointly and severally agree that notice received by any of them at least ten (10) calendar days before the time of any intended public sale, or the time after which any private sale or other disposition of Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition.  Notwithstanding any such notice of sale, Agent shall not be obligated to make any sale of Collateral.  If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Agent without prior notice to any Credit Party.  At any sale or disposition of Collateral or securities pledged, Agent may (to the extent permitted by applicable law) purchase all or any part thereof free from any right of redemption by the Credit Parties, which right hereby is waived and released.  The Credit Parties jointly and severally covenant and agree not to, and not to permit or cause any of their Subsidiaries to, interfere with or impose any obstacle to Agent’s exercise of its rights and remedies with respect to the Collateral.  In dealing with or disposing of the Collateral or any part thereof, Agent, Documentation Agent, L/C Issuer and other Lender Parties shall not be required to give priority or preference to any item of Collateral or otherwise to marshal assets or to take possession or sell any Collateral with judicial process.

(d)                                 To the extent that applicable law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Credit Party acknowledges and agrees that it is not commercially unreasonable for Agent (i) to fail to incur expenses deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Credit Party, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral.  Each Credit Party acknowledges that the purpose of this Section 9.1(d) is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 9.1(d).  Without limitation upon the foregoing, nothing contained in this Section 9.1(d) shall be construed to grant any rights to any Credit Party or to impose any duties on Agent that would not have been granted or imposed by this Agreement or the Security Agreement or by applicable law in the absence of this Section 9.1(d).

(e)                                  None of Agent, Documentation Agent, L/C Issuer or any other Lender Party shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Credit Party, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof.  None of Agent, Documentation Agent, L/C Issuer or any other Lender Party shall be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative.  To the extent it may lawfully do so, each Credit Party absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Agent, Documentation Agent, L/C Issuer or any other Lender Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise.

(f)                                   Each Credit Party hereby grants to Agent, for the benefit of the Lender Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Credit Party and only after the occurrence and during the continuance of an Event of Default) to use, assign, license or sublicense any Intellectual Property, now owned or hereafter acquired by such Credit Party, and wherever the same may be located, including in such license reasonable access as to all media in which any of the licensed items may be recorded or stored and to all computer programs and used for the compilation or printout thereof.  All proceeds received by Agent, Documentation Agent, L/C Issuer or other Lender Parties in connection with such license shall be used by Agent, Documentation Agent, L/C Issuer or other Lender Parties to satisfy the Obligations in accordance with terms hereof.

(g)                                  In addition to the acceleration and other provisions set forth in Article VIII, upon the occurrence and during the continuation of an Event of Default, each Credit Party shall take any action that Agent, for the benefit of the Lender Parties, may request in order to enable Agent to obtain and enjoy the full rights and benefits granted to Agent hereunder.

(h)                                 In addition to any rights of Agent, Documentation Agent, L/C Issuer and other Lender Parties set forth in this Agreement (including Appendix B) or any other Loan Document, subject to Section 9.2, on demand by Agent at any time after the occurrence and during the continuance of any Event of Default or if this Agreement (or the Revolving Facility) shall be terminated for any reason (which demand shall be deemed to have been delivered automatically upon any acceleration of the Loans and other Obligations hereunder), Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the Letter of Credit Usage, and Borrowers hereby irrevocably authorize Agent, in its discretion, on Borrowers’ behalf and in one or more Borrowers’ names, to open such an account and to make and maintain deposits therein, or in an account opened by one or more Borrowers, in the amounts required to be made by Borrower, out of the proceeds of Accounts or other Collateral or out of any other funds of any Credit Party coming into any Revolving Lender’s possession at any time.  Subject to Section 9.2, Agent may from time to time apply any and all of such cash collateral to the payment of any or all of the Obligations (including, without limitation, Letter of Credit Fees).  Borrowers may not withdraw amounts credited to any such account except upon the earlier of (i) payment and performance in full of all Obligations (other than contingent indemnification obligations under the Loan Documents for which no claim giving rise thereto has been asserted) and termination of this Agreement and (ii) at such time as such Event of Default no longer exists, unless Agent determines in its Permitted Discretion not to release such amounts.

(i)                                     Upon the occurrence and during the continuance of a Default or Event of Default, the Credit Parties shall retain at Agent or Documentation Agent’s request and at the Credit Parties’ expense, consultants and accountants to evaluate the Credit Parties’ and their Subsidiaries’ financial condition, business, operations and prospects.  Such Persons shall, in all cases, be acceptable to Agent and Documentation Agent.  Each Credit Party shall, and shall cause its Subsidiaries to, cooperate fully with such evaluation and in connection therewith shall make available such senior executives and other members of management and all information, books and records requested by such Persons.  Each Credit Party shall cause such Persons to share all results, reports and other data generated as a result of such evaluation with Agent, Documentation Agent and Lenders.

(j)                                    Borrowers shall be obligated to pay, upon demand, all reasonable costs and expenses paid or incurred by Agent, Documentation Agent, L/C Issuer and other Lender Parties (i) in enforcing their rights and remedies under the Loan Documents, (ii) in evaluating, negotiating, documenting or otherwise related to any amendment to the Management Services Agreement that any party to such Management Services Agreement proposes, suggests or otherwise considers, or (iii) in connection with the prosecution or defense of any claim in any way arising out of, related to or connected with the Loan Documents.  In each of these instances, all such costs and expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by or on behalf of Agent, Documentation Agent, L/C Issuer and other Lender Parties.  The foregoing shall not be construed to limit any other provision of this Agreement or the other Loan Documents regarding costs and expenses to be paid by Borrowers.

Section 9.2.                                 Application of Proceeds

In addition to any other rights and remedies Agent, Documentation Agent, L/C Issuer and other Lender Parties have under the Loan Documents, the UCC, at law or in equity, all payments in respect of any Obligations and all proceeds of Collateral received after the occurrence and during the continuation of any Event of Default, shall, at the direction of Agent or Documentation Agent, be applied in the following order of priority:

(a)                                 first, ratably to pay any Costs and Expenses then due to Agent or Documentation Agent under the Loan Documents, until paid in full,

(b)                                 second, ratably to pay Revolver Priority Obligations under the Loan Documents, until paid in full,

(c)                                  third, ratably to pay Term Loan A Priority Obligations under the Loan Documents, until paid in full,

(d)                                 fourth, ratably to pay Revolver Additional Obligations under the Loan Documents, until paid in full,

(e)                                  fifth, ratably to pay Term Loan A Additional Obligations under the Loan Documents, until paid in full,

(f)                                   sixth, ratably to pay for all other Obligations, until paid in full,

(g)                                  seventh, on and after the Senior Facility Termination Date, ratably to pay for all of the Term Loan D Obligations, until paid in full, and

(h)                                 eighth, to Borrowers or such other Person entitled thereto under applicable law.

If (x) either (a) all or any portion of the Obligations have been accelerated or (b) Agent has exercised enforcement remedies pursuant to Section 9.1, or (y) an Event of Default has occurred and is continuing as a result of a breach of (i) clause (a) of Article VIII, (ii) clause (c) of Article VIII solely with respect to a violation of (A) the last paragraph of clause (a) of Exhibit C-1, (B) Section 2.13, (C) Section 6.4, (D) Section 6.5, or (E) Article VII, (iii) clause (e) of Article VIII, (iv) clause (h) of Article VIII, (v) clause (i) of Article VIII or (vi) clause (j) of Article VIII, then, all payments of principal in respect of Advances pursuant to this Section 9.2 shall be accompanied by a Reserve against the Commitments under the Revolving Facility and an Availability Reserve against the Borrowing Base, in each case in an amount equal to the amount so paid, which Reserves shall continue to be maintained until such time as Agent and Documentation Agent shall have agreed to reduce or eliminate the same or, if the result of an Event of Default to which reference is made in clause (y) above, such Event of Default is waived in accordance with the terms of this Agreement.

For purposes of the foregoing, “paid in full” (other than clause (f) above) means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any proceeding under any Debtor Relief Law), default interest, overdue interest, interest on interest, expense reimbursements, and cash collateralizing of Letters of Credit and indemnification obligations as provided hereunder, except. with respect to default interest (but not any other interest), to the extent that such default interest is disallowed in any proceeding under any Debtor Relief Law; provided, however, that for the purposes of clause (f) above, “paid in full” means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any proceeding under any Debtor Relief Law), default interest, overdue interest, interest on interest, expense reimbursements, and cash collateralizing of Letters of Credit and indemnification obligations as provided hereunder, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any proceeding under any Debtor Relief Law.

In the event of a direct conflict between the priority provisions of this Section 9.2 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 9.2 shall control and govern.

Section 9.3.                                 Rights to Appoint Receiver

Without limiting any other rights, options and remedies Agent, Documentation Agent, L/C Issuer and other Lender Parties have under the Loan Documents, the UCC, at law or in equity, upon the occurrence and during the continuation of an Event of Default, Agent, Documentation Agent, L/C Issuer and other Lender Parties shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Agent to enforce its, Documentation Agent’s, L/C Issuer’s and other Lender Parties’ rights and remedies in order to manage, protect and preserve the Collateral, to sell or dispose of the Collateral and continue the operation of the Businesses of the Credit Parties and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payments as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.  To the extent not prohibited by applicable law, each Credit Party hereby irrevocably consents to, and waives any right to object to or otherwise contest, the appointment of, a receiver as provided above.

Section 9.4.                                 Attorney in Fact

Each Credit Party hereby irrevocably appoints Agent, for the benefit of the Lender Parties, as its attorney in fact to take any action any of Agent, Documentation Agent or Requisite Lenders deem necessary or reasonably desirable upon the occurrence and during the continuation of an Event of Default to protect and realize upon the Liens in the Collateral, including the execution and delivery of any and all documents or instruments related to the

Collateral in such Credit Party’s name, and said appointment shall create in Agent, for the benefit of the Lender Parties, a power coupled with an interest.

Section 9.5.                                 Rights and Remedies not Exclusive

As among the Lender Parties on one hand and the Credit Parties on the other hand, Lender Parties shall have the right in their sole discretion to determine which rights, Liens and/or remedies Agent, Documentation Agent, L/C Issuer and/or other Lender Parties may at any time pursue, relinquish, subordinate or modify, and such determination shall not in any way modify or affect any of Agent’s, Documentation Agent’s, L/C Issuer’s or other Lender Parties’ rights, Liens or remedies under any Loan Document, applicable law or equity.  The enumeration of any rights and remedies in any Loan Document is not intended to be exhaustive, and all rights and remedies of Agent, Documentation Agent, L/C Issuer and other Lender Parties described in any Loan Document are cumulative and are not alternative to or exclusive of any other rights or remedies which Agent, Documentation Agent, L/C Issuer and other Lender Parties otherwise may have.  The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

ARTICLE X.

WAIVERS AND JUDICIAL PROCEEDINGS

Section 10.1.                          Certain Waivers

(a)                                 Except as expressly provided for herein, each Credit Party hereby waives set-off, counterclaim, demand, presentment, protest, all defenses with respect to any and all instruments and all notices and demands of any description, and the pleading of any statute of limitations as a defense to any demand under any Loan Document.  Each Credit Party hereby waives any and all defenses and counterclaims it may have or could interpose in any action or procedure brought by Agent, Documentation Agent, L/C Issuer or any other Lender Party to obtain an order of court recognizing the assignment of, or Lien of Agent, for the benefit the Lender Parties, in and to, any Collateral.

(b)                                 The Obligations are the joint and several obligation of each Credit Party. To the fullest extent permitted by applicable law, the obligations of each Credit Party shall not be affected by (i) the failure of any Lender Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Credit Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of Agent or any other Lender Party.

(c)                                  The obligations of each Credit Party  shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations after the termination of the Commitments), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Credit Party hereunder shall not be discharged or impaired or otherwise affected by the failure of Agent, Documentation Agent or any other Lender Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Credit Party or that would otherwise operate as a discharge of any Credit Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations after the termination of the Commitments).

(d)                                 To the fullest extent permitted by applicable law, each Credit Party waives any defense based on or arising out of any defense of any other Credit Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Credit Party, other than the indefeasible payment in full in cash of all the Obligations and the termination of the Commitments.  Agent, Documentation Agent and the other Lender Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Credit Party, or exercise any other right or remedy available to them against any other Credit Party, without affecting or impairing in any way the liability of any Credit Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash and the Commitments have been terminated.  Each Credit Party waives any defense arising out of any such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Credit Party against any other Credit Party, as the case may be, or any security.

Section 10.2.                          Delay; No Waiver of Defaults

No course of action or dealing, renewal, release or extension of any provision of any Loan Document, or single or partial exercise of any such provision, or delay, failure or omission on Agent’s or any other Lender Party’s part in enforcing any such provision shall affect the liability of any Credit Party or operate as a waiver of such provision or affect the liability of any Credit Party or preclude any other or further exercise of such provision.  No waiver by any party to any Loan Document of any one or more defaults by any other party in the performance of any of the provisions of any Loan Document shall operate or be construed as a waiver of any future default, whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver.  Notwithstanding any other provision of any Loan Document, by completing the Closing under this Agreement and/or by making Advances and/or funding the Term Loans, none of Agent, Documentation Agent or any other Lender Party waives any breach of any representation or warranty of any Credit Party under any Loan Document, and all of Agent’s, Documentation Agent’s and other Lender Parties’ claims and rights resulting from any such breach or misrepresentation hereby specifically are reserved.

Section 10.3.                          Jury Waiver

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER THE LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

Section 10.4.                          Amendment and Waivers

(a)                                 Except as otherwise provided herein, prior to the Senior Facility Termination Date, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by the Credit Parties or any of them therefrom, shall be effective unless the same shall be in writing and signed by Requisite Lenders (or Agent at the direction of the Requisite Lenders) and Borrower Funds Administrator (on behalf of all Borrowers) or all Borrowers; provided, that no amendment, modification, termination or waiver shall, unless in writing and signed by Borrower Funds Administrator (on behalf of all Borrowers) or all Borrowers and each Lender directly affected thereby, do any of the following: (i) increase the Commitment of any individual Lender (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate (or cash rate) of interest on or fees payable with respect to any Loan or other Obligation; (iii) extend the scheduled due date, or reduce the amount due on any scheduled due date, of any installment of principal, interest or fees payable under any Loan Document, or waive, forgive, extend, defer or postpone the payment thereof; (iv) change the percentage of the Commitments, of the aggregate unpaid principal amount of the Loans, or of the Lenders which shall be required for Lenders, Agent or any of them to take any action hereunder (which action shall be deemed to directly affect all Lenders) or alter, as between or among the Revolving Lenders and Term Lenders, the amount payable to each hereunder; (v) except as otherwise permitted herein or in the other Loan Documents, release any Guaranty or release all or a substantial portion of the Collateral (which action shall be deemed to directly affect all Lenders) (provided, that consent to such release shall not be required if such release is made after the occurrence and during the continuation of an Event of Default in connection with the sale or disposition of the Collateral that is consented to by Agent and Documentation Agent or otherwise expressly permitted hereunder); (vi) amend, modify or waive Section 9.2 or this Section 10.4 or the definitions of the terms used in Section 9.2 or this Section 10.4 insofar as the definitions affect the substance of Section 9.2 or this Section 10.4 (which action shall be deemed to directly affect all Lenders); (vii) change the definition of the term “Borrowing Base” or any component definition thereof (including, without limitation, “Eligible Inventory” and “Eligible Credit Card Receivables”) if as a result thereof the amounts available to be borrowed by Borrowers would be increased (which action shall be deemed to directly affect all Lenders) by an amount in excess of $1,500,000, provided that the foregoing shall not limit the discretion of Agent to change, establish or eliminate any Reserves (other than Rent Reserves established as a result of the failure of any Credit Party to deliver a Landlord Waiver and Consent, in which case, any such change or elimination of such Rent Reserve shall require only the consent of Agent and Documentation Agent); (viii) change the definition of the term “Requisite Lenders” or “Pro Rata Share” (which action shall be deemed to directly affect all Lenders); (ix) subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be; and/or (x) consent to the assignment or other transfer by any Credit Party or any other party to any Loan Documents (other than Agent, Documentation Agent, L/C Issuer or any Lender) of any of their rights and obligations under any Loan Document; and provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of (A) Agent under any Loan Document shall be effective unless in writing and signed by Agent, (B) Documentation Agent under any Loan Document shall be effective unless in writing and signed by Documentation Agent, and (C) L/C Issuer under any Loan Document shall be effective unless in writing and signed by L/C Issuer, in each case, in addition to Lenders required hereinabove to take such action; and provided, further, that no amendment to any Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.4 shall be binding upon Agent, Documentation Agent, L/C Issuer, each Lender and the Credit Parties.  Notwithstanding anything to the contrary herein, no Deteriorating Lender or Delinquent Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

(b)                                 Notwithstanding anything in this Agreement to the contrary, without the approval of the Requisite Term Loan D Lenders, the Credit Parties, the Agent and the Lenders may not (i) amend or otherwise modify, in a manner adverse to the Term Loan D Lenders, the definitions of the terms “Commitment”, “Lenders”, “Loans”, “Obligations”, “Pro Rata Share”, “Requisite Lenders”, “Senior Facility Termination Date”, “Term Loan D”, “Term Loan D Lenders”, “Term Loan D Note”, “Term Loan D Obligations”, “Term Loan D PIK Rate”, “Term Loan D Requisite Lenders” or “Total Obligations”, (ii) amend or otherwise waive or modify, in a manner adverse to the Term Loan D Lenders, Sections 2.2(b), 2.5(a)(iii), 2.5(b), 2.9(g), 9.2, 10.4(b), 11.1(g), 11.1(h) (to the extent any such amendment or modification is with respect to the release of Collateral) or 11.2(g), provided, that this clause (ii) shall not prohibit or otherwise restrict the Agent and/or the Lenders from allowing a third party to receive proceeds of Collateral, prior to the Senior Facility Termination Date, for application to obligations owed to such third party, (iii) amend or otherwise waive or modify Sections 11.1(e) and 11.2(e) to the extent any such amendment or modification would increase the indemnification obligations of the Term Loan D Lenders, or (iv) amend or otherwise waive or modify Article XIV or any Guaranty to the extent such amendment or modification would release any Guarantor from liability under Article XIV or its Guaranty or reduce the liability of any Guarantor, in each such case, to the extent such amendment, waiver or modification is with respect to its guarantee obligations for the Term Loan D Obligations, provided, that, notwithstanding the foregoing, the Agent and/or the Requisite Lenders may release any Guarantor from its obligations to guarantee the Obligations and the Term Loan D Obligations in connection with any sale or other disposition of the capital stock of, or all or substantially all of the assets of, any Guarantor, whether by merger, consolidation, amalgamation or otherwise, whether or not an Event of

Default has occurred or is continuing.  Notwithstanding anything to the contrary in the immediately preceding sentence or any other provision in the Loan Documents, solely for purposes of voting on amendments, waivers, modifications and consents with respect to the Loan Documents, prior to the Senior Facility Termination Date, the Term Loan D Lenders shall be deemed not to be a “Lender” and the Term Loan D shall be deemed to be zero and the Agent and/or the Requisite Lenders may release the Liens on the Collateral to the extent the Liens on such Collateral are released both with respect to the Obligations and the Term Loan D Obligations.  Except as otherwise provided in this Section 10.4(b), prior to the Senior Facility Termination Date, the Lenders may amend, modify or waive any term or provision of the Loan Documents without the consent of any Term Loan D Lender, and the effectiveness of any such amendment, modification or waiver shall not require any action by any Term Loan D Lender.  Without the prior written consent of the Requisite Term Loan D Lenders, the Lenders may not amend or otherwise modify any term or provision set forth in Article XII.  Agent will provide prompt written notice to the Term Loan D Lenders of any amendment to or waiver or modification of the Credit Agreement or any Loan Document.

(c)                                  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Products or Cash Management Services shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or any Credit Party.

(d)                                 Prior to the Senior Facility Termination Date, during any bankruptcy, insolvency or similar proceeding involving any Credit Party, the Lenders shall be entitled to vote the claim of the Term Loan D with respect to any matters arising from or relating to the Collateral (including permitting the use of cash collateral, debtor-in-possession financing or post-petition financing), including, without limitation, enforcing the Liens on the Collateral, in each case as the Lenders may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Lenders hereunder, or the treatment of any Collateral in any proposed plan of reorganization.

(e)                                  (i)                                     Sections 10.4(d) and 10.4(e) are intended to be enforceable as a subordination agreement notwithstanding the commencement of any insolvency proceeding, including under Bankruptcy Code Section 510 and any comparable provision of otherwise applicable law.  Prior to the Senior Facility Termination Date, in the event of any insolvency proceeding relative to any Credit Party or any arrangement, adjustment, composition or relief of any Credit Party or such Credit Party’s debts or any marshaling of the assets of any Credit Party, then, in each case, (i) all Obligations shall first be paid in full in cash before any payment is made from such Credit Party on the Term Loan D Obligations; and (ii) any payment or distribution of any kind or character (whether in cash, securities, assets, by set-off, or otherwise) to which Term Loan D Lenders would be entitled but for the provisions of this Section 10.4(e) (including any payment or distribution which may be payable or deliverable to the Term Loan D Lenders by reason of the payment of any other Indebtedness of such Credit Party or its Subsidiaries being subordinated to payment of the Term Loan D Obligations) shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver, a liquidating trustee, or otherwise, directly to the Agent to the extent necessary to make payment in full of all Obligations remaining unpaid.  In the event that, in the circumstances contemplated by this Section 10.4(e), and notwithstanding the foregoing provisions of this Section 10.4(e), the Term Loan D Lenders shall have received any payment or distribution of any kind or character (whether in cash, securities, assets, by setoff, or otherwise) that they are not entitled to receive under the foregoing provisions, then and in such event such payment or distribution shall be segregated and held in trust for the benefit of and immediately shall be paid over to the Agent to be applied in accordance with Section 9.2 of this Agreement.

(ii)                                  Subject to the restrictions set forth in Section 10.4(d), in the following sentence and in Section 10.4(e)(i), in the event of any insolvency proceeding involving any Credit Party or any property of any Credit Party, the Term Loan D Lenders shall retain the right to vote and otherwise act with respect to the Term Loan D.  If the Term Loan D Lenders do not file a proper proof of claim or proof of debt or other document or amendment thereof in the in the form required in any insolvency proceeding prior to 20 days before the expiration of time to file such claim or other document or amendment thereof or fails to vote any such claim in any insolvency proceeding prior to 10 days before the expiration of the time to vote any such claim, then the Agent shall have the right (but not the obligation) in any such insolvency proceeding, and the Term Loan D Lenders hereby irrevocably appoints the Agent as the Term Loan D Lenders’ lawful attorney in fact to file and prove all claims therefor and vote such claim in any such insolvency proceeding.

(iii)                               If Agent, Documentation Agent, L/C Issuer, any other Lender Party or any other holder of any Obligations is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay any amount (a “Recovery”) to the estate or to any creditor or representative of a Credit Party or any other Person, then the Obligations shall be reinstated to the extent of such Recovery.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement.  All rights, interests, agreements, and obligations of Agent, Documentation Agent, L/C Issuer, other Lender Parties and the Term Loan D Lenders under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of any insolvency proceeding by or against any Credit Party or any other Person and irrespective of any other circumstance which otherwise might constitute a defense available to, or a discharge of any Credit Party or any other Person in respect of the Obligations.  No priority or right of Agent, Documentation Agent, L/C Issuer, the other Lender Parties or any other holder of Obligations shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Credit Party or any other Person or by the noncompliance by any Person with the terms, provisions, or covenants of the Loan Documents, regardless of any knowledge thereof which Agent, Documentation Agent, L/C Issuer, the other Lender Parties or any holder of Obligations may have.

(iv)                              If any Credit Party shall become subject to an insolvency proceeding, and if the Lenders shall desire, prior to the Senior Facility Termination Date, to permit the use of cash collateral or to provide post-petition financing to the Credit Parties, the Term Loan D Lenders agree as follows:  (i) adequate notice to the Term Loan D Lenders shall be deemed to have been provided for such use of cash collateral or post-petition financing if the Term Loan D Lenders receive notice thereof at least three (3) Business Days prior to any hearing on a request to approve such use of cash collateral or post-petition financing, (ii) no objection will be raised by the Term Loan D Lenders to any such use of cash collateral or such post-petition financing by the Lenders, and (iii) the Term Loan D Lenders will not request adequate protection (other than adequate protection consisting of a Lien or claim that is subordinated to the Lenders at least to the extent set forth in this Agreement) or any other relief in connection with the interest, if any, of the Term Loan D Lenders in the Collateral and Term Loan D Lenders hereby waive any right they have otherwise have to adequate protection of its interests, if any, in the Collateral.  No objection will be raised by the Term Loan D Lenders to the Lenders’ motion for relief from the automatic stay in any proceeding under the Bankruptcy Code to, exercise rights or remedies with respect to, foreclose on, and/or sell the Collateral.

(v)                                 Until the Senior Facility Termination Date has occurred, each Term Loan D Lender agrees that it shall not without Agent’s written consent to the contrary, (1) seek relief from the automatic stay of Section 362 of the Bankruptcy Code or any other stay in any insolvency proceeding in respect of any portion of the Collateral, (2) propose any plan of reorganization or file any motion or pleading in support of any motion or plan that would challenge the enforceability of the Obligations or the Liens securing same, (3) directly or indirectly oppose any relief requested or supported by Agent in connection with any sale or other disposition free and clear of the Collateral Agent’s Liens under Bankruptcy Code Section 363(f) or any other similar provision of applicable law so long as the net cash proceeds of such sale are used to permanently repay Obligations, or (4) seek or request any adequate protection of its interest, if any, in the Collateral (other than adequate protection consisting of a Lien or claim that is subordinated to the Lenders at least to the extent set forth in this Agreement).

(f)                                   Any term, covenant, agreement or condition of the Term Loan D may, with the consent of the Borrowers and the Requisite Lenders, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Requisite Term Loan Lenders consent in writing; provided, however, that, prior to the Senior Facility Termination Date, without the written consent of all of the Term Loan D Lenders and the Requisite Lenders, no such amendment or waiver shall be effective which will change (i) the time of payment of the principal of, the interest on or any other amounts with respect to the Term Loan D or change the principal amount thereof or change the rate of interest thereon or (ii) the percentage of Term Loan D Lenders required to consent to any such amendment or waiver of any of the provisions set forth in this Section.

(g)                                  Any amendment or waiver described in Section 10.4(b) and Section 10.4(e) shall apply equally to all of the Term Loan D Lenders and shall be binding upon them, upon each future Term Loan D Lender and upon the Borrowers.  No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

(h)                                 Notwithstanding anything to the contrary, if there is an amendment, restatement, modification, renewal, refunding, refinancing or other replacement of the Obligations or this Agreement and the other Loan Documents, such amendment, restatement, modification, renewal, refunding, refinancing or other replacement shall not constitute a satisfaction or payment in full of the Obligations hereunder or a termination of this Agreement and the other Loan Documents and the Obligations shall be deemed to remain outstanding and each of the Term Loan D Lenders agrees to enter into with any successor Lenders that amends, restates, modifies, renews, refunds, refinances or otherwise replaces the Obligations, an intercreditor and subordination agreement or arrangement on the same terms and with the same priorities set forth in this Agreement.

(i)                                     Prior to the Senior Facility Termination Date, the Term Loan D Lenders (i) shall not, and hereby waive any right to, take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any insolvency proceeding), the validity, priority, enforceability, or perfection of the Liens of the Agent in any Collateral, the validity, priority, enforceability or allowance of any of the claims of the Agent or any holder of Obligations against any Credit Party or the validity or enforceability of this Agreement or any of the provisions hereof, (ii) will not take any action that would interfere with any exercise of any secured creditor remedies undertaken by the Agent under the Loan Documents, including any public or private sale, lease, exchange, transfer, or other disposition of any Collateral, whether by foreclosure or otherwise and (iii) hereby waive any and all rights they may have as junior lien creditors or otherwise to contest, protest, object to, interfere with the manner in which the Agent seeks to enforce the Liens in any Collateral (it being understood and agreed that the terms of this Agreement shall govern with respect to the Collateral even if any portion of the Liens securing the Obligations are avoided, disallowed, set aside, or otherwise invalidated in any insolvency proceeding, judicial proceeding or otherwise).

(j)                                    Survival

All obligations, covenants, agreements, representations, warranties, waivers and indemnities made by each Credit Party in the Loan Documents shall survive the execution and delivery of the Loan Documents, the Closing, the making and funding of the Loans and any termination of this Agreement until all Obligations (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted in writing) are fully performed and indefeasibly paid in full in cash and all outstanding Letters of Credit have been terminated; provided, that, the obligations and provisions of Section 3.3, 10.1, 10.3, (j), 12.3, 12.4, 12.7, 12.9, 12.10 and 12.11, ARTICLE XI and ARTICLE XIII shall survive the termination of the Loan Documents and any payment, in full or in part, of the Obligations.

ARTICLE XI.

AGENT AND DOCUMENTATION AGENT PROVISIONS; SETTLEMENT

Section 11.1.                          Agent

(a)                                 Appointment.  On the Closing Date, Documentation Agent and each other Lender Party hereby designates and appoints Wells Fargo as the administrative agent, payment agent and collateral agent under this Agreement and the other Loan Documents and Documentation Agent and each other Lender Party hereby irrevocably authorizes Wells Fargo, as Agent for such Lender and Documentation Agent, to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Agent agrees to act as such on the conditions contained in this Article XI.  The provisions of this Article XI are solely for the benefit of Agent, Lenders and Documentation Agent, and the Credit Parties shall have no rights as third-party beneficiaries of any of the provisions of this Article XI other than the second sentence of Section 11.1(h)(iii).  Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents, employees or sub-agents.

(b)                                 Nature of Duties.  In performing its functions and duties under this Agreement, Agent is acting solely on behalf of the Lenders and Documentation Agent, and its duties are administrative in nature, and does not assume and shall not be deemed to have assumed, any obligation toward or relationship of agency or trust with or for Lenders or Documentation Agent, other than as expressly set forth herein and in the other Loan Documents, or the Credit Parties.  Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents.  Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender or Documentation Agent.  Each Lender and Documentation Agent shall make its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of the Credit Parties.  Except for information, notices, reports and other documents expressly required to be furnished to Lenders or Documentation Agent by Agent hereunder or given to Agent for the account of or with copies for Lenders or Documentation Agent, Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender or Documentation Agent with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter.  If Agent seeks the consent or approval of any Lenders or Documentation Agent to the taking or refraining from taking any action hereunder, then Agent shall send prior written notice thereof to each Lender or Documentation Agent, as applicable.  Agent shall promptly notify each Lender and Documentation Agent in writing any time that the applicable percentage of the Lenders have instructed Agent to act or refrain from acting pursuant hereto.

(c)                                  Rights, Exculpation, Etc.  Neither Agent nor any of its officers, directors, managers, members, equity owners, employees, attorneys or agents shall be liable to any Lender or Documentation Agent for any action lawfully taken or omitted by them hereunder or under any of the other Loan Documents, or in connection herewith or therewith; provided that the foregoing shall not prevent Agent from being liable to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction on a final and nonappealable basis.  Notwithstanding the foregoing, Agent shall be obligated on the terms set forth herein for performance of its express duties and obligations hereunder.  Agent shall not be liable for any apportionment or distribution of payments made by it in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender or Documentation Agent to whom payment was due but not made shall be to recover from the other Lenders (or, if applicable, Agent or Documentation Agent) any payment in excess of the amount to which they are determined to be entitled (and such other Lenders and Agent and Documentation Agent) hereby agree promptly to return to such Lender (or, if applicable, Agent or Documentation Agent) any such erroneous payments received by them).  In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account.  Agent shall not be responsible to any Lender or Documentation Agent for any recitals, statements, representations or warranties made by the Credit Parties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of the Credit Parties.  Agent shall not be required to make any inquiry concerning (i) the performance or observance of any of the terms, provisions, or conditions of this Agreement or any of the Loan Documents or the financial condition of the Credit Parties, (ii) the existence or possible existence of any Default or Event of Default, (iii) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (iv) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (v) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (vi) the value or the sufficiency of any Collateral, or (vii) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agent.  Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to Agent by the Credit Parties, Documentation Agent, a Lender or the L/C Issuer.  Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents Documentation Agent is permitted or required to take or to grant, and Document Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the applicable percentage of the Lenders.  Without limiting the foregoing, Lenders and Documentation Agent shall not have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the applicable percentage of the Lenders and, notwithstanding the instructions of the Lenders, Agent shall have no obligation to take any action if it, in good faith, believes that such action is contrary to any Loan Document or applicable law or exposes Agent or any of its officers, directors, managers, members, equity owners, employees, attorneys or agents to any personal liability unless Agent receives an indemnification satisfactory to it from Lenders with respect to such action.

(d)                                 Reliance.  Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel, independent accountants and other experts selected by Agent in its sole discretion.  Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless Agent shall have received written notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.

(e)                                  Indemnification.  Each Lender, severally and not (i) jointly or (ii) jointly and severally, agrees to reimburse and indemnify and hold harmless Agent and its officers, directors, managers, members, equity owners, employees, attorneys and agents (to the extent not reimbursed by the Credit Parties), ratably according to their respective Pro Rata Share in effect on the date on which indemnification is sought under this subsection of the total outstanding Obligations (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Pro Rata Share immediately prior to such date of the total outstanding Obligations), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent or any of its officers, directors, managers, members, equity owners, employees, attorneys or agents in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by Agent under this Agreement or any of the other Loan Documents; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements to the extent resulting from Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction on a final and nonappealable basis.  The obligations of the Lenders under this Article XI shall survive the payment in full of the Obligations and the termination of this Agreement.

(f)                                   Wells Fargo Individually.  With respect to the Loans made by it and the Notes issued to it, Wells Fargo shall have, and may exercise, the same rights and powers hereunder and under the other Loan Documents, and is subject to the same obligations and liabilities, as and to the extent set forth herein and the other Loan Documents as any other Lender.  The terms “Lenders” or “Requisite Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include Wells Fargo in its individual capacity as a Lender or one of the Requisite Lenders.  Wells Fargo may lend money to, and generally engage in any kind of banking, trust or other business with, any Credit Party or any Subsidiary or Affiliate of any Credit Party as if it were not acting as Agent pursuant hereto.

(g)                                  Successor Agent.

(i)                                     Resignation.  Agent may resign from the performance of all or part of its functions and duties hereunder at any time by giving at least thirty (30) calendar days’ prior written notice to Borrower Funds Administrator, Lenders and Documentation Agent.  Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (ii) below or as otherwise provided below.  Notwithstanding anything to the contrary in this sub-section (i), as of the Release Date, the Agent shall automatically be discharged from its duties and obligations under the Loan Documents irrespective of whether any successor Agent has been appointed pursuant to Section 11.1(g)(ii) and without any further action of the Documentation Agent, any Lender or any assignee or participant thereof, provided that any indemnity rights or other rights in favor of such retiring Agent shall continue after and survive such resignation.

(ii)                                  Appointment of Successor.  Upon any such notice of resignation pursuant to clause (g)(i) of this Section 11.1, (A) Golub shall, upon its consent, be appointed as Agent hereunder, and (B) if Golub does not consent to such appointment, Requisite Lenders shall appoint a successor Agent.  If a successor Agent shall not have been so appointed within said thirty (30) calendar day period referenced in clause (g)(i) above, the retiring Agent, may, on behalf of the Lenders, appoint a successor Agent with the consent of Documentation Agent, who shall serve as Agent until such time as Requisite Lenders appoint a successor Agent as provided above.  If no successor Agent has been appointed pursuant to the foregoing within said thirty (30) calendar day period, the resignation shall become effective and Requisite Lenders thereafter shall perform all the duties of Agent hereunder, until such time, if any, as Requisite Lenders appoint a successor Agent, with the consent of Documentation Agent, as provided above.

(iii)                               Successor Agent.  Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and, upon the earlier of such acceptance or the effective date of the retiring Agent’s resignation, the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, provided that any indemnity rights or other rights in favor of such retiring Agent shall continue after and survive such resignation and succession.  After any retiring Agent’s resignation as Agent under the Loan Documents, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

(iv)                              Notwithstanding anything to the contrary set forth in paragraphs (i), (ii) and (iii) of this Section 11.1(g), to the extent any Term Loan D Obligations remain outstanding on the Senior Facility Termination Date, the Agent may, and upon the request of the Requisite Term Loan D Lenders, shall, resign from the performance of all or part of its functions and duties, without any prior notice, and in the event of such resignation, Sponsor (or any successor or designee thereof) shall automatically become the successor Agent without any further action

(h)                                 Collateral Matters.

(i)                                     Collateral.  Each Lender and Documentation Agent agrees that any action taken by Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater number of Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents relating to the Collateral, and the exercise by Agent or the Requisite Lenders (or, where so required, such greater number of Lenders) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders, Documentation Agent and Agent.  Without limiting the generality of the foregoing, Agent shall have the right and authority to (i) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection herewith and with the Loan Documents in connection with the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and each Subordination Agreement and accept delivery of each such agreement delivered by the Credit Parties or any of their Subsidiaries; (iii) act as collateral agent for the Lender Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or reasonably desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Loan Documents relating to the Collateral; and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all right and remedies given to such Agent and Lenders with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

(ii)                                  Release of Collateral.  Lenders and Documentation Agent hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent, for the benefit the of the Lender Parties, upon any Property covered by the Loan Documents (A) upon termination of this Agreement and payment and satisfaction in full of all Obligations (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted in writing); or (B) constituting Property being sold or disposed of if Borrower Funds Administrator certifies to Agent that the sale or disposition is made in compliance with the provisions of the Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry).

(iii)                               Confirmation of Authority; Execution of Releases.  Without in any manner limiting Agent’s authority to act without any specific or further authorization or consent by Lenders or Documentation Agent (as set forth in Section 11.1(h)(i) and (ii)), each Lender agrees to confirm in writing, upon request by Agent, the authority to release any property covered by this Agreement or the Loan Documents conferred upon Agent under Section 11.1(h)(ii).  So long as no Event of Default exists, upon receipt by Agent of confirmation from the requisite percentage of the Lenders of its authority to release any particular item or types of Property covered by this Agreement or the other Loan Documents, and upon at least five (5) Business Days’ prior written request by Borrower Funds Administrator, Agent shall (and hereby is irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent, for the benefit of the Lender Parties, herein or pursuant hereto upon such Collateral; provided, however, that (A) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty (other than that such Collateral is free and clear, on the date of such delivery, of any and all Liens arising from such Person’s own acts), and (B) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Credit Parties or any Subsidiary of any Credit Party in respect of all interests retained by the Credit Parties or any Subsidiary of any Credit Party, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Property covered by this Agreement or the other Loan Documents).

(iv)                              Absence of Duty.  Agent shall have no obligation whatsoever to any Lender, Documentation Agent or any other Person to assure that the Property covered by this Agreement or the other Loan Documents exists or is owned by any Credit Party or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent, on behalf of the Lender Parties, herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected, enforced or maintained or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Section 11.1(h) or in any of the Loan Documents; it being understood and agreed that in respect of the Property covered by this Agreement or the other Loan Documents, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent’s own interest in Property covered by this Agreement or the Loan Documents as one of the Lenders and Agent shall have no duty or liability whatsoever to any of the other Lenders or Documentation Agent; provided, that Agent shall exercise the same care which it would in dealing with loans for its own account.

(v)                                 Exams and Appraisals.  Agent acknowledges and agrees that, if Agent has not caused a commercial finance examination to be undertaken within any six-month period pursuant to Section 6.5(b), Documentation Agent shall have the right, but not the obligation, to require Agent to cause such a commercial finance examination to be undertaken in accordance with Section 6.5(b).  Agent acknowledges and agrees that, if Agent has not caused an inventory appraisal to be undertaken within any six-month period pursuant to Section 6.5(c), Documentation Agent shall have the right, but not the obligation, to require Agent to cause such an appraisal to be undertaken in accordance with Section 6.5(c).

(i)                                     Agency for Perfection.  Each Lender, Agent and Documentation Agent hereby appoints each other Lender, Agent and Documentation Agent as agent for the purpose of perfecting the security interest in Collateral which, in accordance with Article 9 of the UCC in any applicable jurisdiction, can be perfected only by possession.  Should any Lender (other than Agent) or Documentation Agent obtain possession of any such Collateral, such Lender or Documentation Agent shall hold such Collateral for purposes of perfecting a security interest therein for the benefit of the Lender Parties, notify Agent thereof and, promptly upon Agent’s request therefor, deliver such Collateral to Agent or otherwise act in respect thereof in accordance with Agent’s instructions.

(j)                                    Exercise of Remedies.  Except as set forth in Section 11.3, each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any other Loan Document or to realize upon any Collateral security for the Loans or other Obligations; it being understood and agreed that such rights and remedies may be exercised only by Agent in accordance with the terms of the Loan Documents.

Section 11.2.                          Documentation Agent

(a)                                 Appointment.  Agent and each other Lender Party hereby designates and appoints Golub as the documentation agent under this Agreement and the other Loan Documents and Agent and each other Lender Party hereby irrevocably authorizes Golub, as Documentation Agent for such Lender and Agent, to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to Documentation Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Documentation Agent agrees to act as such on the conditions contained in this Article XI.  The provisions of this Article XI are solely for the benefit of Documentation Agent, Lenders and Agent, and the Credit Parties shall have no rights as third-party beneficiaries of any of the provisions of this Article XI.  Documentation Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents, employees or sub-agents.

(b)                                 Nature of Duties.  In performing its functions and duties under this Agreement, Documentation Agent is acting solely on behalf of the Lenders and Agent, and its duties are administrative in nature, and does not assume and shall not be deemed to have assumed, any obligation toward or relationship of agency or trust with or for Lenders or Agent, other than as expressly set forth herein and in the other Loan Documents, or the Credit Parties.  Documentation Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents.  Documentation Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender or Agent.  Each Lender and Agent shall make its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of the Credit Parties.  Except for information, notices, reports and other documents expressly required to be furnished to Lenders or Agent by Documentation Agent hereunder or given to Documentation Agent for the account of or with copies for Lenders or Agent, Documentation Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender or Agent with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter.  If Documentation Agent seeks the consent or approval of any Lenders or Agent to the taking or refraining from taking any action hereunder, then Documentation Agent shall send prior written notice thereof to each Lender or Agent, as applicable.  Documentation Agent shall promptly notify each Lender and Agent in writing any time that the applicable percentage of the Lenders have instructed Documentation Agent to act or refrain from acting pursuant hereto.

(c)                                  Rights, Exculpation, Etc.  Neither Documentation Agent nor any of its officers, directors, managers, members, equity owners, employees, attorneys or agents shall be liable to any Lender or Agent for any action lawfully taken or omitted by them hereunder or under any of the other Loan Documents, or in connection herewith or therewith; provided that the foregoing shall not prevent Documentation Agent from being liable to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction on a final and nonappealable basis.  Notwithstanding the foregoing, Documentation Agent shall be obligated on the terms set forth herein for performance of its express duties and obligations hereunder.  Documentation Agent shall not be liable for any apportionment or distribution of payments made by it in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender or Agent to whom payment was due but not made shall be to recover from the other Lenders (or, if applicable, Documentation Agent or Agent) any payment in excess of the amount to which they are determined to be entitled (and such other Lenders, Agent and Documentation Agent hereby agree promptly to return to such Lender (or, if applicable, Documentation Agent or Agent) any such erroneous payments received by them).  In performing its functions and duties hereunder, Documentation Agent shall exercise the same care which it would in dealing with loans for its own account.  Documentation Agent shall not be responsible to Agent or any Lender for any recitals, statements, representations or warranties made by the Credit Parties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of the Credit Parties.  Documentation Agent shall not be required to make any inquiry concerning (i) the performance or observance of any of the terms, provisions, or conditions of this Agreement or any of the Loan Documents or the financial condition of the Credit Parties, (ii) the existence or possible existence of any Default or Event of Default, (iii) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (iv) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (v) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (vi) the value or the sufficiency of any Collateral, or (vii) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Documentation Agent.  Documentation Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to Documentation Agent by the Credit Parties, Agent, a Lender or the L/C Issuer.  Documentation Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents Documentation Agent is permitted or required to take or to grant, and Documentation Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the applicable percentage of the Lenders.  Without limiting the foregoing, Lenders and Agent shall not have any right of action whatsoever against Documentation Agent as a result of Documentation Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the applicable percentage of the Lenders and, notwithstanding the instructions of Lenders, Documentation Agent shall have no obligation to take any action if it, in good faith, believes that such action is contrary to any Loan Document or applicable law or exposes Documentation Agent or any of its officers, directors, managers, members, equity owners, employees, attorneys or agents to any personal liability unless Documentation Agent receives an indemnification satisfactory to it from Lenders with respect to such action.

(d)                                 Reliance.  Documentation Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel, independent accountants and other experts selected by Documentation Agent in its sole discretion.  Documentation Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of the Term Loan A that by its terms must be fulfilled to the satisfaction of a Term Loan A Lender, Documentation Agent may presume that such condition is satisfactory to such Term Loan A Lender unless Documentation Agent shall have received written notice to the contrary from such Term Loan A Lender prior to the making of the Term Loan A.

(e)                                  Indemnification.  Each Lender, severally and not (i) jointly or (ii) jointly and severally, agrees to reimburse and indemnify and hold harmless Documentation Agent and its officers, directors, managers, members, equity owners, employees, attorneys and agents (to the extent not reimbursed by the Credit Parties), ratably according to their respective Pro Rata Share in effect on the date on which indemnification is sought under this subsection of the total outstanding Obligations (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Pro Rata Share immediately prior to such date of the total outstanding Obligations), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Documentation Agent or any of its officers, directors, managers, members, equity owners, employees, attorneys or agents in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by Documentation Agent under this Agreement or any of the other Loan Documents; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements to the extent resulting from Documentation Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction on a final and nonappealable basis.  The obligations of the Lenders under this Article XI shall survive the payment in full of the Obligations and the termination of this Agreement.

(f)                                   Golub Individually.  With respect to the Loans made by it and the Notes issued to it, Golub shall have, and may exercise, the same rights and powers hereunder and under the other Loan Documents, and is subject to the same obligations and liabilities, as and to the extent set forth herein and the other Loan Documents as any other Lender.  The terms “Lenders”

or “Requisite Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include Golub in its individual capacity as a Lender or one of the Requisite Lenders.  Golub may lend money to, and generally engage in any kind of banking, trust or other business with, any Credit Party or any Subsidiary or Affiliate of any Credit Party as if it were not acting as Agent pursuant hereto.

(g)                                  Successor Agent.

(i)                                     Resignation.  Documentation Agent may resign from the performance of all or part of its functions and duties hereunder at any time by giving at least thirty (30) calendar days’ prior written notice to Borrower Funds Administrator Lenders and Agent.  Such resignation shall take effect upon the acceptance by a successor Documentation Agent of appointment pursuant to clause (ii) below or as otherwise provided below.  Notwithstanding anything to the contrary in this sub-section (i), as of the Release Date, the Documentation Agent shall automatically be discharged from its duties and obligations under the Loan Documents irrespective of whether any successor Documentation Agent has been appointed pursuant to Section 11.2(g)(ii) and without any further action of the Agent, any Lender or any assignee or participant thereof, provided that any indemnity rights or other rights in favor of such retiring Documentation Agent shall continue after and survive such resignation.

(ii)                                  Appointment of Successor.  Upon any such notice of resignation pursuant to clause (g)(i) of this Section 11.2, (A) Wells Fargo shall, upon its consent, be appointed as Documentation Agent hereunder, and (B) if Wells Fargo does not consent to such appointment, Requisite Lenders shall appoint a successor Documentation Agent with the consent of Borrower Funds Administrator, which consent shall not be unreasonably withheld, delayed or conditioned (or required if any Default or Event of Default exists).  If a successor Documentation Agent shall not have been so appointed within said thirty (30) calendar day period referenced in clause (g)(i) above, the retiring Documentation Agent, upon notice to Borrower Funds Administrator, may, on behalf of the Lenders, appoint a successor Documentation Agent with the consent of Agent, who shall serve as Documentation Agent until such time as Requisite Lenders appoint a successor Documentation Agent, with the consent of Agent, as provided above.  If no successor Documentation Agent has been appointed pursuant to the foregoing within said thirty (30) calendar day period, the resignation shall become effective and Requisite Lenders thereafter shall perform all the duties of Documentation Agent hereunder, with the consent of Agent, until such time, if any, as Requisite Lenders appoint a successor Documentation Agent as provided above.

(iii)                               Successor Agent.  Upon the acceptance of any appointment as Documentation Agent under the Loan Documents by a successor Documentation Agent, such successor Documentation Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Documentation Agent and, upon the earlier of such acceptance or the effective date of the retiring Agent’s resignation, the retiring Documentation Agent shall be discharged from its duties and obligations under the Loan Documents, provided that any indemnity rights or other rights in favor of such retiring Documentation Agent shall continue after and survive such resignation and succession.  After any retiring Documentation Agent’s resignation as Documentation Agent under the Loan Documents, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Documentation Agent under the Loan Documents.

(iv)                              Notwithstanding anything to the contrary set forth in paragraphs (i), (ii) and (iii) of this Section 11.1(g), to the extent any Term Loan D Obligations remain outstanding on the Senior Facility Termination Date, the Documentation Agent may, and upon the request of the Requisite Term Loan D Lenders, shall, resign from the performance of all or part of its functions and duties, without any prior notice, and in the event of such resignation, Sponsor (or any successor or designee thereof) shall automatically become the successor Agent without any further action.

(h)                                 Absence of Duty.  Agent shall have no obligation whatsoever to any Lender, Agent or any other Person to assure that the Property covered by this Agreement or the other Loan Documents exists or is owned by any Credit Party or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent, on behalf of the Lender Parties, herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected, enforced or maintained or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Documentation Agent in this Section 11.2(h) or in any of the Loan Documents; it being understood and agreed that in respect of the Property covered by this Agreement or the other Loan Documents, or any act, omission or event related thereto, Documentation Agent may act in any manner it may deem appropriate, in its discretion, given Documentation Agent’s own interest in Property covered by this Agreement or the Loan Documents as one of the Lenders and Documentation Agent shall have no duty or liability whatsoever to any of the other Lenders or Agent; provided, that Documentation Agent shall exercise the same care which it would in dealing with loans for its own account.

Section 11.3.                          Set-off and Sharing of Payments

In addition to any rights and remedies now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default, each of the Lenders, Agent and Documentation Agent is hereby authorized by the Credit Parties at any time or from time to time, to the fullest extent permitted by law, with written notice to Agent and Documentation Agent and without notice to Borrowers or any other Person other than Agent and Documentation Agent (such notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances (general or special, time or demand, provisional or final) held by such Lender, Agent or Documentation Agent at any of its offices for the account of any Credit Party (regardless of whether such balances are then due to any Credit Party), and (b) other Property at any time held or owing by such Lender, Agent or Documentation Agent to or for the credit or for the account of any Credit Party, against and on account of any of the Obligations which are not paid when due; provided that no Lender Party shall exercise any such right without prior written notice to and consent from Agent and Documentation Agent.  Any Lender that has exercised its right to set-off or otherwise has received any payment on account of the Obligations shall, to the extent the amount of any such set off or payment exceeds its Pro Rata Share of payments obtained by all of the Lenders on account of such Obligations, purchase for cash (and the other Lenders or holders of the Loans shall sell) participations in each such other Lender’s or holder’s Pro Rata Share of Obligations as would be necessary to cause such Lender to share such excess with each other Lenders or holders in accordance with their respective Pro Rata Shares; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such purchasing Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery.  Each Credit Party agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set-off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such excess to other Lenders and holders, and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders may exercise all rights of set-off, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans and other Obligations in the amount of such participation.

Section 11.4.         Disbursement of Funds under Revolving Facility

Agent may, on behalf of Revolving Lenders, disburse funds to Borrowers for Advances requested.  Each Revolving Lender shall reimburse Agent on demand for its Pro Rata Share of all funds disbursed on its behalf by Agent, or if Agent so requests, each Revolving Lender shall remit to Agent its Pro Rata Share of any Advance before Agent disburses such Advance to Borrowers.  If Agent so elects to require that funds be made available prior to disbursement to Borrowers, Agent shall advise each Revolving Lender by telephone, telex or telecopy of the amount of such Revolving Lender’s Pro Rata Share of such requested Advance no later than one (1) Business Day prior to the funding date applicable thereto, and each such Revolving Lender shall pay Agent such Revolving Lender’s Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent’s account not later than 2:00 p.m. (New York City time).  If Agent shall have disbursed funds to Borrowers on behalf of any Revolving Lender and such Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent’s demand, Agent shall promptly notify Borrowers, and Borrowers shall immediately repay such amount to Agent.  Any repayment by Borrowers required pursuant to this Section 11.4 shall be without premium or penalty.  Nothing in this Section 11.4 or elsewhere in this Agreement or the other Loan Documents, including, without limitation, the provisions of Section 11.5, shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Borrowers may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder.

Section 11.5.         Settlements; Payments; and Information

(a)           Advances; Payments; Interest and Fee Payments.

(i)            The amount of outstanding Loans pursuant to Advances may fluctuate from day to day through Agent’s disbursement of funds to, and receipt of funds from, Borrowers.  In order to minimize the frequency of transfers of funds between Agent and each Revolving Lender, notwithstanding terms to the contrary set forth in Section 11.4, Advances and repayments thereof may be settled according to the procedures described in Section 11.5(a)(ii) and Section 11.5(a)(iii).  Payments of principal on the Term Loans and after the Senior Facility Termination Date, the Term Loan D, will be settled, in accordance with each Lender’s or after the Senior Facility Termination Date, Term Loan D Lender’s, Pro Rata Share, on the first Business Day after such payments are received.  Notwithstanding these procedures, each Revolving Lender’s obligation to fund its Pro Rata Share of any Advances made by Agent to Borrowers will commence on the date such Advances are made by Agent.  Nothing contained in this Agreement shall obligate a Revolving Lender to make an Advance at any time any Default or Event of Default exists.  All such payments will be made by such Lender without set-off, counterclaim or deduction of any kind.

(ii)           Once each week, or more frequently (including daily), if Agent so elects (each such day being a “Settlement Date”), Agent will advise each Revolving Lender by 1:00 p.m. (New York City time) on a Business Day by telephone, telex or telecopy of the amount of each such Revolving Lender’s Pro Rata Share of the outstanding Advances.  In the event payments are necessary to adjust the amount of such Revolving Lender’s share of the Advances to such Lender’s Pro Rata Share of the Advances, the party from which such payment is due will pay the other party, in same day funds, by wire transfer to the other’s account not later than 2:00 p.m. (New York City time) on the Business Day following the Settlement Date.

(iii)          On the first Business Day of each month (“Interest Settlement Date”, Agent will advise each Lender, and after the Senior Facility Termination Date, each Term Loan D Lender, by telephone or facsimile of the amount of interest and fees charged to and collected from Borrowers for the preceding month in respect of the applicable Loans.  Provided that such Lender and Term Loan D Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, or after the Senior Facility Termination Date, such Term Loan D Lender, by wire transfer to such Lender’s account (as specified by such Lender on Schedule A of this Agreement as amended by such Lender or Term Loan D Lender, as applicable, from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Lender Addition Agreement) not later than 2:00 p.m. (New York City time) on the next Business Day following the Interest Settlement Date, such Lender’s or Term Loan D Lender’s, as applicable, share of such interest and fees.

(b)           Availability of the Lenders’ Pro Rata Share.

(i)            Unless Agent has been notified by a Revolving Lender prior to any proposed funding date of such Lender’s intention not to fund its Pro Rata Share of an Advance requested by Borrowers, Agent may assume that such Revolving Lender will make such amount available to Agent on the proposed funding date or the Business Day following the next Settlement Date, as applicable; provided, however, nothing contained in this Agreement shall obligate a Revolving Lender to make an Advance at any time any Default or Event of Default exists.  If such amount is not, in fact, made available to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon, for each day from such date until the date such amount is paid to Agent, equal to the greater of the Federal

Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation plus any administrative, processing, or similar fees customarily charged by Agent in connection with the foregoing, in each case without set-off, counterclaim or deduction of any kind.

(ii)           Nothing contained in this Section 11.5(b) will be deemed to relieve a Lender of its obligation to fulfill its commitments or to prejudice any rights Agent or Borrowers may have against such Lender as a result of any default by such Lender under this Agreement.

(c)           Return of Payments.

(i)            If Agent pays an amount to a Lender or Term Loan D Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from any Credit Party and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender or Term Loan D Lender without set-off, counterclaim or deduction of any kind.

(ii)           If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Credit Party or paid to any other Person pursuant to any Debtor Relief Law or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender or Term Loan D Lender.  In addition, each Lender and Term Loan D Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender or Term Loan D Lender, together with interest at such rate, if any, as Agent is required to pay to Borrowers or such other Person, without set-off, counterclaim or deduction of any kind.

Section 11.6.         Dissemination of Information

(a)           Upon request by a Lender or Documentation Agent, Agent will distribute promptly to such Lender or Documentation Agent, unless previously provided by any Credit Party to such Lender or Documentation Agent, copies of all notices, schedules, reports, projections, financial statements, agreements and other material and information, including, without limitation, financial and reporting information received from the Credit Parties or generated by a third party (and excluding only internal information generated by Wells Fargo for its own use as a Lender or as Agent) (each, a “Report”), as provided for in this Agreement and the other Loan Documents as received by Agent.  Agent shall not be liable to any Lender or Documentation Agent for any failure to comply with its obligations under this Section 11.6, except to the extent that such failure is attributed to Agent’s gross negligence or willful misconduct and results in demonstrable damages to such Lender or Documentation Agent as determined, in each case, by a court of competent jurisdiction on a final and non-appealable basis.

(b)           Each Lender:

(i)            expressly agrees and acknowledges that Agent makes no representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;

(ii)           expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Credit Parties’ books and records, as well as on representations of the Credit Parties’ personnel;

(iii)          agrees to keep all Reports confidential in accordance with the provisions of Section 12.10 hereof; and

(iv)          without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Advances that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (ii) to pay and protect, and indemnify, defend, and hold Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by Agents and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

(c)           Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon Agent or any other Lender or any of their Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates (each, a “Related Party”) and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.  Except as provided in Section 11.6(a), Agent shall not have any duty or responsibility to provide Documentation Agent or any Lender with any other credit or other information concerning the affairs, financial condition or business of any Credit Party that may come into the possession of the Agent.

Section 11.7.         Delinquent Lender; Deteriorating Lender

(a)           If for any reason any Lender shall become a Deteriorating Lender or shall fail or refuse to abide by its obligations under this Agreement, including without limitation its obligation to make available to Agent its Pro Rata Share of any Loans, expenses or setoff or purchase its Pro Rata Share of a participation interest in the aggregate unreimbursed amount of all drawn Letters of Credit, and such failure is not cured within one (1) Business Day after receipt from Agent of written notice thereof, then, in addition to the rights and remedies that may be available to the Lender Parties, the Credit Parties or any other party at law or in equity, and not at limitation thereof, (i) such Deteriorating Lender’s or Delinquent Lender’s right to participate in the administration of, or decision-making rights related to, the Obligations, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, and (ii) a Deteriorating Lender or Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Credit Parties, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-Delinquent Lenders for application to, and reduction of, their proportionate shares of all outstanding Obligations until, as a result of application of such assigned payments the Lenders’ respective Pro Rata Shares of all outstanding Obligations shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency, and (iii) at the option of Agent, any amount payable to such Deteriorating Lender or Delinquent Lender hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Deteriorating Lender or Delinquent Lender, be retained by Agent as cash collateral for future funding obligations of the Deteriorating Lender or Delinquent Lender in respect of any Loan or existing or future participating interest in any Letter of Credit.  The Delinquent Lender’s decision-making and participation rights and rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Delinquent Lender of its Pro Rata Share of any Obligations, any participation obligation, or expenses as to which it is delinquent, together with interest thereon at the rate set forth in Section 11.5(b)(i) hereof from the date when originally due until the date upon which any such amounts are actually paid.

(b)           The non-Delinquent Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to cause the termination and assignment, without any further action by the Deteriorating Lender or Delinquent Lender for no cash consideration (pro rata, based on the respective Commitments of those Lenders electing to exercise such right), of the Deteriorating Lender’s or Delinquent Lender’s Commitment to fund future Loans.  Upon any such purchase of the Pro Rata Share of any Deteriorating Lender or Delinquent Lender, the Deteriorating Lender’s or Delinquent Lender’s share in future Advances and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Deteriorating Lender or Delinquent Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, a Lender Addition Agreement.

(c)           Each Deteriorating Lender and Delinquent Lender shall indemnify Agent and each non-Deteriorating Lender and non-Delinquent Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys’ fees and funds advanced by Agent or by any non-delinquent Lender, on account of a Deteriorating Lender’s or a Delinquent Lender’s failure to timely fund its Commitment of a Revolving Loan or to otherwise perform its obligations under the Loan Documents.

Section 11.8.         Protective Advances

(a)           Either Agent or Documentation Agent may from time to time, without prior notice to any Credit Party (but the Agent or the Documentation Agent, as applicable, shall give the Documentation Agent or the Agent, as applicable, and the Borrower Funds

Administrator prompt subsequent notice), make such disbursements and advances (“Protective Advances”) which Agent or Documentation Agent, as applicable, in their reasonable business judgment, deem necessary or reasonably desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by Borrowers of the Loans and other Obligations or to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including, without limitation, to (i) pay the costs, fees and expenses as described in Section 12.7, (ii) obtain insurance covering any of the Collateral to the extent required hereunder, (iii) pay for the performance of any of the Obligations, (iv) discharge taxes, levies and/or Liens on any of the Collateral that are in violation of any Loan Document, and (v) pay for the maintenance, repair and/or preservation of the Collateral.

(b)           The Protective Advances made by Agent and the Protective Advances made by Documentation Agent shall bear interest at the maximum rate set forth in this Agreement for the Term Loan A and shall be repayable on demand and be secured by the Collateral.  The Protective Advances shall constitute Obligations hereunder.  Agent or Documentation Agent, as applicable shall notify Documentation Agent or Agent, as applicable, each Lender and Borrower Funds Administrator in writing of each such Protective Advance, which notice shall include a description of the purpose of such Protective Advance.  Without limitation to its obligations pursuant to Section 11.1(e) and Section 11.2(e), (x) each Revolving Lender agrees that it shall make available to Agent, for the benefit of itself, upon Agent’s demand, in Dollars in immediately available funds, the amount equal to such Revolving Lender’s Pro Rata Share of each such Protective Advance made by Agent, and (y) each Term Loan A Lender agrees that it shall make available to Documentation Agent, for the benefit of itself, upon Documentation Agent’s demand, in Dollars in immediately available funds, the amount equal to such Term Loan A Lender’s Pro Rata Share of each such Protective Advance made by Documentation Agent.  If such funds are not made available to Agent or Documentation Agent, as applicable, for the benefit of Agent and Documentation Agent, as applicable, by such Revolving Lender or Term Loan A Lender, as applicable, Agent or Documentation Agent, as applicable, shall be entitled to recover such funds on demand from such Revolving Lender or Term Loan A Lender, as applicable, together with interest thereon for each day from the date such payment was due until the date such amount is paid to such Person, at the Federal Funds Rate for three (3) Business Days and thereafter at the Prime Rate.  The making of any Protective Advance shall not be construed as a waiver by Agent, Documentation Agent or Lenders of any Default or Event of Default or of any rights or remedies of Agent, Documentation Agent or Lenders.

Section 11.9.         Relation among Lenders

Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of Agent or Documentation Agent) authorized to act for, any other Lender.

ARTICLE XII.

MISCELLANEOUS

Section 12.1.         Governing Law; Jurisdiction; Service of Process; Venue

THE AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.  Any judicial proceeding against any Credit Party with respect to the Obligations, any Loan Document or any related agreement may be brought in any federal or state court of competent jurisdiction located in the State of New York in the Borough of Manhattan.  By execution and delivery of each Loan Document to which it is a party, each Credit Party (i) accepts the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (ii) waives personal service of process, (iii) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, pursuant to Section 12.5, and (iv) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction, venue, convenience or forum nonconveniens.  Nothing shall affect the right of Agent, Documentation Agent or any Lender to serve process in any manner permitted by law or shall limit the right of Agent, Documentation Agent or any Lender to bring proceedings against any Credit Party in the courts of any other jurisdiction having jurisdiction.  Any judicial proceedings against Agent, Documentation Agent or any Lender involving, directly or indirectly, the Obligations, any Loan Document or any related agreement shall be brought only in a federal or state court located in the State of New York in the Borough of Manhattan.

Section 12.2.         Successors and Assigns; Assignments and Participations

(a)           Subject to Section 12.2(i), each Lender may, at any time and from time to time, assign all or any portion of its rights and delegate all or a portion of its obligations under this Agreement and the other Loan Documents (including all of its rights and obligations with respect to the Loans) to one or more Eligible Assignees (each, a “Transferee”) with the prior written consent of Agent, Documentation Agent and, so long as no Default or Event of Default has occurred and is continuing, Borrower Funds Administrator (which consent of Agent, Documentation Agent and Borrower Funds Administrator shall not be unreasonably withheld, delayed or conditioned) (provided no consent of Agent, Documentation Agent or Borrower Funds Administrator shall be required in connection with an assignment by a Lender to an Eligible Assignee that is a Lender, an Affiliate of such Lender or a Related Fund of such Lender); provided, that (x) such Transferee and such assigning Lender shall execute and deliver to Agent for acceptance and recording in the Register, a Lender Addition Agreement and (y) such assignment is in an amount which is at least $1,000,000 (or the remainder of such Lender’s Commitment in respect of Revolving Loans (or if such Lender’s Commitment has been reduced to zero, Revolving Loans) or Term Loan A, as the case may be) (except such minimum amount shall not apply to an assignment by a Lender to an Eligible Assignee that is a Lender, an Affiliate of such Lender or a Related Fund of such Lender).  Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Lender Addition Agreement, (i) the Transferee thereunder shall be a party hereto and, to the extent provided in such Lender Addition Agreement, have the same rights, benefits and obligations of a Lender hereunder, (ii) the assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment and/or Loans or assigned portion thereof, as the case may be, to the extent that such obligations shall have been expressly assumed by the Transferee pursuant to such Lender Addition Agreement (and, in the case of a Lender Addition Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto but shall nevertheless continue to be entitled to the benefits of Section 12.4 and 12.7).  Borrowers hereby acknowledge and agree that any assignment will give rise to a direct obligation of Borrowers to the Transferee and that the Transferee shall be a “Lender” hereunder and under the other Loan Documents.

(b)           Each Lender at any time may sell participations in all or any part of its rights and obligations under this Agreement and the other Loan Documents (including all of its rights and obligations with respect to the Loans) to one or more Persons (each, a “Participant”).  In the event of any such sale by a Lender of a participation to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan (and any Note evidencing such Loan) for all purposes under this Agreement and the other Loan Documents and Borrowers, Agent, Documentation Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents.  Any agreement pursuant to which any Lender shall sell any such participation shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender’s rights and enforce each Credit Party’s obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of this Agreement or any of the other Loan Documents; provided, that such participation agreement may provide that such Lender will not agree, without the consent of the Participant, to any amendment, supplement, modification or waiver to the extent resulting in: (i) any reduction in the principal amount, interest rate or fees payable with respect to any Loan in which such Participant participates; (ii) any extension of the date fixed for any payment of principal, interest or fees payable with respect to any Loan in which such Participant participates; and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement or the other Loan Documents).  The Credit Parties hereby acknowledge and agree that the Participant under each participation shall, solely for the purposes of Section 10.4(j), 12.4 and 12.7 of this Agreement, be considered to be a “Lender” hereunder.

(c)           Agent, acting solely for this purpose as a non-fiduciary agent of Borrowers, shall maintain at its address referred to in Section 12.5 a copy of each Lender Addition Agreement delivered to it and the Register for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans (and stated interest thereon) (the “Registered Loans”) owing to, and the Notes, if any, evidencing such Loans owned by, each Lender from time to time.  Anything contained in this Agreement to the contrary notwithstanding, the entries in the Register shall be conclusive and binding for all purposes, absent manifest error, each of the Credit Parties, Agent, Documentation Agent and

Lenders shall treat each Person whose name is recorded in such Register as the owner of the Loans, the Notes and the Commitments recorded therein for all purposes of this Agreement.  The Register shall be available for inspection by Borrower Funds Administrator or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)           Notwithstanding anything in this Agreement to the contrary, no assignment under Section 12.2(a) of any rights or obligations under or in respect of the Loans or the Notes evidencing such Loans shall be effective unless and until (i) Agent shall have recorded the assignment pursuant to Section 12.2(c) and (ii) the assignor Lender or the Transferee has paid to Agent a processing fee in the amount of $3,500 (provided no such processing fee shall be required to be paid in connection with an assignment by a Lender to an Eligible Assignee that is a Lender, an Affiliate of such Lender or a Related Fund of such Lender).  Upon its receipt of a Lender Addition Agreement executed by an assigning Lender and an Transferee, Agent shall (i) promptly accept such Lender Addition Agreement and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give prompt notice of such acceptance and recordation to Lenders and Borrowers.  On or prior to such effective date, the assigning Lender shall surrender any outstanding Notes held by it, all or any portion of which are being assigned, and Borrowers, at their expense, shall, upon the request of the assigning Lender or the Transferee (or the Agent on behalf thereof), as applicable, execute and deliver to Agent, within five (5) Business Days of any request, new Notes to reflect the interest held by the assigning Lender and the Transferee.

(e)           A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide).  Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated Transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated Transferee(s).  Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agent shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon, notwithstanding notice to the contrary.

(f)            In the event that any Lender sells participations in a Registered Loan, such Lender shall maintain a register for this purpose as a non-fiduciary agent of Borrowers on which it enters the name of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan that is the subject of the participation (the “Participant Register”).  A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide).  Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

(g)           Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement, including, without limitation, the Loans owing to it and the Notes held by it and the other Loan Documents and Collateral, including any pledge or assignment to secure obligations to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341.  The Credit Parties hereby acknowledge that Lenders and each of their Affiliates may sell or securitize all or any part of the Loans (a “Securitization”) through the pledge of all or any part of the Loans as collateral security for loans to such Lenders or their Affiliates or through the sale of all or any part of the Loans or the issuance of direct or indirect interests in all or any part of the Loans, which loans to such Lenders or their Affiliate or direct or indirect interests may be rated by Moody’s, S&P or one or more other rating agencies (the “Rating Agencies”).  The Credit Parties shall cooperate with such Lenders and their Affiliates to effect the Securitization, including by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by such Lenders in connection with the Securitization, provided that (i) any such amendment or additional documentation does not impose additional costs (other than in a de minimis amount) on the Credit Parties, taken as a whole, and (ii) any such amendment or additional documentation does not adversely affect the rights (other than a de minimis affect of the rights), or increase the obligations (other than a de minimis increase of the obligations), of the Credit Parties, taken as a whole, under the Loan Documents or change or affect in a manner adverse to the Credit Parties, taken as a whole, the financial terms of the Loans, and (b) providing such information as may be reasonably requested by such Lenders in connection with the rating of the Loans or the Securitization.

(h)           Each Lender may furnish any information concerning the Credit Parties in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to confidentiality requirements, if any, hereunder.  Each Credit Party agrees to provide commercially reasonable efforts to assist any Lender in assigning or selling participations in all or any part of any Loans made by such Lender to another Person identified by such Lender, provided that, in the absence of a Default or an Event of Default, such efforts shall not impose additional costs on the Credit Parties (other than in a de minimis amount).

(i)            Notwithstanding anything in the Loan Documents to the contrary, (i) Wells Fargo and its Affiliates shall not be required to execute or deliver a Lender Addition Agreement in connection with any transaction involving solely Wells Fargo and any of its Affiliates, or the lenders or funding or financing sources of Wells Fargo or any of its Affiliates, (ii) subject to the provisions at the end of this paragraph, no lender to or Affiliate, funding or financing source of Wells Fargo or any of its Affiliates shall be considered a Transferee, and (iii) there shall be no limitation or restriction on (A) the ability of Wells Fargo or any of its Affiliates to assign or otherwise transfer any Loan Document, Commitment or Obligation to any such Affiliate or lender or financing or funding source or (B) any such lender’s or funding or financing source’s ability to assign or otherwise transfer any Loan Document, Commitment or Obligation; provided, however, Wells Fargo shall continue to be liable as the “Lender” with respect to any such assigned interest under the Loan Documents unless such Affiliate, lender or funding or financing source executes and delivers a Lender Addition Agreement and thereby becomes a “Lender.”

(j)                                    Notwithstanding anything in the Loan Documents to the contrary, (i) Golub and its Affiliates shall not be required to execute or deliver a Lender Addition Agreement in connection with any transaction involving solely Golub and any of its Affiliates, or the lenders or funding or financing sources of Golub or any of its Affiliates, (ii) subject to the provisions at the end of this paragraph, no lender to or Affiliate, funding or financing source of Golub or any of its Affiliates shall be considered a Transferee, and (iii) there shall be no limitation or restriction on (A) the ability of Golub or any of its Affiliates to assign or otherwise transfer any Loan Document, Commitment or Obligation to any such Affiliate or lender or financing or funding source or (B) any such lender’s or funding or financing source’s ability to assign or otherwise transfer any Loan Document, Commitment or Obligation; provided, however, Golub shall continue to be liable as the “Lender” with respect to any such assigned interest under the Loan Documents unless such Affiliate, lender or funding or financing source executes and delivers a Lender Addition Agreement and thereby becomes a “Lender.”

(k)                                 The Loan Documents shall inure to the benefit of each Lender, Agent, Documentation Agent, each Transferee, each Participant (to the extent otherwise expressly provided herein only) and all future holders of the Loans, the Notes, the Obligations and/or any of the Collateral, and each of their respective successors and assigns.  Each Loan Document shall be binding upon the Persons other than Lenders, Agent and Documentation Agent that are parties thereto and their respective successors and assigns; provided that, no such Person shall assign, delegate or transfer any Loan Document or any of its rights or obligations thereunder without the prior written consent of Agent, Documentation Agent and each Lender, and no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Agent and Documentation Agent (and any such attempted assignment or transfer without such consent shall be null and void).  No rights are intended to be created under any Loan Document for the benefit of any third party donee, creditor or incidental beneficiary of any Credit Party.  Nothing contained in any Loan Document shall be construed as a delegation to Agent, Documentation Agent or any other Lender Party of any other Person’s duty of performance.

(l)                                     Notwithstanding anything in the Loan Documents to the contrary, so long as no Change of Control would result therefrom, there shall be no limitation or restriction on the ability of the Sponsor or any of its Affiliates to assign or otherwise transfer its interest in Term Loan D to any Affiliate or any member of the Sponsor Group; provided, however, the assignor or transferor shall continue to be liable as a “Term Loan D Lender” with respect to any such assigned or transferred interest under the Loan Documents unless such assignee or transferee executes and delivers a Lender Addition Agreement and thereby becomes a Term Loan D Lender.

Section 12.3.                          Termination; Reinstatement; Application of Payments

(a)                                 Subject to Agent’s, Documentation Agent’s, other Lender Parties’ and, after the Senior Facility Termination Date or in connection with an acceleration by the Agent and the Required Lenders, the Term Loan D Lenders’ rights to accelerate the Loans and terminate and cease making Advances upon the occurrence and during the continuation of any Event of Default, this Agreement shall continue in full force and effect until the Term Loan D Maturity Date, unless terminated sooner as provided in this Section 12.3.  The Credit Parties may not terminate this Agreement without terminating the entire Agreement and repaying all of the Obligations and Term Loan D Obligations in full in cash and terminating or cash collateralizing in accordance with the terms of this Agreement all of the outstanding Letters of Credit.  The Credit Parties may terminate this Agreement at any time upon not less than five (5) Business Days’ prior written notice to Agent and Documentation Agent and upon full performance and indefeasible payment in full in cash of all Obligations and the Term Loan D Obligations and termination or cash collateralization in accordance with the terms of this Agreement of all outstanding Letters of Credit on or prior to such 5th Business Day after Receipt by Agent and Documentation Agent of such written notice.  Upon the earlier of the Maturity Date or any such termination by the Credit Parties, the obligation of the Lenders to make Advances and issue Letters of Credit shall terminate.  All of the Obligations shall be immediately due and payable upon the earlier of (i)(A) with respect to Obligations in respect of the Revolving Loans, the Revolving Loan Maturity Date (B) with respect to Obligations in respect of the Term Loan A, the Term Loan A Maturity Date, and (C) with respect to Term Loan D Obligations in respect of the Term Loan D, the Term Loan D Maturity Date or (ii) the termination date stated in any notice of termination, as applicable (the “Termination Date”).  Notwithstanding any other provision of any Loan Document, no termination of this Agreement shall affect any Lender’s, any Term Loan D Lender’s, Documentation Agent’s, Agent’s or other Lender Party’s rights or any of the Obligations or Term Loan D Obligations existing as of the effective date of such termination, and the provisions of the Loan Documents shall continue to be fully operative until the Obligations and the Term Loan D Obligations have been fully performed and indefeasibly paid in cash in full and all outstanding Letters of Credit shall have been terminated.  The Liens granted to Agent, for the benefit of the Lender Parties, under the Security Documents and the financing statements filed pursuant thereto and the rights and powers of Agent, Documentation Agent, the other Lender Parties and the Term Loan Lenders shall continue in full force and effect until all of the Obligations and the Term Loan D Obligations have been fully performed and indefeasibly paid in full in cash, and all of the Commitments, the outstanding Letters of Credit and this Agreement and the other Loan Documents have been terminated (or in the case of outstanding Letters of Credit, cash collateralized in accordance with the terms of this Agreement).  As a condition to the effectiveness of any such termination and, in any event, upon the Termination Date, the Credit Parties shall pledge and furnish to Agent cash collateral, other collateral or a written indemnity (from a financial institution that is acceptable to Agent), in each case acceptable to Agent for indemnity obligations under the Loan Documents as Agent or Documentation Agent may reasonably require.

(b)                                 To the extent that any payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside, defeased or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any Debtor Relief Law, common law or equitable cause or any other law, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by Agent, Documentation Agent or any other Lender Party and the Liens created by the Security Documents shall be revived automatically without any action on the part of any party hereto and shall continue as if such payment had not been received by Agent, Documentation Agent or such other Lender Party.  Except as specifically provided in this Agreement, any payments with respect to the Obligations received shall be credited and applied in such manner and order as Agent shall decide in its sole discretion.  Anything contained in any Loan Document to the contrary notwithstanding, upon the indefeasible payment in full in cash and performance of all of the Obligations (other than contingent indemnification Obligations for which no unsatisfied claim has been asserted in writing), termination of the Commitments, the outstanding Letters of Credit and the Loan Documents and the execution and delivery of a written release by the Credit Parties of all claims against Agent, Documentation Agent and other Lender Parties, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are indemnified liabilities hereunder, Agent shall deliver to Borrowers termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing the Obligations.

Section 12.4.                          Indemnity

The Credit Parties, jointly and severally, hereby indemnify Agent, Documentation Agent, L/C Issuer and each other Lender Party, and their respective Affiliates, managers, members, officers, employees, agents, representatives, successors, assigns, accountants and attorneys (collectively, the “Indemnified Persons”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel and, on an occasional basis, reasonable in-house documentation and diligence fees and legal expenses) which may be imposed on, incurred by or asserted against any Indemnified Person with respect to or arising out of, or in any litigation, proceeding or investigation instituted or conducted by any Person with respect to any aspect of, or any transaction contemplated by, or any matter related to, any Loan Document or any agreement, document or transaction contemplated thereby, whether or not such Indemnified Person is a party thereto, except to the extent a final and nonappealable order of judgment binding on such Indemnified Person of a court of competent jurisdiction determines the same arose out of the gross negligence or willful misconduct of such Indemnified Person.  If any Indemnified Person uses in-house counsel for any purpose for which the Credit Parties are responsible to pay or indemnify, the Credit Parties expressly agree that their indemnification obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by such Indemnified Person in its sole discretion for the work performed.  Agent and Documentation Agent agree to give Borrowers reasonable notice of any event of which such Person becomes aware for which indemnification may be required under this Section 12.4, and Agent or Documentation Agent may elect (but is not obligated) to direct the defense thereof.  Any Indemnified Person may take such actions as it deems necessary and appropriate to investigate, defend or settle any event or take other remedial or corrective actions with respect thereto as may be necessary for the protection of such Indemnified Person or the Collateral.  Notwithstanding the foregoing, if any insurer agrees to undertake the defense of an event (an “Insured Event”), Agent and Documentation Agent agree not to exercise their right to select counsel to defend the event if that would cause Borrowers’ insurer to deny coverage; provided, however, that each Indemnified Person reserves the right to retain counsel to represent such Indemnified Person with respect to an Insured Event at its sole cost and expense.  To the extent that Agent, Documentation Agent or any other Lender Party obtains recovery from a third party other than an Indemnified Person of any of the amounts that the Credit Parties have paid to Agent, Documentation Agent or any other Lender Party pursuant to the indemnity set forth in this Section 12.4, then Agent, Documentation Agent and/or any such Lender shall promptly pay to Borrowers the amount of such recovery.  Without limiting any of the foregoing, the Credit

Parties, jointly and severally, indemnify the Indemnified Parties for all claims for brokerage fees or commissions (other than claims of a broker with whom such Indemnified Party has directly contracted in writing) which may be made in connection with respect to any aspect of, or any transaction contemplated by or referred to in, or any matter related to, any Loan Document or any other agreement, document or transaction contemplated thereby.

Section 12.5.                          Notice

Any notice or request under any Loan Document shall be given to any party to this Agreement at such party’s address set forth beneath its signature on the signature page to this Agreement, or at such other address as such party hereafter may specify in a notice given in the manner required under this Section 12.5.  Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon (each, a “Receipt”):  (i) registered or certified mail, return receipt requested, postage prepaid, three (3) Business Days after deposited in the United States mail, (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or (iii) facsimile transmission, upon transmission and confirmation received.  Notwithstanding anything herein to the contrary, any notice or request to any Credit Party shall be deemed satisfied upon Receipt of such notice or request by the Borrower Funds Administrator.

Section 12.6.                          Severability; Captions; Counterparts

If any provision of any Loan Document is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of the Loan Documents which shall be given effect so far as possible.  The captions in the Loan Documents are intended for convenience and reference only and shall not affect the meaning or interpretation of the Loan Documents.  The Loan Documents may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and by facsimile or electronic transmission, which facsimile or electronic signatures shall be considered original executed counterparts.  Each party to this Agreement agrees that it will be bound by its own facsimile or electronic signature and that it accepts the facsimile or electronic signature of each other party.

Section 12.7.                          Expenses

The Credit Parties hereby jointly and severally agree to pay on demand, upon the receipt of invoices or other statements in reasonable detail, all reasonable fees, costs and expenses of Agent, Documentation Agent and Lenders, as and when incurred in connection with, or otherwise payable by the Credit Parties with respect to: (a) the preparation, negotiation, execution, delivery, review, negotiation, administration, syndication, default, collection, waiver or potential waiver, amendment or potential amendment, restatement, waiver or extension of any term, provision, benefit or requirement of this Agreement, any other Loan Document (or any of the Obligations) (including, without limitation, any environmental and other “due diligence” investigations); (b) Agent’s, Documentation Agent’s and Lenders’ exercise, preservation or enforcement of any of their rights, remedies or options hereunder (including, without limitation, pursuant to Section 9.1(i) and Section 9.1(j)); (c) the granting, perfecting and protecting of Liens upon and security interests in any Collateral now or hereafter securing the Credit Parties’ obligations under this Agreement and the other Loan Documents (including, without limitation, UCC and judgment and tax lien searches and UCC filings and fees for post-Closing UCC and judgment and tax lien searches and wire transfer fees and audit expenses); and (d) the prosecution or defense of any claim (including the evaluation of or preparation for any actual or such potential defense or claim) in any way arising out of, related to or connected with this Agreement or any of the other Loan Documents; including in each case, without limitation, (i) reasonable fees and expenses of counsel for each of (x) Agent, (y) Documentation Agent, and (z) all other Lender Parties; provided that such other Lender Parties shall be entitled to reimbursement for no more than one counsel representing all such Lender Parties (absent a conflict of interest in which case such other Lender Parties may engage and be reimbursed for additional counsel), (ii) accounting, consulting, brokerage or other similar professional fees or expenses, (iii) any fees and expenses associated with travel or other costs relating to any actions, visits, audits, appraisals, inspections or examinations conducted in connection with the Credit Parties’ obligations under this Agreement and the other Loan Documents or any Collateral therefor (including, without limitation, the Collateral described in the Security Documents), (iv) all wire transfer fees, filing fees and other taxes and fees payable or determined to be payable in connection therewith, including, without limitation, documentary, stamp and similar taxes and assessments and all recording and filing fees charged by any Governmental Authority; and (v) all costs and expenses of collection, holding, managing, renting, selling or disposing, and of conducting the Credit Parties’ Businesses and of maintaining, repairing, replacing, altering, adding and improving of or to the Collateral, (vi) the payment of all sums which Agent or Documentation Agent may be required or may elect to pay, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof and (vii) all other costs and expenses incurred by Agent, Documentation Agent and Lenders as are payable by the Credit Parties pursuant to Section 9.1(i), Section 9.1(j) and Section 12.4 or pursuant to any other provision of this Agreement or any of the other Loan Documents (including, without limitation, in each such case, search, audit, recording, professional and filing fees and expenses and attorneys’ fees and all expenses, liabilities and advances and, on an occasional basis, reasonable in-house documentation and diligence fees and legal expenses made or incurred in connection therewith).  All of the foregoing fees, costs and expenses are referred to herein collectively as the “Costs and Expenses”.  If Agent, Documentation Agent, any Lender or any of their Affiliates uses in-house counsel for any purpose under any Loan Document for which the Credit Parties are responsible to pay or indemnify, the Credit Parties expressly agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent, Documentation Agent, such Lender or such Affiliate in its sole discretion for the work performed.  Subject to any grace period provided for in clause (a) of ARTICLE VIII, the Costs and Expenses shall bear interest at the default rate described in Section 2.5(c) from due date thereof until paid in full.  The Company hereby acknowledges that its obligations under this Section:  (A) are secured by any and all Collateral now or hereafter securing the Credit Parties’ obligations under this Agreement and the other Loan Documents (including, without limitation, the Guaranty and the Collateral described in the Security Documents), (B) shall survive any termination of this Agreement and (C) are absolute and unconditional regardless of whether or not the Closing is consummated.

Section 12.8.                          Entire Agreement

This Agreement and the other Loan Documents to which the Credit Parties are parties constitute the entire agreement between and among the Credit Parties, Agent, Documentation Agent and other Lender Parties with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings relating to the subject matter hereof or thereof.  Execution of this Agreement by the Credit Parties constitutes a full, complete and irrevocable release of any and all claims which any Credit Party may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents.  Each party hereto acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and the other Loan Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions hereof.

Section 12.9.                          Approvals and Duties

Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Agent, Documentation Agent or other Lender Parties with respect to any matter that is the subject of any Loan Document may be granted or withheld by Agent, Documentation Agent or other Lender Parties, as applicable, in their sole and absolute discretion.  Other than Agent’s duty of reasonable care with respect to Collateral delivered pursuant to the Loan Documents in accordance with applicable law (to the extent not waivable), Agent, Documentation Agent and other Lender Parties shall have no responsibility for or obligation or duty with respect to any of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights pertaining thereto.

Section 12.10.                   Confidentiality and Publicity

Agent, Documentation Agent and each other Lender Party agree to exercise their commercially reasonable efforts to maintain in confidence, in accordance with its customary procedures for handling confidential information, all non-public information that any Credit Party furnishes to Agent, Documentation Agent or such other Lender Party on a confidential basis (“Confidential Information”), other than any such Confidential Information (a) that becomes generally available to the public other than as a result of a breach by Agent, Documentation Agent or any other Lender Party of its obligations hereunder, (b) that is or becomes available to Agent, Documentation Agent or any other Lender Party from a source other than a Credit Party and that is not, to the actual knowledge of the recipient thereof, subject to obligations of confidentiality with respect thereto, (c) that is known to Agent, Documentation Agent or any other Lender Party prior to disclosure by any Credit Party (to the extent not disclosed in violation of any confidentiality agreement), (d) that is independently developed by Agent, Documentation Agent or any other Lender Party without use of or reference to any other Confidential Information, or (e) with respect to which Borrower Funds Administrator has provided its written consent to disclose; provided, however, that Agent, Documentation Agent and each Lender shall, in any event, have the right to deliver copies of any such information, and to disclose any such information, to:

(i)                                     its affiliates, Related Funds, lenders, funding or financing sources (or its affiliates’ Related Funds’ or lenders’ funding or financing sources), directors, officers, trustees, partners, employees, agents, attorneys, professional consultants, portfolio management services and rating agencies who agree to, or are instructed to, maintain the confidentiality of the Confidential Information;

(ii)                                  any other Lender and any successor Agent or Documentation Agent who agrees to maintain the confidentiality of the Confidential Information;

(iii)                               (A) any Person to which any Lender offers to sell any Loan or any part thereof or interest or participation therein or in connection with a Securitization, or (B) any Person if the disclosure consists of general portfolio information and does not identify any Credit Party specifically by name;

(iv)                              any federal or state regulatory authority or examiner, or any insurance industry association, regulating or having jurisdiction over Agent, Documentation Agent or any other Lender Party, to the extent required by applicable laws; and

(v)                                 any other Person to which such delivery or disclosure may be necessary or appropriate (A) in compliance with any applicable law, rule, regulation or order, (B) in response to any subpoena or other legal process or informal investigative demand, (C) in connection with any litigation to which Agent, Documentation Agent or such other Lender Party is a party, or (D) in connection with the exercise or enforcement, or potential exercise or enforcement, of any of the rights and/or remedies of Agent, Documentation Agent and/or other Lender Parties under this Agreement and the other Loan Documents at any time during the existence of an Event of Default.

Further, the foregoing notwithstanding, the Credit Parties agree that Agent, Documentation Agent, any other Lender Party or any Affiliate or Related Fund of Agent, Documentation Agent or any other Lender Party may (i) disclose a general description of transactions arising under the Loan Documents for advertising, marketing or other similar purposes, and (ii) use any Credit Party’s name, logo or other indicia germane to such party in connection with such advertising, marketing or other similar purposes. The obligations of Agent, Documentation Agent and other Lender Parties under this Section 12.10 shall supersede and replace the obligations of Agent, Documentation Agent and Lenders under any confidentiality agreement in respect of the financing evidenced hereby executed and delivered by Agent, Documentation Agent or any other Lender Party prior to the date hereof.

Section 12.11.                   No Consequential Damages

None of Agent, Documentation Agent, L/C Issuer or any other Lender Party, or any agent or attorney of Agent, Documentation Agent, L/C Issuer or any other Lender Party, shall be liable to any Credit Party or any other Person on any theory of liability for any special, indirect, consequential or punitive damages.

Section 12.12.                   Borrower Funds Administrator

(a)                                 Borrowers maintain an integrated cash management system reflecting their interdependence on one another and the mutual benefits shared among them as a result of their respective operations.  In order to efficiently fund and operate their respective businesses and minimize the number of borrowings which they will make under this Agreement and thereby reduce the administrative costs and record keeping required in connection therewith, including the necessity to enter into and maintain separately identified and monitored borrowing facilities, Borrowers have requested, and Agent, Documentation Agent, L/C Issuer and Lenders have agreed that all Loans will be advanced to and Letters of Credit will be issued for the account of Borrowers on a joint and several basis in accordance with the other provisions hereof.  Each Borrower hereby acknowledges that it will be receiving direct and indirect benefits from each Loan made and Letter of Credit issued pursuant to this Agreement.

(b)                                 Each Borrower hereby designates, appoints, authorizes and empowers Borrower Funds Administrator as its agent to act as specified in this Agreement and each of the other Loan Documents and Borrower Funds Administrator hereby acknowledges such designation, authorization and empowerment, and accepts such appointment.  Each Borrower hereby irrevocably authorizes and directs Borrower Funds Administrator to take such action on its behalf under the provisions of this Agreement and the other Loan Documents, and any other instruments, documents and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Borrower Funds Administrator by the respective terms and provisions hereof and thereof, and such other powers as are reasonably incidental thereto, including, without limitation, to take the following actions for and on such Borrower’s behalf:

(i)                                     to submit on behalf of each Borrower, Borrowing Certificates and other notices to Agent and/or Documentation Agent in accordance with the provisions of this Agreement;

(ii)                                  to receive on behalf of each Borrower the proceeds of Loans in accordance with the provisions of this Agreement, such proceeds to be disbursed to or for the account of the applicable Borrower as soon as practicable after its receipt thereof;

(iii)                               to submit on behalf of each Borrower, Compliance Certificates and all other certificates, notices and other communications given or required to be given hereunder; and

(iv)                              to take all such actions on behalf of each Borrower necessary to exercise the specific power granted in clauses (i) through (iii) above and to perform such other duties hereunder and under the other Loan Documents, and deliver such agreements, documents, certificates and instruments as delegated to or required of Borrower Funds Administrator by the terms hereof or thereof.

(c)                                  The administration by Agent, Documentation Agent, L/C Issuer and other Lender Parties of the credit facility under this Agreement as a co-borrowing facility with a funds administrator in the manner set forth herein is solely as an accommodation to Borrowers and at their request and none of Agent, Documentation Agent, L/C Issuer or any other Lender Party shall incur any liability to any Credit Party as a result thereof.

Section 12.13.                   Joint and Several Liability

(a)                                 Each Borrower acknowledges that it is jointly and severally liable for all of the Obligations under the Loan Documents.  Each Borrower expressly understands, agrees and acknowledges that (i) Borrowers are all Affiliated entities by common ownership, (ii) each Borrower desires to have the availability of one common credit facility instead of separate credit facilities, (iii) each Borrower has requested that Lenders extend such a common credit facility on the terms herein provided, (iv) Lenders will be lending against, and relying on a Lien upon, all of Borrowers’ assets even though the proceeds of any particular Loan made or Letter of Credit issued hereunder may not be advanced directly to or for the account of a particular Borrower, (v) each Borrower will nonetheless benefit by the making of all such Loans by each Lender and the issuance of such Letters of Credit by L/C Issuer and the availability of a single credit facility of a size greater than each could independently warrant, (vi) all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in the Loan Documents shall be applicable to and shall be binding upon each Borrower and (vii) Borrowers have each executed or will execute the Notes as co-makers of the Notes and that it would not be able to obtain the credit provided by Lenders and L/C Issuer hereunder without the financial support provided by the other Borrowers.

(b)                                 Each Borrower hereby guarantees the prompt payment and performance in full of all Obligations.  Such guarantee constitutes a guarantee of payment and not of collection.  Each Borrower’s obligations under this Agreement shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations of any other Credit Party or of any promissory note or other document evidencing all or any part of the Obligations of any other Credit Party, (ii) the absence of any attempt to collect the Obligations from any other Credit Party, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by Agent, Documentation Agent, L/C Issuer and/or any other Lender Party with respect to any provision of any instrument evidencing the Obligations of any other Credit Party or any part thereof, or any other agreement now or hereafter executed by any other Credit Party and delivered to Agent, Documentation Agent, L/C Issuer and/or any other Lender Party, (iv) the failure by Agent, Documentation Agent, L/C Issuer and/or any other Lender Party to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of any other Credit Party, (v) Agent’s, Documentation Agent’s, L/C Issuer’s and/or any other Lender Party’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Credit Party, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of Agent’s, Documentation Agent’s, L/C Issuer’s and/or any other Lender Party’s claim(s) for the repayment of the Obligations of any other Credit Party under Section 502 of the Bankruptcy Code or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any other Credit Party (other than, subject to Section 12.3(b) the actual indefeasible payment in full in cash).  With respect to any Borrower’s Obligations arising as a result of the joint and several liability of Borrowers hereunder with respect to Loans, Letters of Credit or other extensions of credit made to or for the account of any of the other Borrowers hereunder, such Borrower hereby forever waives any right to enforce any right of subrogation or any remedy which Agent, Documentation Agent, L/C Issuer and/or any other Lender Party now has or may hereafter have against any other Credit Party, or any endorser of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Agent, Documentation Agent, L/C Issuer and/or any other Lender Party to secure payment of the Obligations or any other liability of any Borrower to Agent, Documentation Agent, L/C Issuer and/or any other Lender Party.  During the existence of any Event of Default, Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Credit Party or any other Person, or against any security or collateral for the Obligations.  Each Borrower consents and agrees that Agent shall be under no obligation to marshal any assets in favor of any Credit Party or against or in payment of any or all of the Obligations.

(c)                                  Each Borrower is obligated to repay the Obligations as a joint and several obligor under this Agreement and the other Loan Documents.  To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all Borrowers.  As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (i) rendering such Borrower “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (ii) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA, or (iii) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA.  All rights and claims of contribution, indemnification, and reimbursement under this Section 12.13 shall be subordinate in right of payment to the prior indefeasible payment in full in cash of the Obligations.  The provisions of this Section 12.13 shall, to the extent inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

(d)                                 If (i) any court holds that Borrowers are guarantors and not jointly and severally liable as principal obligors or (ii) bankruptcy or reorganization proceedings at any time are instituted by or against any Borrower under any Debtor Relief Law, then each Borrower hereby: (A) expressly and irrevocably waives, to the fullest extent possible, except as otherwise provided in Section 12.13(c), on behalf of such Borrower, any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification, set off or any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of a claim against any Person, and which such Borrower may have or hereafter acquire against any Person in connection with or as a result of such Borrower’s execution, delivery and/or performance of this Agreement, or any other documents to which such Borrower is a party or otherwise; (B) expressly and irrevocably waives any “claim” (as such term is defined in the Bankruptcy Code) of any kind against any other Borrower, and further agrees that it shall not have or assert any such rights against any Person (including any surety), either directly or as an attempted set off to any action commenced against such Borrower by Agent, Documentation Agent, L/C Issuer or other Lender Party or any other Person; and (C) acknowledges and agrees (I) that this waiver is intended to benefit Agent, Documentation Agent, L/C Issuer  and other Lender Parties and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Agreement, and (II) that Agent, Documentation Agent, L/C Issuer and other Lender Parties and their successors and assigns are intended beneficiaries of this waiver, and the agreements set forth in this Section 12.13 and their rights under this Section 12.13 shall survive payment in full of the Obligations.

(e)                                  EACH CREDIT PARTY WAIVES THE FILING OF A CLAIM WITH A COURT IN THE EVENT OF RECEIVERSHIP OR BANKRUPTCY OF ANY CREDIT PARTY, AND WAIVES EVERY DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH ANY CREDIT PARTY MAY NOW HAVE OR HEREAFTER MAY HAVE AGAINST ANOTHER CREDIT PARTY OR ANY OTHER PARTY LIABLE TO AGENT, DOCUMENTATION AGENT, L/C ISSUER OR ANY OTHER LENDER PARTY IN ANY MANNER.  AS FURTHER SECURITY, ANY AND ALL DEBTS AND LIABILITIES NOW OR HEREAFTER ARISING AND OWING TO ANY CREDIT PARTY BY ANY OTHER CREDIT PARTY, OR TO ANY OTHER PARTY LIABLE TO AGENT, DOCUMENTATION AGENT, L/C ISSUER OR ANY OTHER LENDER PARTY, ARE HEREBY SUBORDINATED TO AGENT’S, DOCUMENTATION AGENT’S, L/C ISSUER’S AND ANY SUCH OTHER LENDER PARTY’S CLAIMS AND UPON THE OCCURRENCE OF AN EVENT OF DEFAULT ARE ASSIGNED TO AGENT FOR THE BENEFIT OF LENDER PARTIES.  EACH CREDIT PARTY HEREBY AGREES THAT IT MAY BE JOINED AS A PARTY DEFENDANT IN ANY LEGAL PROCEEDING (INCLUDING, BUT NOT LIMITED TO, A FORECLOSURE PROCEEDING) INSTITUTED BY AGENT, DOCUMENTATION AGENT, L/C ISSUER OR ANY OTHER LENDER PARTY AGAINST ANY OTHER CREDIT PARTY.

(f)                                   Should a claim be made upon Agent, Documentation Agent or any other Lender Party at any time for repayment of any amount received by Agent, Documentation Agent or such other Lender Party in payment of the Obligations, or any part thereof, whether received from any Credit Party or received by Agent, Documentation Agent or any other Lender Party as the proceeds of Collateral, by reason of:  (1) any judgment, decree or order of any court or administrative body having jurisdiction over Agent, Documentation Agent or any other Lender Party or any of their property, or (2) any settlement or compromise of any such claim effected by Agent, Documentation Agent or any other Lender Party, in its sole discretion, with the claimant (including a Credit Party), each Credit Party shall remain liable to Agent, Documentation Agent or any such Lender for the amount so repaid to the same extent as if such amount had never originally been received by Agent, Documentation Agent or any such other Lender Party, notwithstanding any termination hereof or the cancellation of any note or other instrument evidencing any of the Obligations.

To the extent that any payment to, or realization by, Documentation Agent, Agent or other Lender Party on the Obligations exceeds the limitations of this Section 12.13 and is otherwise subject to avoidance and recovery in any such proceeding, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment or realization exceeds such limitation, and this Agreement as limited shall in all events remain in full force and effect and be fully enforceable against such Credit Party.  This Section 12.13 is intended solely to reserve the rights of Documentation Agent, L/C Issuer, Agent and other Lender Parties hereunder against each Credit Party, in such proceeding to the maximum extent permitted by applicable Debtor Relief Laws and no Credit Party, guarantor of the Obligations or other Person shall have any right, claim or defense under this Section 12.13 that would not otherwise be available under applicable Debtor Relief Laws in such proceeding.

Section 12.14.                   Subordination Agreements.

Each Lender hereby grants to Agent and Documentation Agent all requisite authority to enter into or otherwise become or remain bound by the Subordination Agreements and to bind the Lenders thereto by Agent’s and Documentation Agent’s entering into or otherwise becoming bound thereby, and no further consent or approval on the part of any Lender is or will be required in connection with the performance of any Subordination Agreement.

Section 12.15.                   Patriot Act Notice.

Each Lender that is subject to the Patriot Act and Agent and Documentation Agent (each for itself and not on behalf of any Lender) hereby notifies the Credit Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender, Agent or Documentation Agent, as applicable, to identify each Credit Party in accordance with the Patriot Act.  Each Credit Party is in compliance, in all material respects, with the Patriot Act.

Section 12.16.                   Press Releases.

(a)                                 Each Lender Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of Agent or its Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to Agent and Documentation Agent and without the prior written consent of Agent and Documentation Agent unless (and only to the extent that) such Lender Party or Affiliate is required to do so under applicable law and then, in any event, such Lender Party or Affiliate will consult with Agent and Documentation Agent before issuing such press release or other public disclosure.

(b)                                 Each Credit Party consents to the publication by Agent or Documentation Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using any Credit Party’s name, product photographs, logo or trademark.  Agent or Documentation Agent or such Lender shall provide a draft reasonably in advance of any advertising material to Borrower Funds Administrator for review and comment prior to the publication thereof.  Agent and Documentation Agent reserve the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

Section 12.17.                   No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 12.18.                   Attachments.

The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

ARTICLE XIII.

TAXES

Section 13.1.                          Taxes

(a)                                 Subject to Section 13.1(g), any and all payments by any Borrower or any other Credit Party to each Lender, each Transferee, L/C Issuer, Documentation Agent or Agent under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all interest, penalties, additions to tax or other liabilities with respect thereto, excluding, in the case of each Lender, each Transferee, L/C Issuer, Documentation Agent and Agent, such taxes as are imposed on or measured by the net income of such Lender, such Transferee, L/C Issuer, Documentation Agent or Agent, respectively, by the jurisdiction under the laws of which such Lender, such Transferee, L/C Issuer, Documentation Agent or Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof or any other jurisdiction in which such Lender, such Transferee, L/C Issuer, Documentation Agent or Agent, as the case may be, would be subject to net income tax, and any taxes imposed under Sections 1472 through 1474 of the Code (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).

(b)                                 In addition, Borrowers and the other Credit Parties shall pay jointly and severally any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as “Other Taxes”).

(c)                                  Subject to Section 13.1(g), the Credit Parties shall indemnify and hold harmless each Lender, each Transferee, L/C Issuer, Documentation Agent and Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 13.1) paid by such Lender, such Transferee, L/C Issuer, Documentation Agent or Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  Payment under this indemnification shall be made within ten (10) days from the date any Lender, any Transferee, L/C Issuer, Documentation Agent or Agent makes written demand therefor.

(d)                                 If any Credit Party shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender, any Transferee, L/C Issuer, Documentation Agent or Agent, then, subject to Section 13.1(g):

(i)                                     the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 13.1), such Lender, Transferee, L/C Issuer, Documentation Agent or Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

(ii)                                  such Credit Party shall make such deductions; and

(iii)                               such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(e)                                  Within ten (10) days after the date of any payment by any Credit Party of Taxes or Other Taxes, Borrowers shall furnish to Agent and Documentation Agent (and, if applicable, L/C Issuer and/or the applicable Lender or Transferee) the original or a certified copy of a receipt evidencing payment of the amount so deducted or withheld, or other evidence of payment reasonably satisfactory to Agent and Documentation Agent (and, if applicable, L/C Issuer and/or the applicable Lender or Transferee).

(f)                                   Each Lender that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a “Non-U.S. Lender”) shall deliver to Borrower Funds Administrator and  Agent two (2) copies of each U.S. Internal Revenue Service Form W-8BEN, Form W-8ECI, Form W-8IMY (and in the case of Form W-8IMY, if required, together with the applicable Forms W-8BEN and/or W-8ECI) or any subsequent versions thereof or successors thereto, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a Form W-8BEN, or any subsequent versions thereof or successors thereto (and such Non-U.S. Lender hereby represents that it is not a “bank” for purposes of Section 881(c) of the Code, is not a ten (10%) percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of any Borrower and is not a controlled foreign corporation related to any Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of,

U.S. federal withholding tax on all payments by Borrowers under this Agreement and the other Loan Documents.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement.  In addition, each Non-U.S. Lender shall deliver such forms promptly after receipt of a request therefor from Agent or Borrower Funds Administrator.  Each Non-U.S. Lender shall promptly notify Borrower Funds Administrator and Agent at any time it determines that it is no longer in a position to provide any previously delivered form to Borrower Funds Administrator or Agent (or any other form of certification adopted by the U.S. taxing authorities for such purpose).  Notwithstanding any other provision of this section, a Non-U.S. Lender shall not be required to deliver any form pursuant to this subsection that such Non-U.S. Lender is not legally able to deliver.

(g)                                  Borrowers shall not be required to indemnify any Non-U.S. Lender, or pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to this Section 13.1 to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement; provided, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Transferee would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the transfer would have been entitled to receive in the absence of such transfer, or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with its obligations under Section 13.1(f) (other than the last two sentences thereof).

(h)                                 If, at any time, Borrower Funds Administrator requests any Lender to deliver any forms or other documentation pursuant to Section 13.1(f), then Borrowers shall, on demand of such Lender through Agent, reimburse such Lender for any costs and expenses (including attorneys’ fees and expenses) reasonably incurred by such Lender in the preparation or delivery of such forms or other documentation.

(i)                                     If Borrowers are required to pay additional amounts to any Lender or Agent pursuant to Section 13.1(d), then such Lender shall use its reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by Borrowers which may thereafter accrue if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

(j)                                    Notwithstanding any other provision of this Agreement (including, without limitation, Section 2.8 and this Section 13.1) or the Notes evidencing the Term Loan D, so long as no Default or Event of Default has occurred and is continuing, Borrowers shall at any time after the fifth anniversary of the Closing Date make cash payments on account of the Term Loan D in immediately available funds at such time and in such minimum amounts as are necessary for the Term Loan D or not to have “significant original issue discount” as that term is defined in Section 163(i) of the Code.  Notwithstanding anything to the contrary contained herein, no such payment made pursuant to this Section 13.1(j) shall be subject to any Prepayment Fee or shall be subject to any Excess Availability or average Excess Availability condition.

Section 13.2.                          Certificates of the Lenders

Any Lender claiming reimbursement or compensation pursuant to this Article XIII shall deliver to Borrower Funds Administrator (with a copy to Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Credit Parties in the absence of manifest error.

Section 13.3.                          Survival

The agreements and obligations of the Credit Parties in this Article XIII shall survive the termination of this Agreement and the payment of all other Obligations.

ARTICLE XIV.

GUARANTY

Section 14.1.                          Guaranty

Each Guarantor jointly and severally hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of each other Credit Party, including, without limitation, Borrowers, now or hereafter existing under any Loan Document, whether for principal, interest, fees, commissions, expense reimbursements, indemnifications or otherwise (including, without limitation, all interest, fees, expense reimbursements and other amounts that accrue after the commencement of any proceeding of any Borrower or any other Credit Party under any Debtor Relief Laws) (such obligations, to the extent not paid by Borrowers, the “Guaranteed Obligations”), and agrees to pay any and all costs, fees and expenses (including counsel fees and expenses) incurred by Agent, Documentation Agent and other Lender Parties  in enforcing any rights under the guaranty set forth in this Article XIV.  Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by Borrowers or any other Credit Party to Agent, Documentation Agent  and other Lender Parties under any Loan Document, but for the fact that they are unenforceable or not allowable due to the existence of any proceeding under any Debtor Relief Laws involving any Borrower or any other Credit Party.  This guaranty is a guaranty of payment and not of collection.

Section 14.2.                          Guaranty Absolute

Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law regulation or order now or hereafter in effect in any jurisdiction affecting any such terms or the rights of Agent, Documentation Agent or other Lender Parties with respect thereto.  The obligations of each Guarantor under this Article XIV are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Credit Party or whether any Credit Party is joined in any such action or actions.  The liability of each Guarantor under this Article XIV shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a)                                 any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b)                                 any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Credit Party or otherwise;

(c)                                  any taking, exchange or release of, or non-perfection of a Lien on, any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d)                                 the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any person, including, without limitation, Agent, Documentation Agent, or any other Lender Party;

(e)                                  any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Credit Party; or

(f)                                   any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Agent, Documentation Agent or other Lender Parties that might otherwise constitute a defense available to, or a discharge of, any Credit Party or any other guarantor or surety.

This Article XIV shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned to Agent, Documentation Agent or other Lender Parties or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or any other Credit Party or otherwise, all as though such payment had not been made.

Section 14.3.                          Waiver

Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article XIV and any requirement that Agent, Documentation Agent or other Lender Parties exhaust any right or take any action against any Credit Party, any other Person or any Collateral, (iii) any right to compel or direct Agent, Documentation Agent or any other Lender Party to seek payment or recovery of any amounts owed under this Article XIV from any one particular fund or source or to exhaust any right or take any action against any other Credit Party, any other Person or any Collateral, (iv) any requirement that Agent, Documentation Agent or any other Lender Party protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Credit Party, any other Person or any Collateral, and (v) any other defense available to any Guarantor.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 14.3 is knowingly made in contemplation of such benefits.  Each Guarantor hereby waives any right to revoke this Article XIV, and acknowledges that this Article XIV is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

Section 14.4.                          Continuing Guaranty; Assignments

This Article XIV is a continuing guaranty and shall (a) remain in full force and effect until the indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article XIV and the termination of all Commitments, the outstanding Letters of Credit and this Agreement and the other Loan Documents, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of, and be enforceable by, Agent, Documentation Agent and other Lender Parties and their respective successor, pledgees, transferees and assigns.  Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments and the Loans owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in this Agreement.

Section 14.5.                          Maximum Liability

The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any Debtor Relief Law, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors or any Lender Party, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”).  This Section with respect to the Maximum Liability of each Guarantor is intended solely to preserve the rights of the Lender Parties to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law.  Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this Guaranty or affecting the rights and remedies of the Lender Parties hereunder, provided that, nothing in this sentence shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

Section 14.6.                          Subordination

Each of the Persons composing Guarantors hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by Borrowers to a Guarantor or by amounts due with respect to the indebtedness owing by Borrowers to a Guarantor or by any Guarantor to any other Guarantor is hereby subordinated to the prior payment in full in cash of the Obligations.  Each Guarantor hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, such Guarantor shall not demand, sue for or otherwise attempt to collect any indebtedness of Borrowers or any other Guarantor owing to such Guarantor until the Obligations shall have been paid in full in cash and all of the Commitments, the outstanding Letters of Credit and this Agreement and the other Loan Documents shall have been terminated.  If, notwithstanding the foregoing sentence, such Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Lender Parties, and such Guarantor shall deliver any such amounts to Agent for application to the Obligations.

Section 14.7.                          Subrogation

No Guarantor shall exercise any rights that it may now have or hereafter acquire against any other Credit Party or any other guarantor or that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Article XIV, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agent, Documentation Agent and other Lender Parties against any other Credit Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Credit Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Article XIV shall have been indefeasibly paid in full in cash and all Commitments, all outstanding Letters of Credit and all of the Loan Documents shall have terminated; provided, however, no Guarantor shall have any rights hereunder against any Borrower or any of its Subsidiaries if all or any portion of the Guaranteed Obligations shall have been satisfied with proceeds from the exercise of remedies in respect of the equity securities of any Borrower pursuant to a Pledge Agreement.  If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of the Lender Parties and shall forthwith be paid to Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article XIV, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Article XIV thereafter arising.  If (i) any Guarantor shall make payment to Agent, Documentation Agent and other Lender Parties of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Article XIV shall be paid in full in cash and (iii) all Commitments to lend hereunder, all outstanding Letters of Credit and all of the Loan Documents shall have been terminated, Agent, Documentation Agent and other Lender Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor or appropriate documents, without recourse and without representation or warranty, reasonably necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

Section 14.8.                          Contribution

To the extent that any Guarantor shall, under this Agreement or under any other Guaranty, repay any of the Obligations constituting Loans made to a Borrower hereunder or other Obligations incurred directly and primarily by any Borrower (a “Guarantor Accommodation Payment”), then Guarantor making such Guarantor Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors in an amount, for each of such other Guarantors, equal to a fraction of such Guarantor Accommodation Payment, the numerator of which fraction is such other Guarantor’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all Guarantors.  As of any date of determination, the “Allocable Amount” of each Guarantor shall be equal to the maximum amount of liability for Guarantor Accommodation Payments which could be asserted against such Guarantor hereunder without (i) rendering such Guarantor “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the UFTA or Section 2 of the UFCA, (ii) leaving such Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA, or (iii) leaving such Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA.  All rights and claims of contribution, indemnification, and reimbursement under this Section 14.8 shall be subordinate in right of payment to the prior indefeasible payment in full in cash of the Obligations.  The provisions of this Section 14.8 shall, to the extent inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties has duly executed this Credit Agreement as of the date first written above.

BORROWERS:	DTLR, INC.

	By:	/s/ Richard Pitts
Name: Richard Pitts
Title: Chief Financial Officer
7455 New Ridge Road, Suite N
Hanover, MD 21076
Attention: Glenn Gaynor
	Telephone:	(410) 850-5900 ext 211
	Fax:	(410) 850-5915

DTLR GEORGIA, INC.

	By:	/s/ Richard Pitts
Name: Richard Pitts
Title: Chief Financial Officer
7455 New Ridge Road, Suite N
Hanover, MD 21076
Attention: Glenn Gaynor
	Telephone:	(410) 850-5900 ext 211
	Fax:	(410) 850-5915

DTLR VIRGINIA, INC.

	By:	/s/ Richard Pitts
Name: Richard Pitts
Title: Chief Financial Officer
7455 New Ridge Road, Suite N
Hanover, MD 21076
Attention: Glenn Gaynor
	Telephone:	(410) 850-5900 ext 211
	Fax:	(410) 850-5915

Credit Agreement

DTLR NORTH CAROLINA, INC.

By:	/s/ Richard Pitts
Name: Richard Pitts
Title: Chief Financial Officer
7455 New Ridge Road, Suite N
Hanover, MD 21076
Attention: Glenn Gaynor
Telephone:	(410) 850-5900 ext 211
Fax:	(410) 850-5915

Credit Agreement

GUARANTORS:	LEVTRAN ENTERPRISES HOLDING, INC.

	By:	/s/ Richard Pitts
Name: Richard Pitts
Title: Chief Financial Officer
7455 New Ridge Road, Suite N
Hanover, MD 21076
Attention: Glenn Gaynor
	Telephone:	(410) 850-5900 ext 211
	Fax:	(410) 850-5915

LEVTRAN ENTERPRISES ACQUISITION, INC.

	By:	/s/ Richard Pitts
Name: Richard Pitts
Title: Chief Financial Officer
7455 New Ridge Road, Suite N
Hanover, MD 21076
Attention: Glenn Gaynor
	Telephone:	(410) 850-5900 ext 211
	Fax:	(410) 850-5915
Attention: Glenn Gaynor

DTLR STREET TEAM, INC.

	By:	/s/ Richard Pitts
Name: Richard Pitts
Title: Chief Financial Officer
7455 New Ridge Road, Suite N
Hanover, MD 21076
Attention: Glenn Gaynor
	Telephone:	(410) 850-5900 ext 211
	Fax:	(410) 850-5915

Credit Agreement

DTLR PENNSYLVANIA AVENUE, INC.

By:	/s/ Richard Pitts
Name: Richard Pitts
Title: Chief Financial Officer
7455 New Ridge Road, Suite N
Hanover, MD 21076
Attention: Glenn Gaynor
Telephone:	(410) 850-5900 ext 211
Fax:	(410) 850-5915

Credit Agreement

AGENT AND A LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ William Chan
Name: William Chan
Authorized Signatory

One Boston Place, 18th Floor
Boston, Massachusetts 02108
Attention: William Chan

	Telephone:	(617) 854-7254
	Fax:	(866) 349-8857

L/C ISSUER:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ William Chan
Name: William Chan
Authorized Signatory

One Boston Place, 18th Floor
Boston, Massachusetts 02108
Attention: William Chan

	Telephone:	(617) 854-7254
	Fax:	(866) 349-8857

DOCUMENTATION AGENT:	GOLUB CAPITAL MANAGEMENT LLC

	By:	/s/ Gregory W. Cashman
Name: Gregory W. Cashman
Title: Chief Investment Officer

Golub Capital Management LLC
551 Madison Avenue, 6th Floor
New York, New York 10022
Attention: Gregory W. Cashman

	Telephone:	(212) 660-7270
	Fax:	(212) 750-5505

Credit Agreement

TERM LOAN A LENDER:	GC SBIC IV, L.P.

By: GC SBIC IV - GP, LLC, its General Partner

	By:	/s/ Gregory W. Cashman
Name: Gregory W. Cashman
Title: Manager

Golub Capital Management LLC
551 Madison Avenue, 6th Floor
New York, New York 10022
Attention: Gregory W. Cashman

	Telephone:	(212) 660-7270
	Fax:	(212) 750-5505

Credit Agreement

TERM LOAN A LENDER:	LEG PARTNERS III SBIC, L.P.

By: Golub PS-GP, LLC, its General Partner

	By:	/s/ Gregory W. Cashman
Name: Gregory W. Cashman
Title: Vice President

Golub Capital Management LLC
551 Madison Avenue, 6th Floor
New York, New York 10022
Attention: Gregory W. Cashman

	Telephone:	(212) 660-7270
	Fax:	(212) 750-5505

Credit Agreement

TERM LOAN A LENDER:	GC 2009 MEZZANINE PARTNERS, L.P.

By: GC Advisors LLC, as Manager

	By:	/s/ Gregory W. Cashman
Name: Gregory W. Cashman
Title: Chief Investment Officer

Golub Capital Management LLC
551 Madison Avenue, 6th Floor
New York, New York 10022
Attention: Gregory W. Cashman

	Telephone:	(212) 660-7270
	Fax:	(212) 750-5505

Credit Agreement

TERM LOAN D LENDER:	GC FINANCE OPERATIONS LLC

By: GC Advisors LLC, as Manager

	By:	/s/ Gregory W. Cashman
Name: Gregory W. Cashman
Title: Chief Investment Officer

Golub Capital Management LLC
551 Madison Avenue, 6th Floor
New York, New York 10022
Attention: Gregory W. Cashman

	Telephone:	(212) 660-7270
	Fax:	(212) 750-5505

Credit Agreement

TERM LOAN D LENDER:	BRUCKMAN, ROSSER, SHERRILL & CO.
II, L.P.

By: BRSE LLC, its General Partner

	By:	/s/ Paul Kaminski
Name: Paul Kaminski
Title: Member

126 E 56th St., 29th Floor
New York, NY 10022
Attn:

	Telephone:	(212) 521-3722
	Fax:	(212) 521-3799

Credit Agreement

TERM LOAN D LENDER:	JULIE FRIST

	By:	/s/ Julie Frist
Name: Julie Frist

Julie Frist
c/o Bruckmann, Rosser, Sherrill & Co. II, L.P.
126 E 56th St., 29th Floor
New York, NY 10022

	Telephone:	(212) 521-3722
	Fax:	(212) 521-3799

Credit Agreement

TERM LOAN D LENDER:	KEITH E. ALESSI

	By:	/s/ Keith E. Alessi
Name: Keith E. Alessi

Keith E. Alessi
1120 W Wrightwood
Chicago, IL 60614

	Telephone:	(212) 521-3722
	Fax:	(212) 521-3799

Credit Agreement

TERM LOAN D LENDER:	CAPITALSOURCE CF LLC

	By:	/s/ Christopher Blagg
Name: Christopher Blagg
Title: Authorized Signatory

CapitalSource CF LLC
5404 Wisconosin Avenue, Second Floor
Chevy Chase, Maryland 20815
Attention: Stephen Freishtat

	Telephone:	(301) 841-2823
	Fax:	(301) 841-2360

Credit Agreement